As filed with the Securities and Exchange Commission on April 16, 2018

Registration No. 333-201842

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 8

to

FORM S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Resource Income Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

(215) 231-7050

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Alan F. Feldman

Chief Executive Officer

Resource Income Opportunity REIT, Inc.

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

(215) 231-7050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rosemarie A. Thurston

Jason W. Goode

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 8 consists of the following:

1.	The Registrant’s final form of Prospectus dated April 16, 2018 (the “Prospectus”);

2.	Supplement No. 1 dated April 16, 2018, included herewith, which will be delivered as an unattached document along with the Prospectus;

3.	Part II, included herewith; and

4.	Signatures, included herewith.

Maximum Offering—$1,100,000,000 in Shares of Common Stock

Resource Income Opportunity REIT, Inc., formerly Resource Innovation Office REIT, Inc., is a Maryland corporation that invests primarily in income-oriented commercial real estate in the United States. To a lesser extent, we also plan to invest in commercial real estate-related debt and securities. We are externally managed by Resource IO Advisor, LLC, a subsidiary of our sponsor, Resource Real Estate, LLC. We intend to qualify, and elect to be taxed, as a real estate investment trust, or REIT, for federal income tax purposes commencing with the taxable year that will end December 31, 2018.

We are offering up to $1,100,000,000 of our Class T, Class S, Class D, Class I and Class A shares of common stock, which we refer to collectively as our common stock, consisting of up to $1,000,000,000 in any combination of Class T, Class S, Class D and Class I shares in our primary offering and up to $100,000,000 in any combination of Class T, Class S, Class D, Class I and Class A shares pursuant to our distribution reinvestment plan, or DRIP.

We may reallocate shares of our common stock between our DRIP and our primary offering. Resource Securities LLC is our dealer manager and is offering our shares on a “best efforts” basis, with no obligation to purchase a specific amount of shares. The share classes have different selling commissions and fees, and the Class T, Class S and Class D shares are subject to an ongoing distribution and shareholder servicing fee. The initial offering prices in the primary offering are $10.35 per Class T and Class S share and $10.00 per Class D and Class I share. The initial offering price per share in the DRIP is $10.00 per Class T, Class S, Class D, Class I and Class A share.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should only purchase these securities if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 26 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase program provides stockholders with the opportunity to redeem their Class T, Class S, Class D and Class I shares on a quarterly basis, but repurchases are subject to available liquidity and other restrictions. Further, our board of directors may modify or suspend our share repurchase program if it deems such action to be in the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•	We set the initial offering price of our shares arbitrarily. It is unrelated to the book or net value of our assets or to our expected operating income.

•	We have a limited operating history, and as of the date of this prospectus, we own one commercial property. Because we have not identified any additional investments to acquire with the proceeds from this offering, we are considered to be a “blind pool.” You will not have the opportunity to evaluate our additional investments before they are acquired.

•	We are dependent on our advisor and its affiliates to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.

•	There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our advisor, our sponsor, our dealer manager and us. Our agreements with our affiliates were not determined on an arm’s-length basis and may require us to pay more than we would if we dealt exclusively with third parties.

•	This is a “best efforts” offering. If we are unable to raise substantial funds then we may lack diversification in our investments.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	We have paid and may continue to pay distributions from our offering proceeds. Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, sales of assets or waivers and deferrals of fees otherwise owed to our advisor. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations. Any distributions paid from sources other than cash flow from operations may reduce the amount of capital we can invest in our targeted assets and, accordingly, may negatively impact your investment.

•	If we fail to qualify as a REIT, the amount of income available for distributions to be paid to you will be reduced.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

	Maximum Price to Public(1)	Selling Commissions(1)(2)	Dealer Manager Fee(1)(2)	Net Proceeds (Before Expenses)(1)(3)
Primary Offering
Per Class T Share	$10.35	$0.30	$0.05	$10.00
Per Class S Share	$10.35	$0.35	—	$10.00
Per Class D Share	$10.00	—	—	$10.00
Per Class I Share	$10.00	—	—	$10.00

Total Maximum(4)	$1,000,000,000	$15,700,483	$1,207,729	$983,091,788

DRIP
Per Class T, S, D, I and A Share	$10.00	—	—	$10.00

Total DRIP/Maximum Offering	$100,000,000	—	—	$100,000,000

Total Maximum Offering (Primary and DRIP)(4)	$1,100,000,000	$15,700,483	$1,207,729	$1,083,091,788

(1)	The price per share shown above is the current “transaction price” plus applicable selling commissions and dealer manager fees. Until we determine our net asset value, or NAV, our transaction price will equal $10.00 per share. Thereafter, we will adjust our transaction price to equal the prior day’s NAV per share for such class. We will determine our NAV no later than July 12, 2018, which is two years and 150 days after the date we broke escrow in this offering. We refer to the date on which we first publish our NAV as the NAV pricing date. Commencing on the NAV pricing date, we will adjust the price of Class T, Class S, Class D, Class I and Class A shares offered in the DRIP to equal our NAV per share of the respective class. Beginning on the earlier of (i) the date on which we raise gross offering proceeds of $100 million and (ii) the date on which we commence our first follow-on offering we will update our NAV at the end of each business day and further adjust the per-share price in our primary offering and DRIP accordingly. We refer to the date on which we begin updating our NAV at the end of each business day as the daily NAV pricing date.
(2)	No selling commissions or dealer manager fees will be paid on shares sold pursuant to the DRIP. Additional discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price.
(3)	The estimates of net proceeds do not account for the distribution and shareholder servicing fees payable for all outstanding Class T, Class S and Class D shares. Aggregate selling commissions, dealer manager fees and distribution and shareholder servicing fees will not exceed 10% of gross proceeds from our primary offering.
(4)	These estimates assume 25% of gross offering proceeds pursuant to the primary offering and our DRIP come from the sale of each of Class T, Class S, Class D and Class I shares.

The minimum permitted purchase is $2,500 for Class T, Class S and Class D shares. The minimum permitted purchase for Class I shares is generally $1,000,000.

The date of this prospectus is April 16, 2018

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition to the general suitability standards above that apply to all investors, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama—Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

•	California, Missouri and Oregon—Investors must have a liquid net worth of at least 10 times their investment in us.

•	Iowa—An Iowa investor must have either (a) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (b) a minimum annual income of $70,000 and a net worth of $100,000 (exclusive of home, auto and furnishings). In addition, Iowa recommends that an investor’s total investment in us, any of our affiliates and any other non-exchange traded REIT, not exceed 10% of the Iowa resident’s liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities.

•	Kansas and Maine—It is recommended by the office of the Kansas Securities Commissioner and the Maine Office of Securities that Kansas and Maine investors, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation program investments.

•	Kentucky—Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates’ non-publicly traded real estate investment trusts.

•	Massachusetts—Investors must have a liquid net worth of at least 10 times their investment in us and other illiquid direct participation program investments.

•	Nebraska—Nebraska investors must limit their investment in this offering and the securities of other public, non-listed REITs to 10% of such investor’s net worth (excluding the value of an investor’s home, home furnishings and automobiles). The foregoing does not apply to Nebraska residents who are “accredited investors” as defined in the Federal securities laws.

•	New Jersey—Investors must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, investors may not invest more than 10% of their liquid net worth in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federal and state exempt private offerings).

•	New Mexico—Investors may not invest more than ten percent (10%) of their liquid net worth in us, our affiliates and other non-traded real estate investment trusts.

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•	North Dakota—Investors must have a net worth of at least 10 times their investment in us.

•	Ohio—Investors must have a liquid net worth of at least 10 times their investment in us, our affiliates and other public, non-listed real estate investment programs.

•	Pennsylvania—Investors may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us. In addition, because the minimum offering amount is less than $100 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

•	Tennessee—Investors must have a net worth of at least 10 times their investment in us. In addition, it is recommended by the Tennessee Securities Division that an investor’s aggregate investment in this offering and in similar direct participation programs not exceed 10% of his or her net worth.

•	Vermont—Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the general suitability standards listed above, non-accredited investors in Vermont may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. As used above, except as specifically noted, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives and based on information indirectly obtained by a prospective stockholder through such stockholder’s investment adviser, financial adviser or bank acting as a fiduciary. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See the page following the prospectus cover page for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement is included as Appendix A. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.

•	Deliver a check for the full purchase price of the shares being subscribed for along with the completed subscription agreement to your participating broker-dealer. Your check should be made payable to “Resource Income Opportunity REIT, Inc.” Until we have received the respective minimum offering amount required in the states of Pennsylvania and Washington, residents of these states should make checks payable to “UMB Bank, N.A., as escrow agent for Resource Income Opportunity REIT, Inc.” Certain dealers who have “net capital” (as defined in the applicable federal securities regulations) of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us for the purchase price of your subscription.

By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the minimum income and net worth suitability standards as stated in the subscription agreement.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase shares through an individual retirement account, Keogh plan or 401(k) plan, First Trust Retirement has agreed to serve as IRA custodian for such purpose for an annual maintenance fee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form requested from us.

Special Notice to Pennsylvania Investors

Offering proceeds received from residents of Pennsylvania will be separately accounted for in an interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $50,000,000 have been received and accepted by us. If we have not raised a minimum of $50,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the date that we first accept a subscription payment from a Pennsylvania investor), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day period, within ten calendar days after receipt of the investor’s request. No interest is payable to an investor who requests a return of his funds at the end of the initial escrow period. Any Pennsylvania investor who requests a return of his funds at the end of any subsequent escrow period will be entitled to receive interest for the time his funds remain in escrow commencing with the first day after the initial escrow period.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the information set forth in “Risk Factors,” for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “we,” “us” and “our” refer to Resource Income Opportunity REIT, Inc. and its subsidiaries; “operating partnership” and “Resource IO OP” refers to our operating partnership, Resource IO OP, LP; “advisor” refers to Resource IO Advisor, LLC; “dealer manager” and “Resource Securities” refers to Resource Securities, LLC; “Resource IO Manager” refers to our property manager, Resource IO Manager, LLC; “Resource Real Estate” refers to our sole sponsor, Resource Real Estate LLC; and “Resource America” refers to Resource America, Inc., the parent of our sponsor.

What is Resource Income Opportunity REIT, Inc.?

We are a Maryland corporation incorporated on June 25, 2014 under our previous name, Resource Innovation Office REIT, Inc. We are externally managed by our advisor, Resource IO Advisor, LLC, an affiliate of Resource America.

Our mailing address is 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 231-7050, our fax number is (215) 640-6320 and our email address is info@resourcereit.com. We also maintain a website at http://www.resourceioreit.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We intend to qualify to be taxed as a real estate investment trust, or REIT commencing with the taxable year that will end December 31, 2018. We have a limited operating history, and as of the date of this prospectus, we own one commercial property. Because we have not identified any additional investments to acquire with the proceeds from this offering, we are considered to be a “blind pool.”

Who is Resource America?

Resource America is the parent corporation of our sponsor. Resource America is a wholly owned subsidiary of C-III Capital Partners LLC, or C-III. C-III is a commercial real estate services company engaged in a broad range of activities, including primary and special loan servicing, loan origination, fund management, collateralized debt obligation management, principal investment, investment sales and multifamily property management.

Previously, Resource America and its subsidiaries sponsored (i) Resource Capital Corp., or Resource Capital, a REIT that listed on the New York Stock Exchange in 2005, (ii) Resource Real Estate Opportunity REIT, Inc., or Resource Opportunity REIT, a public, non-listed REIT that commenced a private offering in September 2009 followed by a public offering that commenced in June 2010 and terminated in December 2013, (iii) Resource Real Estate Opportunity REIT II, Inc., or Resource Opportunity REIT II, a public, non-listed REIT that commenced a public offering in February 2014 that terminated in February 2016 and (iv) Resource Apartment REIT III, Inc., or Resource Apartment REIT III, a public, non-listed REIT that commenced a public offering in April 2016.

What are your investment objectives?

Our principal investment objectives are to:

•	preserve, protect and return your capital contribution;

•	provide current income to you in the form of cash distributions through cash flow from operations or targeted asset sales; and

•	realize growth in the value of our investments, resulting in an appreciation of our NAV.

Our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all; therefore, we may continue indefinitely. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

What is your investment strategy?

We invest primarily in income-producing commercial real estate in the United States. Our targeted investments primarily include office, hotel, industrial, multifamily and retail properties. We may also target other types of properties, including, without limitation, healthcare, student housing, senior living, data centers, manufactured housing and storage properties. To a lesser extent, we may also invest in commercial real estate-related debt and securities. Although we expect to focus on investing primarily in developed markets throughout the United States, we may also invest a portion of the proceeds of our offering in markets outside of the United States.

We believe this strategy will enable us to achieve reasonably stable current income, which will provide a principal source of return for our stockholders, and the potential for capital appreciation in our NAV while at the same time maintaining sufficient liquidity to satisfy repurchase requests.

What is the experience of your sponsor?

Resource Real Estate and its affiliates have years of experience buying, managing, operating and disposing of commercial real estate investments, and they have long-standing relationships in the real estate markets. Our advisor will draw upon the resources, experience and relationships of our sponsor in identifying and acquiring our targeted investments and in managing our company. Specifically, our advisor believes that the factors below highlight the resources that it may use to compete in the commercial real estate marketplace.

•	Resource Real Estate manages a sizable portfolio of real estate assets.

•	Resource Real Estate and its affiliates have been active in the commercial real estate market since 1993, acquiring and disposing of investments.

•	Resource Real Estate manages a portfolio of mortgage assets and related property interests for Resource Capital, a New York Stock Exchange listed REIT that it externally manages.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What is a non-exchange traded perpetual-life REIT?

A non-exchange traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT on a continuous basis at a price generally equal to the REIT’s net asset value, or NAV, per share. While we may consider a liquidity event at any time in the future, we do not expect to effect a liquidity event by any certain date, if at all.

Who is the advisor?

Resource IO Advisor, LLC is our advisor and a subsidiary of our sponsor. Our advisor is a Delaware limited liability company. Our advisor has a limited operating history. Our advisor is supported by our sponsor, Resource Real Estate and its personnel, in providing services to us.

What does your advisor do?

Our advisor manages our day-to-day operations and our portfolio of real estate investments and provides marketing, investor relations and other administrative services to us and on our behalf. Pursuant to an advisory agreement, our advisor is responsible for the selection, negotiation, financing, portfolio management and disposition of our investments, subject to the limitations of our charter and the supervision of our board of directors.

Our sponsor, Resource Real Estate, and its team of real estate professionals, including Alan F. Feldman, George E. Carleton and Marshall Hayes, acting through our advisor, will make most of the decisions regarding the selection, negotiation, financing and disposition of our real estate investments. Any investment not within the specific parameters of the investment guidelines adopted by our board of directors must be approved by a majority of our directors.

We have entered into a management agreement with Resource IO Manager, a subsidiary of our sponsor, to provide property management services for the properties we acquire. Resource IO Manager may subcontract with an affiliate or third party to provide day-to-day property management, construction management or other property specific functions, as applicable, for the properties it manages.

Did your advisor and its affiliates make an investment in shares of your common stock?

Yes. In order to more closely align our investment objectives and goals with those of our advisor and its affiliates, Resource America, the parent of our sponsor, purchased $2,000,000 of Class A shares in our offering, which satisfied our minimum offering requirement. In addition, our advisor purchased $200,000 of Class A shares in connection with our initial capitalization.

What is the role of your board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have six members on our board of directors, four of whom are independent of our advisor and its affiliates. Our charter requires that a majority of our directors be independent of our advisor and its affiliates. Our directors are elected annually by our stockholders.

How do you differ from other public, non-exchange traded REITs sponsored by your sponsor?

By investing in our shares of our common stock, you will have the opportunity to add diversified exposure to the commercial real estate market to your investment portfolio. As of the date of this prospectus, our sponsor, Resource Real Estate, sponsors three other public, non-listed REITs: Resource Opportunity REIT, Resource Opportunity REIT II and Resource Apartment REIT III. Each of these REITs was formed to acquire discounted and underperforming multifamily properties and debt secured by such multifamily properties. As a result, the investment strategies of these three other REITs are distinct from our investment strategy, since they are more specialized and target a smaller group of investments.

How is an investment in shares of your common stock different from listed REITs?

An investment in shares of our common stock generally differs from an investment in listed REITs in a number of ways, including:

•	Shares of listed REITs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s real estate assets and liabilities. The estimated value of our real estate assets and liabilities will be used to determine our NAV rather than the trading market.

•	An investment in our shares has limited or no liquidity and our share repurchase plan may be modified, suspended or terminated. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

•	Listed REITs are often self-managed, whereas our investment operations are managed by our advisor.

•	Unlike the offering of a listed REIT, this offering has been registered in every state in which we are offering and selling shares. As a result, we include certain limits and provisions in our governing documents that are not typically provided for in the charter of a listed REIT. For example, our charter limits the fees we may pay to our advisor and its affiliates, limits our ability to make certain investments, limits the aggregate amount we may borrow, requires our independent directors to approve certain actions and restricts our ability to indemnify our directors, our advisor and its affiliates. A listed REIT does not typically provide for these restrictions within its charter. A listed REIT is, however, subject to the governance requirements of the exchange on which its stock is traded, including requirements relating to its board of directors, audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals, and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so.

How do you identify investments and make decisions on whether to acquire properties?

Our advisor will implement our investment strategy as determined by, and subject to the discretion of, our board of directors. We believe our advisor’s affiliation with Resource Real Estate and C-III, which have an established reputation in the real estate markets in which we intend to invest, will lead to acquisition opportunities and deal flow that may not be available to others seeking to make real estate investments.

Following the identification of potential investment opportunities, our advisor will perform a diligence review of each prospective investment. We will generally seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller related to our advisor’s diligence review. See “Investment Objectives and Policies” for further discussion of our investment process.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and to conduct our operations through our operating partnership, Resource IO OP. We are the sole general partner of our operating partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of our operating partnership, and, as of the date of this prospectus, our wholly owned subsidiary, Resource IO Holdings, LLC, is the only limited partner of our operating partnership. We will present our financial statements on a consolidated basis with Resource IO Holdings, LLC and our operating partnership. Neither subsidiary will file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit will flow through our operating partnership and Resource IO Holdings, LLC to us. These tax items generally will not flow through us to our investors, however, and our net income and net capital gain will effectively flow through us to our stockholders as and when dividends are paid to our stockholders. Because we plan to conduct substantially all of our operations through our operating partnership, we are organized in what is referred to as an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock.

Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the partnership in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

Will you acquire interests in properties through joint ventures, including joint ventures with affiliates?

We may acquire properties through one or more joint ventures with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our directors, including a majority of our independent directors, as being fair and reasonable to us and on substantially the same, or more favorable, terms and conditions as those received by other affiliate joint venture partners. In many cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for us.

Will you use leverage?

We intend to finance a portion of our investments with debt. We will use debt financing in various forms in an effort to increase the size of our portfolio of real estate investments and the potential returns to stockholders. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings would be in excess of 300% of our net assets (equivalent to 75% of the cost of our gross tangible assets) unless a majority of our independent directors find substantial justification for borrowing a greater amount. Any such excess borrowing must be disclosed to stockholders in our next quarterly report following such borrowing, along with the justification for the excess borrowing. Based on current lending market conditions, we expect to leverage our assets so that our total liabilities do not exceed approximately 55% to 65% of our assets.

How many real estate investments do you currently own?

As of the date of this prospectus, we own one commercial property located in Chicago, Illinois which we acquired in November 2016. Because we have not yet identified any additional investments to acquire with the proceeds from this offering, we are considered to be a “blind pool.” As acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common stock. We will also describe material changes to our portfolio, including the closing of significant property acquisitions, by means of a supplement to this prospectus.

Why do you intend to invest in real estate-related securities in addition to real properties?

We believe that our real estate-related securities will help maintain liquidity to satisfy any stock repurchases we choose to make in any particular month and manage cash before investing subscription proceeds into properties while also seeking attractive investment return. Our real estate-related securities strategy is designed to generate current income.

We seek to invest in commercial real estate-related securities such as common and preferred shares of publicly listed REITs and other real estate companies, CMBS, unsecured REIT debt and interests in other securitization financing transactions that own real estate-related debt, historically referred to as CDO notes. We expect to target securities related to properties of the types described above. For a more detailed description of the types of real estate-related securities in which we intend to invest, see “Investment Objectives and Policies—Real Estate-Related Securities.”

What is the ownership structure of the company and the Resource Real Estate entities that perform services for you?

The following chart shows the ownership structure of the various Resource Real Estate entities that perform or are likely to perform important services for us as of the date of this prospectus.

(1)	Resource America, the parent of our sponsor, purchased of $2,000,000 of Class A shares on February 12, 2016, which satisfied our minimum offering requirement. As of the date of this prospectus, we have satisfied the minimum offering requirements except for residents of Pennsylvania and Washington.

(2)	RAI Ventures, LLC, a wholly owned subsidiary of Resource America, Inc., owns 100% of Resource Securities, LLC.

(3)	Resource Real Estate Holdings, LLC, a wholly owned subsidiary of Resource America, Inc., owns 100% of Resource Real Estate, LLC

(4)	Our advisor purchased $200,000 of Class A shares.

(5)	As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of the offering, through Resource IO Holdings, LLC, to our operating partnership as a capital contribution in exchange for units of limited partnership interest that will be held by Resource IO Holdings, LLC, which will be deemed to have made capital contributions in the amount of the gross offering proceeds. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

What fees will you pay to your advisor and its affiliates?

We have no employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes that (i) all shares sold in the primary offering are sold at $10.35 per Class T and Class S share and $10.00 per Class D and Class I share, (ii) 25% of gross offering proceeds pursuant to the primary offering and our DRIP come from the sale of each of Class T, Class S, Class D and Class I shares; and (iii) we incur no leverage. The fees described in the table below may be amended only upon the determination of our board of directors, including a majority of our independent directors. The fees described in the table below may change without stockholder consent.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
	Organization and Offering Stage

Upfront Selling Commissions and Dealer Manager Fee—Dealer Manager	We will pay selling commissions to our dealer manager of up to 3.0% of the transaction price per Class T share and up to 3.5% of the transaction price per Class S share sold. All selling commissions will be re-allowed to participating broker-dealers. We will not pay selling commissions with respect to the sale of Class D shares or Class I shares or any shares sold pursuant to our DRIP.	$7,246,377 for the sale of Class T shares $8,454,106 for the sale of Class S shares

We will pay an upfront dealer manager fee to our dealer manager of up to 0.5% of the transaction price per Class T share. Our dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers. We will not pay dealer manager fees in connection with the sale of Class S, Class D or Class I shares or in connection with any shares sold pursuant to our DRIP.

Prior to the NAV pricing date, our transaction price will equal $10.00 per share. Following the daily NAV pricing date, we will adjust our transaction price to equal the prior day’s NAV per share for such class.

See “Distribution and Shareholder Servicing Fee” below for a description of this fee paid for each Class T, Class S and Class D share.

		$1,207,729

Other Organization and Offering Expenses—Advisor and its affiliates	Our advisor has agreed to advance all of our organization and offering expenses through the end of this initial offering. Commencing January 1, 2020, we will reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf ratably over the following 60 months (the “Reimbursement Period”) to the extent the reimbursement would not cause the selling commissions, dealer manager fee, distribution and shareholder servicing fees and other organization and offering expenses borne by us to exceed 15% of gross offering proceeds. However, if	$11,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
we raise at least $250 million by the termination of the initial public offering, we will have the option of beginning the Reimbursement Period on an earlier date. In no event will our organization and offering expenses exceed 15% of gross offering proceeds received up to $150,000,000 and 13.5% of gross offering proceeds in excess of $150,000,000. If we raise the maximum offering amount in the primary offering and under our DRIP, we expect that organization and offering expenses (other than the selling commission, dealer manager fee and distribution and shareholder servicing fee) will be approximately 1.0% of gross offering proceeds.

Acquisition and Development Stage

Acquisition Expenses—Advisor or its affiliates	Subject to the limitations in our charter, we will reimburse our advisor or its affiliates for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate-related debt investments, whether or not we ultimately acquire the property or the real estate-related debt investment.	Actual amounts are dependent upon acquisition activity and therefore cannot be determined at the present time.

Operational Stage

Advisory Fee—Advisor

We will pay our advisor an advisory fee equal to (1) a monthly fixed component equal to 0.104% (one-twelfth of 1.25%) of the cost of each asset (excluding any leverage that we may incur in connection with such asset) at the end of each month, without deduction for depreciation, bad debts or other non-cash reserves and (2) a yearly performance component equal to 12.5% of Total Return, subject to a 5.5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined herein).

After the NAV pricing date, the fixed component will accrue daily in an amount equal to 1/365th of 1.25% of our NAV for such day.

The performance component of the advisory fee interest may be payable in cash or Class I shares at the election of our advisor.

Our advisor has agreed to waive receipt of the monthly fixed component of the Advisory Fee during this initial offering.

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Property Management/ Debt Servicing Fees—Property Manager or its affiliates	With respect to real property investments, if the property manager or an affiliate manages a property, we will pay it a customary market rate fee, which is generally expected to range from 2.5% to 4.5% of the annual gross revenues for that property. If a non-affiliated third party manages a property, we will pay Resource IO Manager an oversight fee equal to 1.0% of the gross revenue for that property.	Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering
	If the property manager or an affiliate is responsible for leasing a property, we will pay it a customary market rate fee. If a non-affiliated third party is hired as a leasing agent for a property, Resource IO Manager will be paid an oversight fee equal to 1.0% of the annual gross rent paid or payable under the leases. With respect to real estate-related debt investments managed by our property manager or its affiliates, we will pay a debt servicing fee equal to 0.5% of gross receipts from these investments. The fee attributable to our real estate-related debt investments will cover our property manager’s services in monitoring the performance of our real estate-related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate-related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants, and reviewing insurance compliance.	dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

Other Operating Expenses—Advisor or its affiliates	We will reimburse the actual expenses incurred by our advisor or its affiliates in connection with performing certain services for us, which may include our allocable share of costs for personnel and overhead, such as, but not limited to, allocable personnel salaries and other employment expenses payable to our named executive officers.	Actual amounts are dependent upon the results of our operations and are subject to the limitations in our charter; we cannot determine these amounts at the present time.

Distribution and Shareholder Servicing Fee—Dealer Manager

We pay our dealer manager a monthly fee in arrears that accrues daily (i) with respect to each outstanding Class T share in an amount equal to 1/365th of 1.0% of the transaction price per Class T share for such day, consisting of an advisor distribution and shareholder servicing fee of 1/365th of 0.75% and a dealer distribution and shareholder servicing fee of 1/365th of 0.25%, provided that with respect to Class T shares sold through certain participating broker-dealers, these may be different amounts so long as the aggregate distribution and shareholder servicing fee shall always equal 1.0%; (ii) with respect to each outstanding Class S share in an amount equal to 1/365th of 1.0% of the transaction price per Class S share for such day; (iii) and with respect to each outstanding Class D share in an amount equal to 1/365th of 0.25% of the transaction price per Class D share for such day.

No distribution and shareholder servicing fees shall be paid in connection with the sale of Class I shares.

$2,500,000 annually for Class T shares. $2,500,000 annually for Class S shares. $625,000 annually for Class D shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering

Our dealer manager will reallow up to 100% of the distribution and shareholder servicing fee to participating broker-dealers.

We will cease paying the distribution and shareholder servicing fee with respect to Class T, Class S or Class D shares held in a customer account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution and shareholder servicing fees paid with respect to all Class T, Class S or Class D shares held in such account would exceed 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer in effect at the time such Class T, Class S or Class D shares were first issued to such account) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRIP with respect thereto). At the end of such month, such Class T shares, Class S shares or Class D shares (and any shares issued under our DRIP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares. Although we cannot predict the length of time over which the distribution and shareholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately 5 years from the date of purchase and with respect to a Class D share over approximately 34 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRIP and, following the NAV pricing date, a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.53 and with respect to a Class D share would total approximately $0.85.

In addition to the terms described above, all distribution and shareholder servicing fees shall cease, and all Class T, Class S and Class D shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares on the earliest of the following, should any of these events occur: (i) the date at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our DRIP); (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other publicly traded securities. We cannot predict if or when any of these events will occur.

What kind of offering is this?

We are offering up to $1,000,000,000 of shares of our common stock, consisting of up to $1,000,000,000 in any combination of Class T, Class S, Class D and Class I shares in our primary offering and up to $100,000,000 in any combination of Class T, Class S, Class D, Class I and Class A shares pursuant to our DRIP, on a “best efforts” basis. Our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of our shares.

We satisfied the minimum offering amount of $2,000,000 and broke escrow in this offering on February 12, 2016 when Resource America purchased $2,000,000 in Class A shares. Subscription payments received from Pennsylvania and Washington residents will be held in an escrow account with UMB Bank, N.A., our escrow agent, until we have an aggregate of $50,000,000 and $10,000,000, respectively, in subscriptions (including sales made to residents of other states).

Pennsylvania residents should also note the special escrow procedures described above under “How to Subscribe—Special Notice to Pennsylvania Investors.”

What is the status of your offering?

Resource America purchased $2,000,000 in Class A shares on February 12, 2016, which satisfied our minimum offering requirement, except with respect to residents of Pennsylvania and Washington. As of December 31, 2017 we had issued and sold 569,798 shares of our common stock, consisting of 332,637 Class A shares, 232,161 Class AA shares and 5,000 Class I shares; no Class D, Class S or Class T shares were issued or sold as of such date.

How long will this offering last?

On March 28, 2017, our board of directors approved a one-year extension of the term of our initial public offering, as permitted by the rules of the SEC, until June 10, 2018. Should we determine to register a follow-on offering, we may extend this offering up to an additional 180 days beyond June 10, 2018, as permitted by the rules of the SEC. We may continue to offer shares under our DRIP beyond June 10, 2018, until we have sold $100,000,000 in any combination of Class T, Class S, Class D, Class I and Class A shares. We may terminate this offering at any time.

We are structured as a perpetual-life, non-listed REIT, which means that subject to regulatory approval of our filings for additional public offerings, we intend to conduct a continuous public offering of an unlimited number of shares of our common stock over an unlimited time period.

How will you use the proceeds raised in this offering?

We intend to use substantially all of the net proceeds from our offering to acquire a diversified portfolio of U.S. commercial real estate assets, principally income-producing commercial real estate in the United States. Our targeted investments primarily include office, hotel, industrial, multifamily and retail properties. We may also target other types of properties, including, without limitation, healthcare, student housing, senior living, data centers, manufactured housing and storage properties. To a lesser extent, we may also invest in commercial real estate-related debt and securities. Our commercial real estate-related debt may include mortgages, mezzanine loans and other loans backed principally by real estate, and our commercial real estate-related securities may include common and preferred stock of publicly traded REITs and other real estate companies, commercial mortgage backed securities, or CMBS, senior unsecured debt of publicly traded REITs and collateralized debt obligation, or CDO, notes.

We estimate that we will invest approximately 96.5% of the gross proceeds from the primary offering in assets, assuming (i) we sell the maximum offering amount, (ii) all shares sold in the primary offering are sold at $10.35 per Class T and Class S share and $10.00 per Class D and Class I share, (ii) 25% of gross offering proceeds come from the sale of each of Class T, Class S, Class D and Class I shares; and (iii) we incur no leverage. We intend to use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and to pay expenses to our advisor in connection with the selection and acquisition of our real estate investments. For more information regarding the use of proceeds, see “Estimated Use of Proceeds.”

What is the per share purchase price?

Prior to the NAV pricing date, the price per Class T and Class S share is $10.35 per Class T and Class S share and $10.00 per Class D and Class I share of common stock, with the difference reflecting that higher upfront fees are paid in connection with the sale of Class T and Class S shares, and no distribution and shareholder servicing fee is paid in connection with Class I shares. We established the initial offering price of our shares on an arbitrary basis.

When will you begin calculating your NAV?

We will determine our NAV no later than July 12, 2018, which is two years and 150 days after the date we broke escrow in this offering. We refer to the date on which we first publish our NAV as the NAV pricing date. Commencing on the NAV pricing date, we will adjust the price of Class T, Class S, Class D, Class I and Class A shares offered in the DRIP to equal our NAV per share of the respective class. Beginning on the earlier of (i) the date on which we raise gross offering proceeds of $100 million and (ii) the date on which we commence our first follow-on offering we will update our NAV at the end of each business day and further adjust the per-share price in our primary offering and DRIP accordingly. We refer to the date on which we begin updating our NAV at the end of each business day as the daily NAV pricing date.

How will you calculate NAV per share?

Commencing with the NAV pricing date, our NAV will be calculated based on the estimated value of our assets less the estimated value of our liabilities. Prior to the NAV pricing date, we expect that our board of directors, including a majority of our independent directors, will appoint an independent valuation firm, or the Independent Valuation Firm, to review annual third-party appraisals of our properties. Following the daily NAV pricing date, we will update the valuations of our properties on each business day, based on the most recent annual third-party appraisals and current market data and other relevant information, with review and confirmation for reasonableness by our Independent Valuation Firm.

Following the daily NAV pricing date, our NAV will be calculated for each of our share classes after the end of each business day that the New York Stock Exchange is open for unrestricted trading by a third party, or the NAV Accountant. At the end of each such trading day, before taking into consideration accrued distributions or class-specific expense accruals, any change in the aggregate company NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate company NAV. Changes in the aggregate company NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, real estate-related liabilities, and daily accruals for income and expenses (including accruals for advisory fees, including the performance based component, and distribution and shareholder servicing fees and distributions to investors).

Following the calculation and allocation of changes in the aggregate company NAV as described above, the NAV for each class will be adjusted for accrued distributions and distribution and shareholder servicing fees, to determine the current day’s NAV. Selling commissions and the dealer manager fee, which are effectively paid at the time of purchase of Class T and Class S shares in the primary offering, have no effect on the NAV of any class.

NAV per share for each class will be calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day. See “Net Asset Value Calculation and Valuation Procedures” for more details regarding our NAV per share calculations and how our properties will be valued.

Our advisor has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and distribution and shareholder servicing fees) through the end of our initial public offering. We will reimburse our advisor for such advanced expenses ratably over the 60 months beginning January 1, 2020. For purposes of calculating our NAV, the organization and offering expenses paid by our advisor through the end of our initial public offering will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse our advisor for these costs

NAV is not a measure used under U.S. generally accepted accounting principles, or GAAP, and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

We will file a post-effective amendment to this registration statement to reflect any change in the price, after the NAV pricing date, that is more than 20% higher or lower than the primary offering or DRIP per Class A and Class T share price, as applicable, listed in this prospectus.

What is the difference between the Class T, Class S, Class D and Class I shares of common stock being offered in the primary offering?

We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. Class A shares are offered only pursuant to our DRIP. Class T shares and Class S shares are available for purchase primarily through registered representatives of broker-dealers. Class D shares are generally available for purchase in this offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (ii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (iii) through certain registered investment advisers, (iv) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (v) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (i) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (ii) by endowments, foundations, pension funds and other institutional investors, (iii) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (iv) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (v) other categories of investors that we name in an amendment or supplement to this prospectus.

The differences among the share classes relate to selling commissions, dealer manager fees, and ongoing distribution and shareholder servicing fees. No selling commissions or dealer manager fees are paid with respect to Class D shares, and no selling commissions, dealer manager fees or distribution and shareholder servicing fees are paid with respect to Class I shares. The ongoing distribution and shareholder servicing fee payable with respect to Class T, Class S and Class D shares will likely cause the per share amount of distributions paid to holders of these shares to be lower than payments to holders of Class I and Class A shares for so long as the applicable distribution and shareholder servicing fee for each respective class applies, as this fee is a class-specific expense. Similarly, for so long as the applicable distribution and shareholder servicing fee for the respective class applies, the per share amount of distributions paid to holders of Class D shares will likely be higher than payments to holders of Class T and Class S shares because of the lower distribution and shareholder servicing fees payable with respect to Class D shares.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed to the holders of Class T, Class S, Class D, Class I and Class A shares ratably in proportion to the respective NAV for each class after payment of or adequate provision for all our known debts and other liabilities, and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time. To calculate the NAV for each class, we will first determine our NAV and then apply class-specific fees in order to determine the respective NAV for each class of our shares. Thus, holders of Class T, Class S and Class D shares would likely receive a lower per share amount in the event of our liquidation, dissolution or winding up as compared to holders of Class I and Class A shares for so long as the applicable distribution and shareholder servicing fee for each respective class applies, as this fee is a class-specific expense. In addition, for so long as the applicable distribution and shareholder servicing fee for the respective class applies, holders of Class D shares would likely receive a higher per share amount than holders of Class T and Class S shares because of the lower distribution and shareholder servicing fees payable with respect to Class D shares.

See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our Class T, Class S, Class D, and Class I shares. A summary of these differences is contained in the following table:

	Class T Share	Class S Share	Class D Share	Class I Share
Initial Offering Price	$10.35	$10.35	$10.00	$10.00
Selling Commissions (per share)	3.0%	3.5%	—	—
Dealer Manager Fee (per share)	0.5%	—	—	—
Distribution and Shareholder Servicing Fee	1.0%(1)(2)	1.0%(1)	0.25%(1)	—
Initial Offering Price Under the DRIP	$10.00	$10.00	$10.00	$10.00

(1)

Accrues daily and payable monthly in arrears. We will cease paying the distribution and shareholder servicing fee with respect to Class T, Class S or Class D shares held in a customer account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution and shareholder servicing fees paid with respect to shares in such account would exceed 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRIP with respect thereto). At the end of such month, such Class T, Class S or Class D shares held in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares. Although we cannot predict the length of time over which the distribution and shareholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately five years from the date of purchase and with respect to a Class D share over approximately 34 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRIP and, following the NAV pricing date, a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.53 and with respect to a Class D share would total approximately $0.85. In addition, all distribution and shareholder servicing fees will cease, and all Class T, Class S and Class D shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares on the earliest of the following, should any of these events occur: (i) the date at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our DRIP); (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other publicly traded securities. We cannot predict if or when any of these events will occur.
(2)	Consists of a 0.75% advisor distribution and shareholder servicing fee and a 0.25% dealer manager distribution and shareholder servicing fee, provided that with respect to Class T shares sold through certain participating broker-dealers, these may be different amounts so long as the aggregate distribution and shareholder servicing fee shall always equal 1.0%.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (i) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in certain states. See “Suitability Standards.”

Is there any minimum investment required?

Yes. We require a minimum investment of at least $2,500. The minimum initial investment for Class I shares is $1,000,000; provided that the $1,000,000 minimum purchase requirement may be waived by our dealer manager and will not apply to our executive officers and their immediate family members, or officers and employees of our advisor, sponsor or other affiliates and their immediate family members or, if approved by our board, joint venture partners, consultants and other service providers. After you have satisfied the minimum investment requirement, any additional purchases of Class T, Class S, Class D and Class I shares must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRIP.

Who might benefit from an investment in your shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to preserve capital, seek to receive current income, seek to obtain the benefits of potential long-term capital appreciation, and are able to hold your shares as a long-term investment. We caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account, or IRA, a simplified employee pension, or SEP plan or other tax-deferred account. In making these investment decisions, you should consult with your own counsel and consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (ii) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (iii) whether the investment will generate UBTI to your IRA, plan or other account, (iv) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (v) the need to value the assets of your IRA, plan or other account annually or more frequently, and (vi) whether the investment would constitute a prohibited transaction under applicable law.

If I buy shares, will I receive distributions and how often?

We expect that our board of directors will authorize and declare distributions based on daily record dates, and we expect to aggregate and pay these distributions on a monthly basis. By “daily record dates,” we mean that distributions will be calculated based on common stockholders of record as of the close of business each day in the monthly period. Therefore, assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will authorize and we will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. As of the date of this prospectus, we have paid and may continue to pay distributions from our offering proceeds. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its fees, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have fewer funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions are in excess of our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from our current and accumulated earnings and profits.

In addition to cash distributions, our board of directors may authorize and we may declare special stock dividends. Although there are a number of factors that we will consider in connection with such a declaration, such stock dividends are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock dividend would be intended to have the same effect as raising the price at which our shares of common stock are offered.

May I reinvest my distributions in additional shares?

Yes. We have adopted a DRIP. You may participate in our DRIP by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The initial offering price per share sold pursuant to our DRIP is $10.00 per Class T, Class S, Class D, Class I and Class A

share. Following the NAV pricing date, the offering price per share sold pursuant to our DRIP will be equal to the transaction price for such shares at the time the distribution is payable. The per-share amount of distributions payable on Class T, Class S, Class D, Class I and Class A shares may differ because distribution and shareholder servicing fees differ with respect to each class.

No selling commissions or dealer manager fees will be payable on shares sold under our DRIP. We may amend, suspend or terminate the DRIP for any reason at any time upon 30 days’ written notice to the participants, which may be (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to participants. For more information regarding the DRIP, see “Description of Capital Stock—Distribution Reinvestment Plan.”

Will the distributions I receive be taxable as ordinary income?

The federal income tax consequences of distributions that you receive, including distributions that are reinvested pursuant to our DRIP, depends upon the extent to which they are from current or accumulated earnings and profits and, accordingly, treated as dividends and upon whether any portion of such distributions are designated as qualified dividends or capital gain dividends, both of which are taxable at capital gains rates that do not exceed 20% for non-corporate stockholders. Distributions from REITs that are treated as dividends but are not designated as qualified dividends or capital gain dividends are treated as ordinary income. Under the recently passed tax legislation, commonly referred to as the Tax Cuts and Jobs Act, the rate brackets for non-corporate taxpayers’ ordinary income are adjusted, the top tax rate is reduced from 39.6% to 37%, and ordinary REIT dividends are taxed at even lower effective rates. Under the Tax Cuts and Jobs Act, for taxable years beginning after December 31, 2017 and before January 1, 2026, distributions from REITs that are treated as dividends but are not designated as qualified dividends or capital gain dividends are taxed as ordinary income after deducting 20% of the amount of the dividend in the case of non-corporate stockholders. At the maximum ordinary income tax rate of 37% applicable for taxable years beginning after December 31, 2017 and before January 1, 2026, the maximum tax rate on ordinary REIT dividends for non-corporate stockholders is 29.6%.

Dividends received from REITs are generally not eligible to be taxed at the lower capital gains rates applicable to individuals for “qualified dividends” from taxable corporations. In certain circumstances, we may designate a portion of our distributions as qualified dividends, e.g., if we receive qualified dividends, but we do not expect to designate a substantial portion of our distributions as qualified dividends. In addition, we may designate a portion of distributions as capital gains dividends taxable at capital gains rates to the extent we recognize net capital gains from sales of assets.

Participants in our DRIP will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the DRIP at a discount to fair market value. As a result, participants in our DRIP may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that exceeds our current and accumulated earnings and profits is not subject to tax immediately, is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include the following:

•	Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase program provides stockholders with the opportunity to redeem their Class T, Class S, Class D and Class I shares on a quarterly basis. We may choose to purchase all, some or none of the shares that have been requested to be repurchased at the end of any particular calendar month, in our discretion, subject to available liquidity and other restrictions. Further, our board of directors may modify or suspend our share repurchase program if it deems such action to be in the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid

•	We set the initial offering price of our shares arbitrarily. It is unrelated to the book or net value of our assets or to our expected operating income.

•	We have a limited operating history, and as of the date of this prospectus, we own one commercial property. Because we have not identified any additional investments to acquire with the proceeds from this offering, we are considered to be a “blind pool.” You will not have the opportunity to evaluate our additional investments before they are acquired.

•	We are dependent on our advisor and its affiliates and their key personnel to select investments and conduct our operations and this offering. Adverse changes in the financial condition of our advisor or our relationship with our advisor or its key personnel could adversely affect us.

•	There are substantial conflicts of interest regarding compensation, investment opportunities and management resources among our advisor, our sponsor, our dealer manager and us. Our agreements with our affiliates were not determined on an arm’s-length basis and may require us to pay more than we would if we exclusively dealt with third parties.

•	This is a “best efforts” offering. If we are unable to raise substantial funds then we may lack diversification in our investments.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	Our charter permits us to pay distributions from any source, including from offering proceeds, borrowings, sales of assets or waivers and deferrals of fees otherwise owed to our advisor. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our cash flow from operations. Any distributions paid from sources other than cash flow from operations may reduce the amount of capital we can invest in our targeted assets and, accordingly, may negatively impact your investment. We have paid and may continue to pay distributions from our offering proceeds.

•	If we fail to qualify to be taxed as a REIT, the amount of income available for distributions to be paid to you will be reduced.

What conflicts of interest will your advisor face?

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. Most of our executive officers, our non-independent directors and our key real estate professionals will face these conflicts because of their affiliation with our advisor and other Resource Real Estate and C-III sponsored programs or joint ventures, or collectively, the Affiliated Programs. Some of the material conflicts that our advisor and its affiliates will face include the following:

•	Our sponsor and C-III must determine which investment opportunities to recommend to us or another Affiliated Program;

•	The real estate professionals employed by our sponsor, Resource America and C-III provide services for those companies as well as for us;

•	Our sponsor, C-III and their real estate professionals, acting on behalf of our advisor and its affiliates (including our dealer manager) will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Following the NAV pricing date, the fees payable to our advisor are based in part on our NAV, which our advisor will be involved in determining;

•	Our advisor and its affiliates may structure the terms of joint ventures between us and other Affiliated Programs;

•	Our advisor and its affiliates may determine to retain affiliates of our sponsor to sub-manage or lease some or all of our properties and to sub-manage our real estate-related debt investments;

•	Our advisor receives advisory fees that, prior to the NAV pricing date, are based on the purchase price of our assets (excluding any leverage that we incur in connection with such assets) regardless of the quality of the asset acquired or the services provided to us, which may create an incentive for our advisor to accept a higher purchase price or purchase assets that may not be in our best interest;

•	Our advisor and its affiliates, including our dealer manager, receive fees in connection with our securities offerings;

•	The negotiations of the advisory agreement, the dealer manager agreement and the management agreement (including the substantial fees our advisor and its affiliates receive thereunder) were not conducted at arm’s length;

•	Companies affiliated with our sponsor or C-III may provide services to us; and

•	We may internalize our management by acquiring assets and the key real estate professionals at our advisor and its affiliates. If the expenses that we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor, it could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. As a result of the internalization transaction, the real estate professionals at our advisor that become our employees may receive more compensation than they receive from our advisor or its affiliates. These possibilities may provide incentives to our advisor or these individuals to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate certain of these potential conflicts.

If I buy shares in this offering, how may I later sell them?

Our common stock is currently not listed on a national securities exchange, and we will not seek to list our common stock unless and until such time, if any, as our board of directors determines that the listing of our common stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables holders of Class T, Class S, Class D and Class I shares to sell their shares back to us after they have held them for at least one year, subject to significant conditions and limitations. The terms of our share repurchase program are more flexible in cases involving the death or qualifying disability of a stockholder. The share repurchase program does not apply to Class A shares.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly. We may, at our option and subject to the conditions described below, repurchase the shares presented for repurchase for cash to the extent that the total number of shares for which repurchase is requested in any quarter, together with the aggregate number of shares repurchased in the preceding three fiscal quarters, does not exceed 5% of the total number of our Class T, Class S, Class D and Class I shares outstanding as of the last day of the immediately preceding fiscal quarter. In addition, we are only authorized to repurchase shares using proceeds from our DRIP plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as our board of directors in its sole discretion may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our NAV pricing date.

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%

Notwithstanding the foregoing, until the NAV pricing date, any shares received as a stock dividend will be redeemed at a purchase price of $0.00. In addition, the purchase price per share will be adjusted for any stock combinations, splits, recapitalizations and the like with respect to the shares of common stock and reduced by the aggregate amount of net sale or refinance proceeds per share, if any, distributed to the stockholder prior to the redemption date.

On or about the daily NAV pricing date, we expect our board of directors to amend our share repurchase program to provide greater liquidity to our stockholders. We expect that the amended share repurchase program will allow for monthly repurchases of shares in an aggregate amount of no more than 2% of our aggregate NAV per month and no more than 5% of our aggregate NAV per calendar quarter. We further expect that the amended share repurchase program will allow repurchases for shares held less than one year; provided that the repurchase price will be 95% of the NAV per share for any such shares. We expect that the amended share repurchase program will allow for shares held longer than one year to be repurchased at the transaction price on the date of repurchase. There can be no assurance, however, that our board of directors will amend our share repurchase program or that such action will receive regulatory approval.

The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. In addition, our board of directors may suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and amend or terminate the share repurchase program at any time upon 30 days’ prior written notice to our stockholders. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program, see “Description of Capital Stock—Share Repurchase Program.”

When will the company seek to provide its stockholders with a liquidity event?

We are structured as a perpetual-life, non-listed REIT. This means that, subject to regulatory approval of our filings for additional offerings, we intend to sell shares of our common stock on a continuous basis and for an indefinite period of time. In addition, following the NAV pricing date, we will sell our shares at a price based on the NAV of our underlying assets. Although our common stock will not be listed for trading on a stock market or other trading exchange, we provide our investors with limited liquidity through our share repurchase plan, subject to certain limitations described in this prospectus. As a perpetual-life, non-traded REIT, our investment strategy is not restricted by the need to provide, and our charter does not require that we provide our stockholders with, liquidity through a single terminal “liquidity event.”

Notwithstanding the above, we may provide our stockholders with a liquidity event or events by some combination of the following: listing our shares for trading on an exchange; liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders; or a sale or merger of our company. In addition to such liquidity events, our board may also consider pursuing various liquidity strategies, including adopting a more expansive share repurchase program (subject to the applicable federal securities laws) or engaging in a tender offer, to accommodate those stockholders who desire to liquidate their investment in us.

If we commence liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales will depend on the prevailing real estate and financial markets, the economic conditions in the areas where our properties are located and the federal income tax consequences to our stockholders. In making the decision to liquidate, apply for listing of our shares or pursue other liquidity strategies, our directors will try to determine which option will result in greater value for stockholders as well as satisfy the liquidity needs of our stockholders.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on benefit plan investors, such as individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% in value of the aggregate outstanding shares of our capital stock or more than 9.8%, in either value or number, whichever is more restrictive, of the aggregate outstanding shares of our common stock, unless exempted prospectively or retroactively by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards in our charter regarding income or net worth and (ii) unless you are transferring all of your shares and the transfer complies with the minimum purchase requirements.

What are the Investment Company Act considerations?

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required, as such requirements have been interpreted by the SEC staff, to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an “investment company” as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an “investment company” as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exception, as interpreted by the SEC staff, generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action letters were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action letters were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. We cannot assure you that the SEC or its staff will not take action that results in our, our operating partnership or our operating partnership’s subsidiaries’ failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to remain outside the definition of an investment company or maintain compliance with exceptions from the definition of investment company, we, our operating partnership or the subsidiaries of our operating partnership may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or the subsidiaries of our operating partnership may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If the subsidiaries of our operating partnership fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we and our operating partnership could be characterized as investment companies. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

What is an “emerging growth company” and what is its impact on you?

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. We have elected, however, to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act, and will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as we are externally managed by our advisor, we do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act, which will be subject to our independent directors’ oversight and approval. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30 of any year.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus, provided periodically; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.resourceioreit.com.

To assist the Financial Industry Regulatory Authority, or FINRA, members and their associated persons that participate in this offering of our common stock, we intend to disclose in each annual report distributed to stockholders a per-share estimated value of our common stock, the method by which it was developed, and the date of the data used to develop the estimated value.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign, either manually or by electronic signature (except where the use of such electronic signature has not been approved), a subscription agreement, in the form attached to this prospectus as an appendix, and pay for the shares at the time of your subscription. See “How to Subscribe.”

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Resource Securities, LLC

1845 Walnut Street, 17th Floor

Philadelphia, Pennsylvania 19103

Telephone: (866) 469-0129

Fax: (866) 545-7693

RISK FACTORS

An investment in our common stock involves substantial risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

Shares of our common stock are illiquid. No public market currently exists for our shares, and our charter does not require us to liquidate our assets or list our shares on an exchange by any specified date. If you purchase shares in this offering, it will be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

There is no current public market for our shares, and our charter does not require us to seek stockholder approval to liquidate our assets or list our shares on an exchange by any specified date. Our charter limits your ability to transfer or sell your shares unless the prospective stockholder meets the applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% in value of our outstanding capital stock or 9.8% in number of shares of our outstanding common stock unless exempted prospectively or retroactively by our board of directors. These restrictions may inhibit large investors from desiring to purchase your shares. Moreover, our share repurchase program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share repurchase program without stockholder approval upon 30 days’ written prior notice. We describe these restrictions in “Description of Capital Stock—Share Repurchase Program.” In addition, there currently is not a share repurchase program for our Class A and Class AA shares. We expect our board of directors to approve such a plan, but there can be no assurance that our board of directors will take such action. It will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of their illiquid nature.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate our additional investments before we make them, which makes your investment more speculative.

We have a limited operating history, and as of the date of this prospectus, we own one commercial property. Because we have not identified any additional investments to acquire with the proceeds from this offering, we are considered to be a “blind pool.” We are not able to provide you with any information to assist you in evaluating the merits of additional properties or other investments that we may acquire, except for investments that may be described in this prospectus or one or more supplements to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment from the primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of specific real estate assets before we invest in them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate positive returns.

The initial offering prices of our Class T, Class S, Class D and Class I shares in this offering were established arbitrarily; the actual value of our shares may be substantially less than the purchase prices in this offering. We will use the most recent price paid to acquire a share in our offering as the estimated value of our shares until our NAV pricing date.

We established the initial offering prices of our Class T, Class S, Class D and Class I shares on an arbitrary basis. These prices bear no relationship to our book or asset values or to any other established criteria for valuing shares. Because the initial offering price is not based upon any valuation (independent or otherwise), these prices are likely to be higher than the proceeds that an investor would receive upon liquidation or a resale of his or her shares if they were to be listed on an exchange or actively traded by broker-dealers, especially in light of the upfront fees that we pay in connection with the sale of our shares in this offering. Until our NAV pricing date, we will use the most recent prices paid to acquire a Class T, Class S, Class D and Class I share, respectively, in our primary offering as the estimated value of our shares.

We have a limited prior operating history which makes our future performance difficult to predict.

We commenced operations in November 2016. As of the date of this prospectus, we own one commercial property. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by our sponsor, the parent of our sponsor or C-III. Our limited operating history increases the risk and uncertainty that you face in making an investment in our shares.

If we make distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties, your overall return may be reduced and the value of a share of our common stock may be diluted.

Our organizational documents permit us to make distributions from any source, and as of the date of this prospectus, we have funded nearly all distributions from the proceeds of this offering. If our cash flow from operations is insufficient to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future, the proceeds from borrowings or the waiver or deferral of fees otherwise owed to our advisor to pay distributions. It is likely that in our initial years of operation, any distributions declared will be paid from our offering proceeds, which would constitute a return of your capital. We have paid and may continue to pay distributions from our offering proceeds. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have fewer funds available for the acquisition of assets resulting in potentially fewer investments, less diversification of our portfolio and a reduced overall return to you. In addition the value of your investment in shares of our common stock may be diluted because funds that would otherwise be available to make investments would be diverted to fund distributions. Further, to the extent distributions exceed our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount we can fund distributions from sources other than from our current and accumulated earnings and profits.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis, and our dealer manager has no firm commitment or obligation to purchase any of our stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the location, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would materially reduce our overall profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on our advisor to manage our operations and our portfolio of real estate assets. Our advisor has a limited operating history, and it depends largely upon the fees that it will receive from us in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of our advisor or our relationship with our advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is a subsidiary of our sponsor and its parent company, Resource America. Our sponsor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent that any decline in our sponsor’s revenues and operating results impacts the financial condition and performance of our advisor, our results of operations and financial condition could also suffer.

Our ability to implement our investment strategy is dependent, in part, upon the ability of Resource Securities, our dealer manager, to successfully conduct this offering, which makes an investment in us more speculative.

We have retained Resource Securities, an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of Resource Securities to build and maintain a network of broker-dealers to sell our shares to their clients. If Resource Securities is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we are unable to find suitable investments or we experience delays in doing so, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. Competition from other entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of sellers of the types of properties we seek to purchase. Additionally, disruptions and dislocations in the credit markets may materially impact the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. A lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We are also subject to competition in seeking to originate and purchase commercial real estate debt investments. We can give no assurance that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly upon receipt of our offering proceeds, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

The loss of or the inability to hire additional or replacement key real estate and debt finance professionals at Resource Real Estate could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Feldman, Carleton and Hayes, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals. Messrs. Feldman, Carleton and Hayes may not remain associated with Resource Real Estate. If any of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person.

We believe that our future success depends, in large part, upon Resource Real Estate and its affiliates’ ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and Resource Real Estate and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If Resource Real Estate loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered and the value of your investment may decline.

We will not disclose an estimated NAV per share of our common stock until the NAV pricing date. The estimated NAV per share for each of our classes of common stock may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.

To assist members of FINRA and their associated persons that participate in our offering, pursuant to FINRA Conduct Rules, we intend to have our advisor prepare an annual report of the per share estimated value of our shares, the method by which it was developed and the date of the data used to develop the estimated values. For this purpose, we intend to use the price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as our estimated per-share value until the date on which we determine our NAV, which we refer to as the NAV pricing Date, which will be on a date no later than July 12, 2018, which is two years and 150 days after the date we broke escrow in this offering. Commencing on the NAV pricing date, we will adjust the price of Class T, Class S, Class D, Class I and Class A shares offered in the DRIP to equal our NAV per share of the respective class. Beginning on the earlier of (i) the date on which we raise gross offering proceeds of $100 million and (ii) the date on which we commence our first follow-on offering, we will update our NAV at the end of each business day and further adjust the per-share price in our primary offering and DRIP accordingly. See “Net Asset Value Calculation and Valuation Procedures.” We refer to the date on which we begin updating our NAV at the end of each business day as the daily NAV pricing date.

Further, an amendment to the FINRA Conduct Rules went into effect in April 2016 that requires broker-dealers to cease using the per-share price in this offering on customer account statements. Since we have not yet disclosed an estimated net asset value per share, then our stockholders’ customer account statements include a value per share that is less than the offering price, because the amendment requires the “value” on the customer account statement to be equal to the offering price less up-front underwriting compensation and certain organization and offering expenses.

Although our initial primary offering prices of $10.35 per Class T and Class share and $10.00 per Class D and Class I share represent the prices at which investors will purchase shares in our primary offering prior to the NAV pricing date, these prices are likely to differ from the price at which a stockholder could resell the shares because: (i) there is no public trading market for our shares at this time; (ii) these prices do not reflect and will not reflect the fair value of our assets as we acquire them, nor do they represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition costs; (iii) the estimated per-share values do not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated per-share values do not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

Currently, there are no SEC, federal or state rules that establish requirements concerning the methodology to employ in determining an estimated per-share value. When determining the estimated value per share on the NAV pricing date and annually thereafter, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We will obtain independent third-party appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. Our independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. We anticipate that any property appraiser we engage will be a member of the Appraisal Institute with the MAI designation or such other professional valuation designation appropriate for the type and geographic locations of the assets being valued and will provide a written opinion, which will include a description of the reviews undertaken and the basis for such opinion. Any such appraisal will be provided to a participating dealer upon request. The valuations are estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. See “Net Asset Value Calculation and Valuation Procedures.”

It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.

Our advisor’s determination of our monthly NAV per share will be based in part on appraisals of each of our properties provided annually by independent third-party appraisal firms in individual appraisal reports reviewed by the Independent Valuation Firm in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal. Our advisor will review appraisal reports and monitor our properties and real estate-related securities, and is responsible for notifying the Independent Valuation Firm of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties and real estate-related securities or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who repurchase their shares, or stockholders who buy new shares, or existing stockholders.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

We anticipate that the annual appraisals of our properties will be conducted on a rolling basis, such that properties may be appraised at different times but each property would be appraised at least once per year. When these appraisals are reflected in our NAV calculations, there may be a material change in our NAV per share amounts for each class of our common stock from those previously reported. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

Our reimbursement of organization and offering expenses to our advisor will negatively impact our NAV and will have a greater impact to the extent we do not raise significant capital in this offering.

Our advisor has paid on our behalf organization and offering expenses related to this offering. These expenses are $6.0 million as of December 31, 2017 and are expected to continue to grow as we incur expenses in connection with this offering. We incur certain organization and offering costs regardless of how much capital we raise in this offering. Our advisor has agreed to advance all of our organization and offering expenses through the end of this initial offering. Commencing January 1, 2020, we will reimburse our advisor and its affiliates for organization and offering expenses over the Reimbursement Period. However, if we raise at least $250 million prior to the termination of our initial public offering, we will have the option of beginning the Reimbursement Period on an earlier date. In no event will our organization and offering expenses exceed 15% of gross offering proceeds received up to $150,000,000 and 13.5% of gross offering proceeds in excess of $150,000,000. As and when we reimburse these organization and offering expenses to our advisor, it will negatively impact our NAV and NAV per share and will have a greater impact on our performance to the extent we are not able to raise significant capital in this offering.

Commencing on the NAV pricing date, we will offer our shares in our primary offering at a price equal to our NAV per share for each class of our common stock, plus applicable selling commissions and dealer manager fees. Our NAV will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our NAV per share may not reflect the amount that you might receive for your shares in a market transaction and you will not know our NAV per share at the time of purchase.

Commencing on the NAV pricing date, we will base the offering and repurchase prices for shares of each class of our common stock on our NAV. Commencing on the daily NAV pricing date, our advisor will be responsible for supervising the calculation of our NAV daily. Our NAV will be calculated by estimating the market value of our assets and liabilities, many of which may be illiquid. Our board of directors will review our NAV calculation. See “Net Asset Value Calculation and Valuation Procedures.” The valuations may not be precise because the valuation methodologies used to value a portfolio involve subjective judgments, assumptions and opinions about future events. Any resulting disparity may benefit the repurchasing, non-repurchasing stockholders or purchasers.

The value of a share of our common stock may be diluted if we pay a stock dividend.

Our board of directors may authorize, and we may declare, special stock dividends. Although there are a number of factors that would be considered in connection with such a declaration, we expect stock dividends are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in our offering at the current offering price would dilute the value of a share to our then existing stockholders. We have declared two stock dividends as of the date of this prospectus.

While our objective is to acquire assets that appreciate in value, there can be no assurance that assets we acquire will appreciate in value. Furthermore, we currently do not expect to change the initial price per share during this offering until the NAV pricing date. Therefore, if our board authorizes a stock dividend early in this offering, investors who purchase shares early in the offering will receive more shares for the same cash investment than investors who purchase later in the offering as a result of the stock dividend. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock dividends, the value per share for later investors purchasing our stock will be below the value per share of earlier investors.

We face risks associated with security breaches through cyber-attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology, or IT, networks and related systems.

We will face risks associated with security breaches, whether through cyber-attacks or cyber intrusions over the Internet, malware, computer viruses, attachments to e-mails, persons inside our organization or persons with access to systems inside our organization, and other significant disruptions of our IT networks and related systems. The risk of a security breach or disruption, particularly through cyber-attack or cyber intrusion, including by computer hackers, foreign governments and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations (including managing our building systems), and, in some cases, may be critical to the operations of certain of our tenants. There can be no assurance that our efforts to maintain the security and integrity of these types of IT networks and related systems will be effective or that attempted security breaches or disruptions would not be successful or damaging. A security breach or other significant disruption involving our IT networks and related systems could adversely impact our financial condition, results of operations, cash flows, and our ability to satisfy our debt service obligations and to pay distributions to our stockholders.

Future interest rate increases in response to inflation may inhibit our ability to conduct our business and acquire or dispose of real property or real estate-related debt investments at attractive prices and your overall return may be reduced.

We will be exposed to inflation risk with respect to income from any long-term leases on real property and from related real estate debt investments as these may constitute a source of our cash flows from operations. High inflation may in the future tighten credit and increase prices. Further, if interest rates rise, such as during an inflationary period, the cost of acquisition capital to purchasers may also rise, which could adversely impact our ability to dispose of our assets at attractive sales prices. Should we be required to acquire, hold or dispose of our assets during a period of inflation, our overall return may be reduced.

We may change our targeted investments, our policies and our operations without stockholder consent.

We invest in a diversified portfolio of U.S. commercial real estate assets, principally income-producing commercial real estate in the United States. To a lesser extent, we may also invest in commercial real estate-related debt and securities. Also, except as described in this prospectus, we are not restricted as to the following:

•	where we may acquire real estate investments in the United States;

•	the percentage of our proceeds that may be invested in properties as compared with the percentage of our proceeds that we may invest in real estate-related debt investments or securities, each of which may be leveraged and will have differing risks and profit potential; or

•	the percentage of our proceeds that may be invested in any one real estate investment (the greater the percentage of our offering proceeds invested in one asset, the greater the potential adverse effect on us if that asset is unprofitable).

We have made and may continue to make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines could adversely affect the value of our common stock and our ability to make distributions to you.

We may experience adverse business developments or conditions similar to those affecting certain programs sponsored by our sponsor or its affiliates, which could limit our ability to make distributions and decrease the value of your investment.

Certain programs sponsored by our sponsor or its affiliates have experienced lower than originally expected cash flows from operations. The recession that occurred during 2008 through 2011 made it significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor or its affiliates, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. During 2008, Resource Real Estate Investors, L.P. utilized $148,246 from reserves to supplement cash flow from operations. During 2008, Resource Real Estate Investors II, L.P. utilized $207,219 from reserves to supplement cash flow from operations. For Resource Real Estate Investors III, L.P., cash flow deficiencies occurred due to the delay in receiving tax refunds from tax appeals on two fund properties located in Texas 2008. During 2008, Resource Real Estate Investors III, L.P. utilized $157,192 from reserves to supplement cash flow from operations. For Resource Real Estate Investors IV, L.P., cash flow deficiencies occurred at some of the fund properties during 2008 and 2009. During 2008, Resource Real Estate Investors IV, L.P. utilized $11,370 from reserves to supplement cash flow from operations. For Resource Real Estate Investors V, L.P., cash flow deficiencies have occurred at some of the properties in the fund due to third-party property management issues. For Resource Real Estate Investors 6, L.P., cash flow deficiencies occurred during 2008 through 2011 due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. During 2008 through 2011, Resource Real Estate Investors 6, L.P. utilized $272,241, $1,996,456, $634,752 and $513,627, respectively, from reserves to supplement cash flow from operations. During 2009 through 2011, Resource Real Estate Investors 7, L.P. utilized $237,731, $545,099, and $257,892, respectively, from reserves to supplement cash flow from operations. Unforeseen circumstances described below under “Prior Performance Summary—Adverse Business Developments or Conditions” have caused different programs to experience temporary cash flow deficiencies at various times. Similarly, unforeseen adverse business conditions may affect us and, as a result, your overall return may be reduced.

Risks Related to Conflicts of Interest

Our advisor and its affiliates, including all of our executive officers, some of our directors and other key real estate professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Most of our executive officers and some of our directors are also officers, directors, managers or key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate or C-III entities. Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the management agreement;

•	offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle our advisor to increased advisory fees; and

•	acquisitions of properties and investments in loans, which entitle our advisor to ongoing advisory fees in connection with the management of such assets, and, in the case of acquisitions of investments from other Affiliated Programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller.

Until our NAV pricing date, the advisory fees our advisor receives in connection with the management of our assets are based on the cost of the investment (excluding any leverage we may incur in connection with such investment), and not based on the value of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

Our sponsor and C-III will face conflicts of interest relating to the allocation of investment opportunities and such conflicts may not be resolved in our favor, which could limit the ability of our advisor to acquire assets for us and, in turn, limit our ability to make distributions and reduce your overall investment return.

We rely on our sponsor and C-III to identify suitable investment opportunities for us. Our executive officers and several of the other key real estate professionals, acting on behalf of our advisor, are also the key real estate professionals acting on behalf of the advisors of other Affiliated Programs and other clients managed by affiliates of our advisor (such clients together with the Affiliated Programs are referred to as the “Managed Vehicles”). As such, the Managed Vehicles rely on many of the same real estate professionals as will future programs and vehicles sponsored by Resource Real Estate and C-III. Many investment opportunities that are suitable for us may also be suitable for one or more Managed Vehicles. When an investment opportunity becomes available, the applicable Allocation Committee (discussed in “Conflicts of Interest” below), in accordance with its investment allocation policies and procedures, will offer the opportunity to the entity for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each entity. Thus, the Allocation Committees could direct attractive investment opportunities to a Managed Vehicle, which could result in us not investing in investment opportunities that could provide an attractive return or investing in investment opportunities that provide less attractive returns. Any of the foregoing may reduce our ability to make distributions to you. For a detailed description of our investment allocation policies and the conflicts of interest that the Allocation Committees will face in allocating such investment opportunities, see “Conflicts of Interest.”

Our advisor will face conflicts of interest relating to joint ventures that we may form with Affiliated Programs, which conflicts could result in a disproportionate benefit to an Affiliated Program at our expense.

If approved by our independent directors, we may enter into joint venture agreements with Affiliated Programs for the acquisition, development or improvement of properties or other investments. Our advisor and the advisors to the Affiliated Programs have the same executive officers and key employees; and these persons will face conflicts of interest in determining which program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of an Affiliated Program and in managing the joint venture. Any joint venture agreement or transaction between us and an Affiliated Program will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Affiliated Program may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-ventures may thus be either to our and your benefit or detriment.

Our advisor, the real estate professionals assembled by our advisor and their affiliates and officers will face competing demands relating to their time, and this may cause our operations and your investment to suffer.

We rely on our advisor, the real estate professionals our advisor has assembled and their affiliates and officers for the day-to-day operation of our business. Our advisor, its real estate professionals and affiliates, including our officers and employees, have interests in Affiliated Programs and engage in other business activities. As a result of their interests in Affiliated Programs and the fact that they have engaged in and they will continue to engage in other business activities, they will face conflicts of interest in allocating their time among us, our advisor and Affiliated Programs and other business activities in which they are involved. Should our advisor breach its fiduciary duty to us by inappropriately devoting insufficient time or resources to our business, the returns on our investments may suffer.

Our executive officers and some of our directors face conflicts of interest related to their positions in our advisor and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers and some of our directors are also executive officers, directors, managers and key professionals of our advisor, our dealer manager and Affiliated Programs. Their loyalties to these other entities could result in actions or inactions that may conflict with their fiduciary duties to us and are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Risks Related to This Offering and Our Corporate Structure

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that our directors and officers generally will not be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless our directors are negligent or engage in misconduct or our independent directors are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our directors and officers than might otherwise exist under common law, which could reduce our and your recovery from these persons if they act in a negligent manner. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” for a detailed discussion of the limited liability of our directors, officers, employees and other agents.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted prospectively or retroactively by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price to holders of our common stock. A majority of our independent directors not otherwise interested in the transaction must approve any issuance of preferred stock.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we, our operating partnership nor any of the subsidiaries of our operating partnership intend to register as an investment company under the Investment Company Act. If we, our operating partnership or the subsidiaries of our operating partnership were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (relating to private investment companies).

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property. In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. In addition, the SEC or its staff could take action that results in our, our operating partnership or our operating partnership’s subsidiaries’ failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6) of the Investment Company Act. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership nor any of the subsidiaries of our operating partnership are required, as such requirements have been interpreted by the SEC staff, to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or the subsidiaries of our operating partnership may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of an investment company. If we, our operating partnership or the subsidiaries of our operating partnership are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

For more information related to compliance with the Investment Company Act, see “Investment Objectives and Policies—Investment Limitations Under the Investment Company Act of 1940.”

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

You may not be able to sell your shares under our share repurchase program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors may amend, suspend or terminate our share repurchase program upon 30 days’ notice without stockholder approval. Our board of directors may reject any request for repurchase of shares. Further, there are many limitations on your ability to sell your shares pursuant to the share repurchase program. Any stockholder requesting repurchase of their shares pursuant to our share repurchase program will be required to certify to us that such stockholder acquired the shares by either (i) a purchase directly from us or (ii) a transfer from the original investor by way of (A) a bona fide gift not for value to, or for the benefit of, a member of the stockholder’s immediate or extended family, (B) a transfer to a custodian, trustee or other fiduciary for the account of the stockholder or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (C) operation of law.

In addition, our share repurchase program contains other restrictions and limitations. We expect to repurchase shares on a quarterly basis. Shares will be repurchased pro rata among all stockholders requesting repurchase in such quarter, with a priority given to repurchases upon the death, qualifying disability, or confinement to a long-term care facility of a stockholder; next, to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, to other repurchase requests. You must hold your shares for at least one year prior to seeking repurchase under the share repurchase program, except that we may waive this one-year holding requirement with respect to repurchases sought upon the death, qualifying disability, or confinement to a long-term care facility of a stockholder or for other exigent circumstances, and that if a stockholder is requesting the repurchase all of his or her shares, we may waive the one-year holding requirement with respect to shares purchased pursuant to the DRIP. We repurchase shares on a “first in, first out” basis.

We will limit the repurchase of shares presented for repurchase for cash to the extent that the total number of Class T, Class S, Class D and Class I shares for which redemption is requested in any quarter, together with the aggregate number of Class T, Class S, Class D and Class I shares repurchased in the preceding three fiscal quarters, exceeds 5% of the total number of our Class T, Class S, Class D and Class I shares outstanding as of the last day of the immediately preceding fiscal quarter. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. We are only authorized to repurchase shares using proceeds from our DRIP plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

On or about the daily NAV pricing date, we expect our board of directors to amend our share repurchase program to provide greater liquidity to our stockholders. There can be no assurance, however, that our board of directors will take such action or that such action will receive regulatory approval. In addition, there currently is not a share repurchase program for our Class A shares. We expect our board of directors to approve such a plan, but there can be no assurance that our board of directors will take such action.

Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase program. For more details, see “Description of Capital Stock—Share Repurchase Program.”

The actual value of shares that we repurchase under our Class T, Class S, Class D and Class I share repurchase program may be substantially less than what we pay.

Under our Class T, Class S, Class D and Class I share repurchase program, shares may be repurchased at varying prices depending on (i) the number of years the shares have been held, (ii) the purchase price paid for the shares, (iii) whether the repurchases are sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility and (iv) whether we have calculated our NAV per share. Prior to the NAV pricing date, the price that will be paid under the program is based on the offering price per share (ignoring purchase price discounts for certain categories of purchasers). The offering price is likely to differ from the price at which a stockholder could resell his or her shares. Thus, when we repurchase shares of our common stock, the actual value of the shares that we repurchase is likely to be less, and the repurchase is likely to be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Because our dealer manager is an affiliate of our advisor, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings. The absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager, Resource Securities, is an affiliate of our advisor, and its due diligence review and investigation of us and this prospectus cannot be considered an independent review of the type normally performed by an unaffiliated underwriter in a public securities offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,250,000,000 shares of capital stock, of which 50,000,000 shares are designated as Class A shares of common stock, 200,000,000 are designated as Class T shares of common stock, 200,000,000 are designated as Class S shares of common stock, 200,000,000 are designated as Class D shares of common stock, 500,000,000 are designated as Class I shares of common stock and 100,000,000 are classified as preferred stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock without stockholder approval. After you purchase shares in this offering, our board may elect to (i) sell additional equity securities in future public or private offerings; (ii) issue shares of our common stock upon the exercise of the options we may grant to our independent directors, key personnel or to employees of our advisor, our property manager or our sponsor; (iii) issue shares to our advisor, its successors or assigns, in payment of an outstanding obligation or as consideration in a related-party transaction; or (iv) issue shares of our common in connection with an exchange of units of our operating partnership. To the extent we issue additional equity interests after you purchase shares in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us.

The different distribution and shareholder servicing fees will be reflected in the estimated NAV per share of each share class.

When we calculate an estimated NAV per share of our Class T, Class S, Class D, Class I and Class A shares, we expect the NAV per share of each class to be equal, subject to any adjustments to the NAV of any class for accrued liability to pay distribution and shareholder servicing fees that have not already been paid through distribution adjustments. The current portion of any accrued liability to pay distribution and shareholder servicing fees will impact the calculation of NAV per share.

Payment of substantial fees and expenses to our advisor and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming that (i) all Class T, Class S, Class D and Class I shares sold in the primary offering are sold at $10.35, $10.35, $10.00 and $10.00, respectively; (ii) we sell 25% Class T, 25% Class S, 25% Class D and 25% Class I shares in the primary offering and pursuant to our DRIP; (iii) we incur no leverage; and (iv) the full dealer manager fee and selling commissions are paid on all shares sold in our primary offering, we estimate that we will invest 96.2% of the gross proceeds from the primary offering in assets, assuming we sell the maximum offering amount.

We also pay significant fees to our advisor and its affiliates during our operational stage. Those fees include property management and debt servicing fees, advisory fees, including a possible performance component for such advisory fees, and obligations to reimburse our advisor and its affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.

These fees and other potential payments increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares our listed on a national securities exchange. See “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Our board of directors could opt into certain provisions of the Maryland General Corporation Law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Our board has opted out of the business combination and control share acquisition provisions of Maryland law, provided that any such business combination is first approved by our board of directors. However, should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For more information about the business combination and control share acquisition provisions of Maryland law, see “Description of Capital Stock—Business Combinations” and “Description of Capital Stock—Control Share Acquisitions.”

Because Maryland law permits our board to adopt certain measures without stockholder approval, investors may be less likely to receive a “control premium” for their shares.

Subtitle 8 of Title 3 of the Maryland General Corporation Law, or Subtitle 8, enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, Subtitle 8 permits our board, without stockholder approval, to elect to be subject, by provision in our charter, bylaws or board resolution, and notwithstanding any contrary position in our charter or bylaws, to any or all of five provisions to:

•	stagger our board of directors into three classes;

•	require a two-thirds stockholder vote for removal of directors;

•	require that the number of directors be fixed only by a vote of the directors;

•	require that all vacancies on the board, however created, be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurs; and

•	require that stockholder requested special meetings be called upon the written request of stockholders entitled to cast a majority of the votes cast at the meeting.

Under Maryland law, a corporation can opt to be governed by some or all of these provisions if it has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and has at least three independent directors. Our charter does not prohibit our board from opting into any of the above provisions permitted under Maryland law. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. For more information about Subtitle 8 provisions of Maryland law discussed here, see “Description of Capital Stock—Subtitle 8.”

If we internalize our management functions, your interest in us could be diluted, we could incur other significant costs associated with being self-managed, we may not be able to retain or replace key personnel and we may have increased exposure to litigation as a result of the internalization process.

We may internalize management functions provided by our advisor, our property manager and their respective affiliates. Subject to the approval of our board of directors, to the extent our advisor, our property manager or their affiliates, perform substantial services or incur costs in connection with the internalization, we intend to pay for such services and reimburse any and all costs and expenses reasonably associated with the internalization. Further, our advisor or our property manager, as well as their respective affiliates, will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination of our advisory agreement or our property management agreement, respectively. Our board of directors, including a majority of our independent directors, may determine that it is appropriate for us to pay our advisor and our property manager consideration in connection with any internalization.

If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, property manager and other affiliates, our net income per share and funds from operations per share would be lower than they otherwise would have been had we not acquired these entities. Additionally, if we internalize our management functions, we could have difficulty integrating these functions. Currently, the officers and employees of our advisor, its affiliates and related parties perform asset management and administrative functions, including accounting and financial reporting, for multiple entities. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring additional costs and divert our management’s attention from effectively managing our properties and investment portfolio. In recent years, internalization transactions have been the subject of stockholder litigation. Stockholder litigation can be costly and time-consuming, and there can be no assurance that any litigation expenses we might incur would not be significant or that the outcome of litigation would be favorable to us. Any amounts we are required to expend in defending against such litigation would reduce the amount of funds available for investment by us in properties or other investments and the amount of funds available for distributions to stockholders.

Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

The properties we acquire and their performance are subject to the risks typically associated with real estate, including:

•	downturns in national, regional and local economic conditions;

•	competition;

•	adverse local conditions, such as oversupply or reduction in demand and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in governmental regulations, including those involving tax, real estate usage, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our results of operations, reduce the cash available for distributions and the return on your investment.

Global and U.S. market, political and economic conditions may adversely affect our liquidity and financial condition and those of our tenants.

While recent economic data reflects moderate economic growth in the United States, the cost and availability of credit may be adversely affected by governmental budget and global economic factors. Concern about stability of the economy and credit markets generally, and the strength of counterparties specifically, may lead many lenders and institutional investors to reduce or, in some cases, cease to provide funding to borrowers. Volatility in the U.S. and international capital markets and concern over a return to recessionary conditions in global economies may adversely affect the liquidity and financial condition of our tenants and us. These market conditions may limit our tenants’ and our ability to timely refinance maturing liabilities and access the capital markets to meet liquidity needs. Further instability in foreign countries caused by political upheaval or real or threatened armed conflicts could adversely affect the U.S. and local economies, trading markets, jobs, interest rates and lending practices and may adversely affect our liquidity and financial condition as well as the ability of our tenants to pay rent.

Market trends and other conditions outside of our control could decrease the value of our investments and weaken our operating results.

Our performance and the value of our portfolio are subject to risks associated with our investments in real estate assets and with trends in the real estate industry. Our economic performance and the value of our investments are subject to the risk that our properties and the properties underlying our real estate debt investments may not generate revenues sufficient to meet our operating expenses or other obligations. A deficiency of this nature would adversely impact our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Events and conditions applicable to owners and operators of real estate that are beyond our control and that could impact our economic performance and the value of our portfolio may include:

•	local oversupply or reduction in demand for income-producing commercial real estate, which may result in decreasing rental rates and greater concessions to tenants;

•	inability to collect rent from tenants;

•	vacancies or inability to rent space on favorable terms or at all;

•	inability to finance property development and acquisitions on favorable terms or at all;

•	increased operating costs, including insurance premiums, utilities, and real estate taxes;

•	costs of complying with changes in governmental regulations;

•	the relative illiquidity of real estate investments;

•	changing submarket demographics;

•	changes in space utilization by our tenants due to technology, economic conditions and business culture;

•	the development of harmful mold or other airborne toxins or contaminants that could damage our properties or expose us to third-party liabilities; and

•	property damage resulting from seismic activity or other natural disasters.

The loss or downsizing of a significant tenant in a property could adversely affect our financial condition, results of operations, ability to borrow funds and cash flows.

Our financial condition, results of operations, ability to borrow funds, and cash flows would be adversely affected if any of our significant tenants in a property fails to renew its lease, renews its lease on terms less favorable to us, renews for less space due to economic conditions or more efficient use of space or becomes bankrupt or insolvent or otherwise unable to satisfy its lease obligations and we are unable to re-lease the space.

If we enter into long-term leases with office tenants, those leases may not result in fair value over time.

Long-term leases do not allow for significant changes in rental payments and do not expire in the near term. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs could result in receiving less than fair value from these leases. Such circumstances would adversely affect our revenues and funds available for distribution.

Downturn in our tenants’ businesses may reduce our revenues and cash flows.

We expect to derive substantially all of our revenues from continuing operations from rental income and tenant reimbursements. A tenant may experience a downturn in its business, which may weaken its financial condition and result in its failure to make timely rental payments or result in defaults under our leases. For tenants that operate pursuant to capital investments, an acceleration of losses may result in a faster than expected use of available cash. In the event of default by a tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.

The bankruptcy or insolvency of a major tenant also may adversely affect the income produced by our properties. If any tenant becomes a debtor in a case under federal bankruptcy law, we cannot evict the tenant solely because of the bankruptcy. In addition, the bankruptcy court might permit the tenant to reject and terminate its lease with us. Our claim against the tenant for unpaid and future rent could be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease. Therefore, our claim for unpaid rent would likely not be paid in full. Any losses resulting from the bankruptcy of any of our existing tenants could adversely impact our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

We are subject to governmental regulations that may affect the renovations to, and use of, our properties.

Our properties are subject to regulation under federal laws, such as the Americans with Disabilities Act of 1990 (the “ADA”), pursuant to which all public accommodations must meet federal requirements related to access and use by disabled persons, and state and local laws addressing earthquake, fire and life safety requirements. Although we believe that our properties will substantially comply with requirements under applicable governmental regulations, it is possible that any of our properties could be audited or investigated for compliance by any regulatory agency. If we were not in compliance with material provisions of the ADA or other regulations affecting our properties, we might be required to take remedial action, which could include making modifications or renovations to properties. Federal, state, or local governments may also enact future laws and regulations that could require us to make significant modifications or renovations to our properties. If we were to incur substantial costs to comply with the ADA or any other regulations, our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders could be adversely affected.

We face significant competition, which may decrease the occupancy and rental rates of our properties.

We will compete with developers, owners and operators of commercial real estate, many of which own properties similar to the properties that we expect to acquire, in the same submarkets in which our properties are located, but which have lower occupancy rates than our properties. Therefore, our competitors have an incentive to decrease rental rates until their available space is leased. If our competitors offer space at rental rates below the rates currently charged by us for comparable space, we may be pressured to reduce our rental rates below those currently charged in order to retain tenants when our tenant leases expire. As a result, our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders may be adversely affected.

In order to maintain the quality of our properties and successfully compete against other properties, we must periodically spend money to maintain, repair and renovate our properties, which reduces our cash flows. If our properties are not as attractive to current and prospective tenants in terms of rent, services, condition, or location as properties owned by our competitors, we could lose tenants or suffer lower rental rates. As a result, we may from time to time be required to make significant capital expenditures to maintain the competitiveness of our properties. There can be no assurances that any such expenditure would result in higher occupancy or higher rental rates, or deter existing tenants from relocating to properties owned by our competitors.

We may be unable to complete acquisitions and successfully operate acquired properties.

Our ability to acquire properties on favorable terms and successfully operate them is subject to various risks, including the following:

•	we may potentially be unable to acquire a desired property because of competition from other real estate investors with significant capital, including both publicly traded and private REITs, institutional investment funds and other real estate investors;

•	even if we are able to acquire a desired property, competition from other real estate investors may significantly increase the purchase price;

•	even if we enter into agreements for the acquisition of a desired property, we may be unable to complete such acquisitions because they remain subject to customary conditions to closing, including the completion of due diligence investigations to management’s satisfaction;

•	we may be unable to finance acquisitions on favorable terms or at all;

•	we may spend more than the budgeted amount in our operations, particularly in the making of necessary improvements or renovations to acquired properties;

•	we may be unable to lease acquired, developed, or redeveloped properties at projected economic lease terms or within budgeted timeframes;

•	we may acquire properties that are subject to liabilities for which we may have limited or no recourse

•	we may be unable to complete an acquisition after making a nonrefundable deposit and incurring certain other acquisition-related costs;

•	we may not complete or redevelop properties on schedule or within budgeted amounts;

•	we may expend funds on and devote management’s time to acquisition or redevelopment of properties that we may not complete;

•	we may encounter delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, and building, occupancy, and other required governmental permits and authorizations;

•	we may encounter delays, refusals, unforeseen cost increases, and other impairments resulting from third-party litigation; and

•	we may fail to obtain the financial results expected from properties we acquire or redevelop.

If one or more of these events were to occur in connection with our acquired properties, we could be required to recognize an impairment loss. These events could also have an adverse impact on our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies through either the expiration or the continued default of a tenant lease. Long-term vacancies would reduce our revenues and the cash available for distributions. In addition, because the value of a property’s lease has a significant impact on that property’s market value, the resale value of properties with high or prolonged vacancies could suffer, further reducing the value of your investment.

We may own certain properties subject to ground leases and other restrictive agreements that limit our uses of the properties, restrict our ability to sell or otherwise transfer the properties and expose us to the loss of the properties if such agreements are breached by us, terminated or not renewed.

We may acquire properties that we lease on a long-term basis. These ground leases and other restrictive agreements may impose significant limitations on our uses of the subject property, restrict our ability to sell or otherwise transfer our interests in the property or restrict our leasing of the property. These restrictions may limit our ability to timely sell or exchange the properties, impair the properties’ value or negatively impact our ability to find suitable tenants for the properties. In addition, if we default under the terms of any particular lease, we may lose the ownership rights to the property subject to the lease. Upon expiration of a lease, we may not be able to renegotiate a new lease on favorable terms, if at all. The loss of the ownership rights to these properties or an increase of rental expense could have an adverse effect on our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Real estate assets are illiquid, and we may not be able to sell our properties when we desire.

Our investments in our properties are relatively illiquid, limiting our ability to sell our properties quickly in response to changes in economic or other conditions. In addition, the Internal Revenue Code generally imposes a 100% prohibited transaction tax on profits derived by REITs from sales of properties held primarily for sale to customers in the ordinary course of business, which effectively limits our ability to sell properties other than on a selected basis. These restrictions on our ability to sell our properties could have an adverse effect on our financial condition, results of operations, cash flow, the quoted trading price of our securities, and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Future terrorist activity or engagement in war by the United States may have an adverse effect on our financial condition and operating results.

Terrorist attacks in the United States and other acts of terrorism or war, may result in declining economic activity, which could harm the demand for and the value of our properties. In addition, the public perception that certain locations are at greater risk for attack, such as major airports, ports, and rail facilities, may decrease the demand for and the value of our properties near these sites. A decrease in demand could make it difficult for us to renew or re-lease our properties at these sites at lease rates equal to or above historical rates. Terrorist activities also could directly impact the value of our properties through damage, destruction, or loss, and the availability of insurance for these acts may be less, and cost more, which could adversely affect our financial condition. To the extent that our tenants are impacted by future attacks, their businesses similarly could be adversely affected, including their ability to continue to honor their existing leases.

Terrorist acts and engagement in war by the United States also may adversely affect the markets in which our securities trade and may cause further erosion of business and consumer confidence and spending and may result in increased volatility in national and international financial markets and economies. Any one of these events may cause a decline in the demand for our properties, delay the time in which our new or renovated properties reach stabilized occupancy, increase our operating expenses, such as those attributable to increased physical security for our properties, and limit our access to capital or increase our cost of raising capital.

From time to time, we may be involved in legal proceedings, lawsuits and other claims. Unfavorable resolution of litigation matters and disputes could have a material adverse effect on our financial condition.

We may be named as defendants in lawsuits allegedly arising out of our actions or the actions of our operators and tenants. An unfavorable resolution of litigation could have an effect on our financial condition, results of operations, cash flow, our ability to satisfy our debt service obligations and our ability to pay dividends and distributions to our security holders. Regardless of its outcome, litigation may result in substantial costs and expenses and significantly divert the attention of our management. There can be no assurance that we will be able to prevail in, or achieve a favorable settlement of, litigation. In addition, litigation, government proceedings or environmental matters could lead to increased costs or interruption of our normal business operations.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our disclosure controls and procedures or our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Deficiencies, including any material weakness, in our internal control over financial reporting that may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, or otherwise adversely impact our financial condition, results of operations, cash flows, and our ability to satisfy our debt service obligations and to pay dividends and distributions to our security holders.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	that such co-venturer, co-tenant or partner may grant us a right of first refusal or buy/sell right to buy out such co-venturer or partner, and that we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and therefore your return on investment.

Because we will rely on Resource IO Manager, its affiliates and third party sub-managers to manage the day-to-day affairs of any properties we may acquire, should the staff of a particular property perform poorly, our operating results for that property will similarly be hindered and our net income may be reduced.

We will depend upon the performance of our property managers to effectively manage our properties and real estate-related assets. In order to increase or maintain adequate occupancy levels, we may have to offer inducements, such as free rent, to compete for tenants. Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should our property manager, its affiliates or third party sub-managers fail to identify problems in the day-to-day management of a particular property or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.

If we are unable to sell a property for the price, on the terms, or within the time frame we desire, it could limit our ability to pay cash distributions to you.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms, or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you and could reduce the value of your investment.

Government entities and contractors may cause unforeseen delays and increase costs to renovate properties that we may acquire, which may reduce our net income and cash available for distributions to you.

We may seek to, or be required to, incur substantial capital obligations to renovate or reposition existing properties that we acquire. Our advisor and its key real estate professionals will do their best to estimate these costs prior to acquisition but may not be able to ascertain all hidden defects or problems. There could be unknown and excessive costs, expenses and delays associated with a property’s renovations and interior and exterior upgrades. We will be subject to risks relating to the uncertainties associated with permits and approvals required by governmental entities, community associations and our construction manager’s ability to control costs and to build in conformity with plans and the established timeframe. If we are unable to increase rental rates or sell a property at a price consistent with our underwritten projections due to local market or economic conditions to offset the cost of renovating a property, the return on your investment may suffer.

We may be required to make rent or other concessions and significant capital expenditures to improve our properties in order to retain and attract tenants, which could adversely affect our financial condition, results of operations and cash flow.

In order to retain existing tenants and attract new clients, we may be required to offer substantial rent abatements, tenant improvements and early termination rights or accommodate requests for renovations, build-to-suit remodeling and other improvements or provide additional services to our tenants. As a result, we may have to make significant capital or other expenditures in order to retain tenants whose leases expire and to attract new tenants in sufficient numbers, which could adversely affect our results of operations and cash flow. Additionally, if we need to raise capital to make such expenditures and are unable to do so, or such capital is otherwise unavailable, we may be unable to make the required expenditures. This could result in non-renewals by tenants upon expiration of their leases, which could adversely affect our financial condition, results of operations and cash flow.

Costs of responding to both known and previously undetected environmental contamination and hazardous conditions may decrease our cash flows and limit our ability to make distributions.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, and current or previous owners or operators of real property for the costs to investigate or remediate contaminated properties, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

Environmental laws also may impose liens on a property or restrictions on the manner in which a property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Properties acquired by us may have toxic mold that could result in substantial liabilities to us.

Litigation and concern about indoor exposure to certain types of toxic molds has been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. It is impossible to eliminate all mold and mold spores in the indoor environment. There can be no assurance that the properties acquired by us will not contain toxic mold. The difficulty in discovering indoor toxic mold growth could lead to an increased risk of lawsuits by affected persons and the risk that the cost to remediate toxic mold will exceed the value of the property. There is a risk that we may acquire properties that contain toxic mold and such properties may negatively affect our performance and your return on investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions.

Our properties may be dispersed geographically and across various markets and sectors.

We may acquire and operate properties in different locations throughout the United States and in different markets and sectors. The success of our properties will depend largely on our ability to hire various managers and service providers in each area, market and sector where the properties are located or situated. It may be more challenging to manage a diverse portfolio. Failure to meet such challenges could reduce the value of your investment.

We may be limited in our ability to diversify our investments, making us more vulnerable economically than if our investments were diversified.

Our ability to diversify our portfolio may be limited both as to the number of investments owned and the geographic regions in which our investments are located. While we seek to diversify our portfolio by property type and geographic location, we focus on our specified target markets that we believe offer the opportunity for attractive returns and, accordingly, our actual investments may result in concentrations in a limited number of geographic regions. As a result, there is an increased likelihood that the performance of any single property, or the economic performance of a particular region in which our properties are located, could materially affect our operating results.

We may be adversely affected by trends in the office real estate industry.

Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on our financial position, results of operations, cash flows and ability to make expected distributions to our stockholders.

Our retail tenants will face competition from numerous retail channels.

Retailers leasing our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

Our industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.

Fluctuations in manufacturing activity in the United States may adversely affect our industrial tenants and therefore the demand for and profitability of our industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.

We could be negatively impacted by the condition of Fannie Mae or Freddie Mac and by changes in government support for multifamily housing.

Fannie Mae and Freddie Mac are a major source of financing for multifamily real estate in the United States. We expect to utilize loan programs sponsored by these entities as a key source of capital to finance our growth and our operations. In September 2008, the U.S. government increased its control of Fannie Mae and Freddie Mac and placed both companies into a government conservatorship under the Federal Housing Finance Agency. In December 2009, the U.S. Treasury increased its financial support for these conservatorships. In February 2011, the Obama administration released its blueprint for winding down Fannie Mae and Freddie Mac and for reforming the system of housing finance. Since that time, members of Congress have introduced and Congressional committees have considered a substantial number of bills that include comprehensive or incremental approaches to winding down Fannie Mae and Freddie Mac or changing their purposes, businesses or operations. A decision by the U.S. government to eliminate or downscale Fannie Mae or Freddie Mac or to reduce government support for multifamily housing more generally may adversely affect interest rates, capital availability, development of multifamily communities and the value of multifamily assets and, as a result, may adversely affect our future growth and operations. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could:

•	make it more difficult for us to secure new takeout financing for any multifamily development projects we acquire;

•	hinder our ability to refinance any completed multifamily assets;

•	decrease the amount of available liquidity and credit that could be used to broaden our portfolio through the acquisition of multifamily assets; and

•	require us to obtain other sources of debt capital with potentially different terms.

Short-term multifamily community leases associated with any multifamily residential properties we acquire may expose us to the effects of declining market rent and could adversely impact our ability to make cash distributions to you.

We expect that, to the extent that we invest in any multifamily residential properties, substantially all of our multifamily community leases will be on a short-term basis. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Increased levels of unemployment could adversely affect the occupancy and rental rates of any multifamily residential properties we acquire.

Increased levels of unemployment in multifamily markets could significantly decrease occupancy and rental rates. In times of increasing unemployment, multifamily occupancy and rental rates have historically been adversely affected by:

•	rental residents deciding to share rental units and therefore rent fewer units;

•	potential residents moving back into family homes or delaying leaving family homes;

•	a reduced demand for higher-rent units;

•	a decline in household formation;

•	persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment;

•	the inability or unwillingness of residents to pay rent increases; and

•	increased collection losses.

These factors generally have contributed to lower rental rates. To the extent that we invest in any multifamily residential properties, our results of operations, financial condition and ability to make distributions to you may be adversely affected if these factors do not improve or worsen.

If any credit market disruptions or economic slowdowns occur, any investments in multifamily residential properties may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any multifamily communities in which we invest may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area in the event of any tightening of mortgage lending underwriting criteria, homeowner foreclosures, declines in single-family home and condominium sales or lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

The multifamily residential properties in which we invest must comply with the Fair Housing Amendment of 1988.

The multifamily residential properties in which we invest domestically, if any, must comply with the Fair Housing Amendment Act of 1988 (“FHAA”) which requires that multifamily communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and the ADA and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily communities to ensure compliance with these requirements. Noncompliance with the FHAA and the ADA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

The hospitality or leisure industry is seasonal.

The hospitality or leisure industry is seasonal in nature. Seasonal slowdown is generally in the third quarter and, to a lesser extent, in the fourth quarter of each year. As a result of the seasonality of the hospitality or leisure industry, there will likely be quarterly fluctuations in results of operations of any hospitality or leisure properties that we may own. In addition, any such properties that we may own may be adversely affected by factors outside our control, such as extreme weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel.

The hospitality or leisure market is highly competitive and generally subject to greater volatility than our other market segments.

The hospitality or leisure business is highly competitive and influenced by factors such as general and local economic conditions, location, room rates, quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to us. Competition also comes from non-traditional hospitality sources, such as home-sharing platforms. This competition, along with other factors, such as over-building in the hospitality or leisure industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our hospitality or leisure properties. The demand for rooms at any hospitality or leisure properties that we may acquire will change much more rapidly than the demand for space at other properties that we acquire. This volatility in room demand and occupancy rates could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to stockholders.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency that are not considered cash or cash equivalents may adversely affect our status as a REIT.

Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.

Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on the certain international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries in which we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs onto our tenants.

Risks Related to Investments in Real Estate-Related Debt and Securities

Our investments in real estate-related debt or preferred equity investments are subject to the risks typically associated with real estate.

Our investments in mortgage, mezzanine or other real estate loans or preferred equity investments will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in other real estate-related debt investments may be similarly affected by real estate property values. Therefore, our real estate-related debt investments will be subject to the risks typically associated with real estate, which are described above under the heading “—Risks Related to Investments in Real Estate.”

The real estate-related securities in which we may are subject to specific risks relating to the particular issuer of the securities and can be subject to the general risks of investing in real estate securities.

We may invest in common and preferred stock of publicly traded real estate companies and may invest in the equity securities of private real estate companies. These types of investments involve a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s properties. Our investments in real estate equity securities involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in this prospectus, including risks relating to rising interest rates.

The value of the real estate securities in which we invest may be volatile.

The value of real estate securities, including those of publicly traded REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry, the economic sector or geographic region, or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a publicly traded REIT’s equity securities can depend on the capital structure and amount of cash flow generated by the REIT.

CMBS in which we may invest, are subject to several types of risks that may adversely impact our performance.

CMBS are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.

In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

We may also invest in “non-investment grade” CMBS which have a higher risk of default than investment grade loans. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. If the borrowers in the underlying loans are unable to repay their loans at maturity, our revenues will decrease. If negative economic trends impact the real estate market, borrowers underlying CMBS may have difficulty repaying the principal of their loans at maturity.

We expect a portion of our portfolio of real estate-related assets to be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

In the future, we may purchase real estate securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related assets to be reduced.

We will be subject to interest rate risk with respect to our investments in fixed income securities such as preferred equity and debt securities, and to a lesser extent dividend paying common stocks. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa. Our investment in such securities means that our NAV may decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call risk or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our securities investments.

If we make or invest in mortgage, mezzanine, bridge or other real estate loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment would be subject to fluctuations in interest rates.

If we make or invest in fixed rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

As part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, certain swap transactions will be required to be submitted for clearing by a derivatives clearing organization, unless certain exemptions apply. The rulemaking implementing the clearing requirement is still in process, however, and the implementation of the clearing requirement may affect, among other things, our exposure to our swap counterparties, the margin or collateral required to be posted in connection with our swap transactions and the costs of entering into such transactions.

We assume the credit risk of our counterparties with respect to derivative transactions.

We may enter into derivative contracts for risk management purposes to hedge our exposure to cash flow variability caused by changing interest rates on our future variable rate real estate loans receivable and variable rate notes payable. These derivative contracts generally are entered into with bank counterparties and are not traded on an organized exchange or guaranteed by a central clearing organization. We would therefore assume the credit risk that our counterparties will fail to make periodic payments when due under these contracts. If a counterparty fails to make a required payment, becomes the subject of a bankruptcy case, or otherwise defaults under the applicable contract, we would have the right to terminate all outstanding derivative transactions with that counterparty and settle them based on their net market value or replacement cost. In such an event, we may be required to make a termination payment to the counterparty, or we may have the right to collect a termination payment from such counterparty. We assume the credit risk that the counterparty will not be able to make any termination payment owing to us. We may not receive any collateral from a counterparty, or we may receive collateral that is insufficient to satisfy the counterparty’s obligation to make a termination payment. If a counterparty is the subject of a bankruptcy case, we will be an unsecured creditor in such case unless the counterparty has pledged sufficient collateral to us to satisfy the counterparty’s obligations to us.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Government action may reduce recoveries on defaulted loans.

Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair our ability to foreclose on real estate-related debt investments in default. Various jurisdictions have considered or are currently considering such actions, and the nature or extent of the limitation on foreclosure that may be enacted cannot be predicted. Bankruptcy courts could, if such legislation is enacted, reduce the amount of the principal balance on a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Property owners filing for bankruptcy may adversely affect us.

The filing of a petition in bankruptcy automatically stops or “stays” any actions to enforce the terms of all debt of the debtor, including a mortgage loan. The length of the stay and the costs associated with it will generally have an adverse impact on our profitability. Further, the bankruptcy court may take other actions that prevent us from foreclosing on the property. Any bankruptcy proceeding will, at a minimum, delay us in achieving our investment objectives and may adversely affect our profitability.

Investing in mezzanine debt, B-Notes or other subordinated debt involves greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine debt, B-Notes and other subordinated debt. These types of investments carry a higher degree of risk of loss than senior secured debt investments, because in the event of default and foreclosure, holders of senior liens will be paid in full before subordinated investors and, depending on the value of the underlying collateral, there may not be sufficient assets to pay all or any part of amounts owed to subordinated investors. Moreover, mezzanine debt, B-Notes and other subordinated debt investments may have higher loan-to-value ratios than conventional senior lien financing, resulting in less equity in the collateral and increasing the risk of loss of principal. If a borrower defaults or declares bankruptcy, we may be subject to agreements restricting or eliminating our rights as a creditor, including rights to call a default, foreclose on collateral, accelerate maturity or control decisions made in bankruptcy proceedings. In addition, the prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to economic downturns or individual issuer developments. An economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of instruments underlying the securities to make principal and interest payments may be impaired.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Our potential ownership of a B-Note with controlling class rights may, if the financing fails to perform according to its terms, cause us to pursue remedies, which may include foreclosure on, or modification of, the note. In some cases, however, the owner of the A-Note may be able to foreclose or modify the note against our wishes as owner of the B-Note. As a result, our economic and business interests may diverge from the interests of the owner of the A-Note. In this regard, B-Notes share certain credit characteristics with second mortgages, because both are subject to greater credit risk with respect to the underlying mortgage collateral than the first mortgage or A-Note.

Investment in non-conforming and non-investment-grade loans may involve increased risk of loss.

Loans we may acquire may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment-grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans may be subject to losses.

We may acquire subordinated loans. In the event a borrower defaults on a subordinated loan and lacks sufficient capacity to cure the default, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

Delays in restructuring or liquidating non-performing real estate-related securities could reduce the return on our stockholders’ investment.

Real estate-related securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions with respect to subordinated loans may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may earn or recover from an investment.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related debt investments such as loans and debt and derivative securities will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders and the value of our stockholders’ investment.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. Under certain interest rate and prepayment scenarios, we may fail to recoup fully our cost of acquisition of certain investments.

Our investments in real estate-related debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

Subject to certain REIT asset and gross income tests, we may make equity investments in REITs and other real estate companies. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s intrinsic value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 10% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. We may also invest in debt securities and preferred equity securities issued by REITs and other real estate companies. Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related debt investments. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/repurchase provisions during periods of declining interest rates that could cause the issuer to reinvest repurchase proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest or distribution payments to us.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, because they may fluctuate over short periods of time, and because they may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be lower than perceived at the time of your investment if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Any credit ratings assigned to our investments will be subject to ongoing evaluation and revision, and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings or Standard & Poor’s. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Preferred equity investments may have similar risks to subordinated debt.

We may make preferred equity investments in companies that own or acquire commercial real estate properties. These investments may involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of the preferred equity generally will invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments, including risks related to rising interest rates.

Preferred equity securities will most likely be unsecured and also may be subordinated to other obligations of the issuer, including debt. As a result, investments in preferred equity are subject to risks of (i) limited liquidity in the secondary trading market in the case of unlisted or lightly traded securities, (ii) substantial market price volatility in the case of traded preferred equity securities, (iii) subordination to the prior claims of banks and other lenders to the issuer, (iv) the operation of mandatory sinking fund or call/repurchase provisions that could cause the value of our investment to decline, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service to lenders and distribution obligations to holders of the preferred equity, including us, and (vi) the declining creditworthiness and potential for insolvency of the issuer. These risks may adversely affect the value of our investments in preferred equity securities.

Risks Associated with Debt Financing

Our use of debt will reduce cash available for distributions and may expose us to the risk of default under our debt obligations.

Payments of principal and interest on our borrowings may leave us with insufficient cash resources to operate our properties or to pay in cash the distributions necessary to qualify and maintain our REIT qualification. Our level of debt and the limitations imposed by our debt agreements may have substantial consequences, including the following:

•	we may be unable to refinance our indebtedness at maturity, or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	cash flows may be insufficient to meet required principal and interest payments;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

•	we may default on our obligations, and the lenders or mortgagees may foreclose on our properties that secure the loans and receive an assignment of rents and leases; and

•	our default under one mortgage loan could result in a default on other indebtedness with cross default provisions.

If one or more of these events were to occur, our financial condition, results of operations, cash flow and our ability to satisfy our debt service obligations and to pay distributions to our stockholders could be adversely affected. In addition, foreclosures could create taxable income without accompanying cash proceeds, which could require us to borrow or sell assets to raise the funds necessary to meet the REIT distribution requirements discussed below, even if such actions are not on favorable terms.

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable interest rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long term through a variety of means, including individual mortgages, credit facilities, issuance of commercial mortgage-backed securities, and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations, as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, make distributions or replace Resource IO Advisor as our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. Increases in interest rates may increase our interest costs, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might have to sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter limits our leverage to 300% of our net assets, and we may exceed this limit with the approval of the independent directors of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. See “Investment Objectives and Policies—Borrowing Policies.”

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

We intend to qualify and elect to be taxed as a REIT commencing with the taxable year that will end December 31, 2018. In order for us to qualify and maintain our qualification as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations that may be dependent on various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, or IRS, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. On June 1, 2015, in connection with this offering, Alston & Bird LLP, our tax counsel, rendered its opinion that we will be organized in conformity with the requirements for qualification as a REIT commencing with the taxable year that will end December 31, 2015, or December 31 of the first year that we commence material operations, if later, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. Alston & Bird LLP’s opinion is based upon our representations as to the manner in which we will be owned, invest in assets and operate, among other things. Our qualification as a REIT, however, will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of the various tests imposed by the Internal

Revenue Code, the requirements to be taxed as a REIT under the Internal Revenue Code and Treasury Regulations. Alston & Bird LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. In addition, Alston & Bird LLP’s opinion represents its legal judgment based on the law in effect as of the date of its opinion and is not binding on the IRS or the courts. Future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make distributions. If we fail to qualify as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Legislative, regulatory or administrative changes could adversely affect us or our stockholders.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.

The Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In the case of individuals, the tax brackets are adjusted, the top federal income rate is reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions are be eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate is reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be reviewed in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the Internal Revenue Service will be able to issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.

We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our DRIP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Capital Stock—Distribution Reinvestment Plan—Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income (including net capital gains), we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction and excluding any net capital gain) To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income (including net capital gains). In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid any income or excise tax liability.

From time to time, our taxable income may be greater than our cash flow available for distribution to stockholders (for example, if a borrower under one of our debt investments defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing investor return.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire or originate mezzanine loans that do not meet all of the requirements for reliance on this safe harbor. The IRS could challenge such loans’ treatment as a real estate asset for purposes of the REIT asset and gross income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless we qualify for a statutory safe harbor. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operation in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would subject us to U.S. federal income tax at corporate rates, which would reduce the amounts available for distribution to you.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification asset tests or gross income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which also might cause us to fail to meet the annual distribution requirement for a taxable year.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities, qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities, and debt instruments issued by “publicly offered” REITs. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries and no more than 25% of the volume of our assets may consist of debt instruments issued by publicly offered REITs that would not otherwise be treated as qualified real estate assets. See “Federal Income Tax Considerations—Taxation of Resource Income Opportunity REIT, Inc.—Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. In order to meet the REIT asset tests, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (iii) other hedging positions after a portion of the hedged indebtedness or property is disposed of, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of the REIT 75% and 95% gross income tests. See “Federal Income Tax Considerations—Taxation of Resource Income Opportunity REIT, Inc.—Income Tests.” As a result of these rules, we may limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for your shares.

In order for us to qualify as a REIT after our initial REIT year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any REIT taxable year other than our first REIT taxable year. “Individuals” for this purpose include natural persons and certain other entities including private foundations. To preserve our REIT qualification, among other purposes, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or 9.8% in value or number of shares, whichever is more restrictive of the aggregate of our outstanding shares of common stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited, and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

We may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. To ensure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation, a 100% excise tax is imposed on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure you that we will be able to comply with the 20% value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or that we will be able to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

Generally, ordinary dividends payable by REITs do not qualify for the reduced tax rates.

In general, the maximum tax rate for “qualified dividends” payable by “C” corporations to domestic stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs that are not designated as qualified dividends or capital gain dividends, however, are generally not eligible for the reduced rates applicable to qualified dividends. Taking into account the top ordinary individual federal income tax rate of 37% and the 20% deduction for ordinary REIT dividends, in both cases in taxable years beginning after December 31, 2017 and before January 1, 2026, the maximum effective federal income tax rate for non-corporate stockholders for ordinary dividends is 29.6% The more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

We may choose to pay dividends in our own stock, in which case our stockholders may be required to pay income taxes in excess of the cash dividends received.

Under IRS Revenue Procedure 2017-45, as a publicly offered REIT we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in common stock of the REIT. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of the REIT’s earnings and profits). Taxable stockholders receiving such dividends will be required to include the full amount of the dividend income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to liability, including penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually by publishing such value in reports filed with the SEC.

This estimated value may not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this prospectus are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	the factors described in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Investment Objectives and Policies;”

•	our ability to successfully raise capital in this offering;

•	our future operating results;

•	our business prospects;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, the debt securities market or the general economy;

•	changes in governmental regulations, tax rates and similar matters;

•	actions and initiatives of the U.S. government relating to discounted or troubled assets, and the impact of these policies;

•	availability of investment opportunities in real estate and real estate-related assets;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

The foregoing list is not exhaustive. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming we sell: (i) $1,000,000,000 in shares, the maximum offering amount in our primary offering and no shares pursuant to our DRIP; and (ii) $1,100,000,000 in shares, the maximum offering amount in both our primary offering and our DRIP. Class T, Class S, Class D and Class I shares of our common stock will be offered in our primary offering initially at $10.35, $10.35, $10.00 and $10.00, respectively, with discounts available for certain categories of investors. We are also offering up to $100,000,000 in any combination of Class T, Class S, Class D, Class I and Class A shares pursuant to our DRIP. The initial offering price per share sold pursuant to our DRIP is $10.00 per Class T, Class S, Class D, Class I share and Class A share. Commencing on the NAV pricing date, we will adjust the price of Class T, Class S, Class D and Class I shares in the primary offering to equal our NAV per Class T, Class S, Class D and Class I share, respectively, plus applicable selling commissions and dealer manager fees. We will adjust the price of Class T, Class S, Class D, Class I and Class A shares offered in the DRIP to equal our NAV per share for such respective class. Following the daily NAV pricing date, we will update our NAV at the end of each business day.

Many of the amounts set forth below represent our management’s best estimates since they cannot be precisely calculated at this time. These estimates assume that: (i) all shares sold in the primary offering are sold at $10.35 per Class T and Class S share and $10.00 per Class D and Class I share, (ii) 25% of gross offering proceeds pursuant to the primary offering and our DRIP come from the sale of each of Class T, Class S, Class D and Class I shares; (iii) we incur no leverage and (iv) the full dealer manager fee and selling commissions, as applicable, are paid on all shares sold in our primary offering. Based on these assumptions, we estimate that between approximately 96.5% (assuming no shares available under our DRIP are sold) and approximately 96.7% (assuming all shares available under our DRIP are sold) of our gross offering proceeds will be invested in assets. The remainder of the offering proceeds will be used to pay organization and offering expenses (including selling commissions and the dealer manager fee) to maintain a working capital reserve and, upon investment in properties and other assets, to reimburse our advisor for its acquisition expenses.

To the extent offering proceeds are used to pay distributions in anticipation of future cash flow from operating activities, the amount available for investment will be correspondingly reduced, your overall return may be reduced, our portfolio may be less diversified and the value of a share of our common stock may be diluted. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations, including from offering proceeds. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure.” The fees, compensation and expense reimbursements described below payable to our advisor, our dealer manager and their respective affiliates may increase or decrease during or after this offering.

Class T Shares
	Maximum Primary Offering $250,000,000 in Class T Shares		Maximum Primary Offering and DRIP $275,000,000 in Class T Shares
	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$250,000,000	100.0%	$275,000,000	100.0%
Offering Expenses:
Selling Commissions(1)	7,246,377	2.9	7,246,377	2.6
Dealer Manager Fee(1)	1,207,729	0.5	1,207,729	0.5
Organization and Offering Expenses(2)	2,500,000	1.0	2,750,000	1.0

Amount Available for Investment(3)	$239,045,894	95.6%	$263,795,894	95.9%

Less:
Acquisition Expenses(4)	1,792,844	0.7	1,978,469	0.7

Estimated Amount Invested in Assets	$237,253,050	94.9%	$261,817,425	95.2%

Class S Shares
	Maximum Primary Offering $250,000,000 in Class S Shares		Maximum Primary Offering and DRIP $275,000,000 in Class S Shares
	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$250,000,000	100.0%	$275,000,000	100.0%
Offering Expenses:
Selling Commissions(1)	8,454,106	3.4	8,454,106	3.1
Dealer Manager Fee(1)	0	0.0	0	0.0
Organization and Offering Expenses(2)	2,500,000	1.0	2,750,000	1.0

Amount Available for Investment(3)	$239,045,894	95.6%	$263,795,894	95.9%

Less:
Acquisition Expenses(4)	1,792,844	0.7	1,978,469	0.7

Estimated Amount Invested in Assets	$237,253,050	94.9%	$261,817,425	95.2%

Class D Shares
	Maximum Primary Offering $250,000,000 in Class D Shares		Maximum Primary Offering and DRIP $275,000,000 in Class D Shares
	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$250,000,000	100.0%	$275,000,000	100.0%
Offering Expenses:
Selling Commissions(1)	0	0.0	0	0.0
Dealer Manager Fee(1)	0	0.0	0	0.0
Organization and Offering Expenses(2)	2,500,000	1.0	2,750,000	1.0

Amount Available for Investment(3)	$247,500,000	99.0%	$272,250,000	99.0%

Less:
Acquisition Expenses(4)	1,856,250	0.7	2,041,875	0.7

Estimated Amount Invested in Assets	$245,643,750	98.3%	$270,208,125	98.3%

Class I Shares
	Maximum Primary Offering $250,000,000 in Class I Shares		Maximum Primary Offering and DRIP $275,000,000 in Class I Shares
	Amount	% of Proceeds	Amount	% of Proceeds
Gross Offering Proceeds	$250,000,000	100.0%	$275,000,000	100.0%
Offering Expenses:
Selling Commissions(1)	0	0.0	0	0.0
Dealer Manager Fee(1)	0	0.0	0	0.0
Organization and Offering Expenses(2)	2,500,000	1.0	2,750,000	1.0

Amount Available for Investment(3)	$247,500,000	99.0%	$272,250,000	99.0%

Less:
Acquisition Expenses(4)	1,856,250	0.7	2,041,875	0.7

Estimated Amount Invested in Assets	$245,643,750	98.3%	$270,208,125	98.3%

(1)	The dealer manager will reallow all of the selling commission attributable to the shares sold by other broker-dealers participating in this offering to them and may, in its sole discretion, reallow a portion of its dealer manager fee for reimbursement of marketing expenses. Under the rules of FINRA, the total amount of all items of compensation from any source, payable to underwriters, broker-dealers, or affiliates thereof will not exceed 10% of our gross offering proceeds (excluding shares purchased through our DRIP).

(2)	Amount reflected is an estimate. Organization and offering expenses to be paid by us in connection with the organization and formation of our company and this offering include all expenses (other than selling commissions, dealer manager fees and distribution and shareholder servicing fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, charges of our escrow agent, charges of our transfer agent, charges for processing subscription agreements, and other accountable offering expenses including, but not limited to: (i) costs and expenses of conducting educational conferences and seminars; (ii) costs and expenses of attending broker-dealer sponsored conferences; (iii) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (v) payment or reimbursement of bona fide due diligence expenses. Our advisor has agreed to advance all of our organization and offering expenses through the end of this initial offering. Commencing January 1, 2020, we will reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf ratably over the Reimbursement Period to the extent the reimbursement would not cause the selling commissions, dealer manager fee, distribution and shareholder servicing fees and other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds. In no event will our organization and offering expenses exceed 15% of gross offering proceeds received up to $150,000,000 and 13.5% of gross offering proceeds in excess of $150,000,000. If we raise the maximum offering amount in the primary offering and under our DRIP, we expect that organization and offering expenses (other than the selling commission, dealer manager fee and distribution and shareholder servicing fee) will be approximately 1.0% of gross offering proceeds. We pay our dealer manager a monthly fee in arrears that accrues daily (i) with respect to each outstanding Class T share in an amount equal to 1/365th of 1.0% of the transaction price per Class T share for such day, consisting of an advisor distribution and shareholder servicing fee of 1/365th of 0.75% and a dealer distribution and shareholder servicing fee of 1/365th of 0.25%, provided that with respect to Class T shares sold through certain participating broker-dealers, these may be different amounts so long as the aggregate distribution and shareholder servicing fee shall always equal 1.0%; (ii) with respect to each outstanding Class S share in an amount equal to 1/365th of 1.0% of the transaction price per Class S share for such day; (iii) and with respect to each outstanding Class D share in an amount equal to 1/365th of 0.25% of the transaction price per Class D share for such day. The distribution and shareholder servicing fee is not included in the table above because it will be paid over a period of years and generally is expected to be offset by distributions paid on the Class T, Class S and Class D shares. See “Description of Capital Stock—Distribution and Shareholder Servicing Fee.”
(3)	Until required in connection with our targeted investments, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.
(4)	Acquisition expenses will include, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, commissions to non-affiliated third parties, accounting fees and expenses, title insurance premiums and expenses and other miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, including closing costs and non-refundable option payments, whether or not the property is acquired. Acquisition expenses also include certain payroll costs for acquisition related efforts by our advisor’s and its affiliates’ personnel. For purposes of this table, we have assumed expenses of 0.75% of the purchase price of each property (including our pro rata share of debt attributable to such property) or other real estate-related investments; however, expenses on a particular acquisition or investment may be higher.

Fees that we pay to our sponsor or our advisor, or their affiliates, may be amended only upon the determination of our board of directors, including a majority of our independent directors. See “Management Compensation.”

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor, Resource IO Advisor, to manage our day-to-day operations and the acquisition and disposition of our real estate investments, subject to our board’s supervision.

Our charter provides that a majority of our directors must be independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsor or its affiliates and has not been so for the previous two years and meets the other independence requirements set forth in our charter. We have a six-member board of directors, four of whom are independent directors.

As required by the NASAA REIT Guidelines, at the first meeting of our board of directors, our charter was reviewed and ratified by a majority vote of our board of directors, including a majority of our independent directors.

Each director will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by our stockholders, provided that the independent directors nominate replacements for any vacancies among the independent director positions. Any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if such majority is less than a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the committee of the board, which we describe below, we expect our directors will hold at least four regular board meetings each year. Although we have no present intent to do so, our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

The general terms of our investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors. All of our executive officers are employees of our sponsor or its affiliates. Neither we nor our advisor expect that we will have any employees, and our executive officers are not exclusively dedicated to our operations.

Name	Age*	Positions
Alan F. Feldman	54	Chief Executive Officer and Director
George E. Carleton	60	Chief Operating Officer and President
Steven R. Saltzman	54	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	57	Chief Legal Officer, Senior Vice President and Secretary
Marshall P. Hayes	41	Senior Vice President
Robert C. Lieber	63	Director
Andrew Ceitlin	44	Independent Director
David K. Blatt	47	Independent Director
Harvey G. Magarick	78	Independent Director
Eric Mallory	57	Independent Director

*	As of March 30, 2018.

The biographical descriptions below set forth certain information with respect to our executive officers and directors. The board has identified specific attributes of each director that the board has determined qualify that person for service on the board.

Alan F. Feldman has been our Chief Executive Officer and a director since our formation in June 2014. Mr. Feldman has also served as the Chief Executive Officer and manager of our advisor since its formation in June 2014. Mr. Feldman has been the Chief Operating Officer and President of Resource Apartment REIT III, Inc., or Resource Apartment REIT III, from January 2016 to June 2017 and served as Chief Executive Officer and director of Resource Apartment REIT III from July 2015 to January 2016 and since June 2017. He has also served as the Chief Executive Officer and Manager of Resource REIT Advisor, LLC, or Resource REIT Advisor, since its formation in July 2015. Mr. Feldman has been the Chief Executive Officer since October 2012, and director since September 2012, of Resource Real Estate Opportunity REIT II, Inc., or Resource Opportunity REIT II. Mr. Feldman also has served as the Chief Executive Officer and manager of Resource Real Estate Opportunity Advisor II, LLC, or Resource Opportunity Advisor II, since October 2012. In addition, Mr. Feldman has served as a director and Chief Executive Officer of Resource Real Estate Opportunity REIT, Inc., or Resource Opportunity REIT, since June 2009 and Resource Real Estate since May 2004, the Chief Executive Officer and manager of Resource Real Estate Opportunity Advisor, LLC, or Resource Opportunity Advisor, since June 2009, President and a director of Resource Real Estate Management, LLC since August 2007 and a Senior Vice President of Resource America since August 2002. In addition, as a result of his positions within Resource America, Mr. Feldman serves as a director for various wholly owned subsidiaries of Resource America and its affiliates. From 1998 to 2002, Mr. Feldman was a Vice President at Lazard Freres & Co., LLC, an investment banking firm specializing in real estate matters. From 1992 through 1998, Mr. Feldman was an Executive Vice President of the Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. From 1990 to 1992, Mr. Feldman was a director at Strouse, Greenberg & Co., a regional full service real estate company. From 1986 through 1988, Mr. Feldman was an engineer at Squibb Corporation. Mr. Feldman received a Bachelor of Science degree and Master of Science degree from Tufts University, and a Master of Business Administration, Real Estate and Finance concentration degree from The Wharton School, University of Pennsylvania.

We believe that Mr. Feldman should serve as a director in light of his day-to-day company-specific operational experience, finance and market experience and REIT experience.

George E. Carleton has been our Chief Operating Officer and President and President and Manager of our advisor since June 2017. Mr. Carleton has served as a director of Resource Opportunity REIT II since September 2016. He has also served as Chief Operating Officer and President of Resource Opportunity REIT, Resource Opportunity REIT II, and Resource Apartment REIT III since June 2017, as well as an Executive Vice President of Resource America since September 2016. Mr. Carleton is an Executive Managing Director of Island Capital Group LLC, or Island, which he joined when the company was formed in February 2003. Island is a commercial real estate merchant banking firm headquartered in New York, New York. Since its formation in February 2010, Mr. Carleton has also served as an Executive Managing Director of C-III, which is externally managed by Island. C-III is a commercial real estate investment and services company engaged in a broad range of activities, including principal investments (debt and equity), primary and special loan servicing, loan origination, fund management, multifamily property management, investment sales and zoning and title services. Prior to joining Island, Mr. Carleton was a Senior Managing Director of Insignia Financial Group, Inc. (NYSE: IFS), which was a publicly traded commercial real estate services company that merged with CB Richard Ellis in 2003. Before joining Insignia in 1993, he held various positions at Travelers Insurance Real Estate Department, which he joined in 1981. Mr. Carleton received a Bachelor of Science degree from Florida Atlantic University and a Masters of Science degree from American University.

Steven R. Saltzman has been our Chief Financial Officer, Senior Vice President and Treasurer since June 2014. Mr. Saltzman has also served as Chief Financial Officer, Senior Vice President and Treasurer for our advisor since its formation in June 2014 and in the same capacities for Resource Apartment REIT III and Resource REIT Advisor, since July 2015, Resource Opportunity REIT II and Resource Opportunity Advisor II since October 2012 and for Resource Opportunity REIT and Resource Opportunity Advisor since June 2009. In addition, Mr. Saltzman has served as Senior Vice President and Chief Financial Officer of Resource Real Estate since January 2014; he previously held the positions of Vice President and Controller from May 2004 to January 2014. He is also Vice President of Finance of Resource Real Estate Management, LLC, since August 2007. From 1999 to 2003, Mr. Saltzman was Controller at WP Realty, Inc., a regional developer and property manager specializing in community shopping centers. Mr. Saltzman began his real estate career in 1988 as a Property Controller at The Rubin Organization, a predecessor to the Pennsylvania Real Estate Investment Trust. Mr. Saltzman began his professional career at Price Waterhouse, LLP from 1985 to 1988. Mr. Saltzman received a Bachelor of Science degree from The Wharton School, University of Pennsylvania. Mr. Saltzman is both a Certified Public Accountant and a Certified Management Accountant.

Shelle Weisbaum has been our Chief Legal Officer, Senior Vice President and Secretary since June 2014. Ms. Weisbaum has also served as Chief Legal Officer, Senior Vice President and Secretary of our advisor since its formation in June 2014. Ms. Weisbaum has been the Chief Legal Officer, Senior Vice President and Secretary of Resource Apartment REIT III and Resource REIT Advisor since July 2015. She has been Chief Legal Officer, Senior Vice President and Secretary of Resource Opportunity REIT II and of Resource Opportunity Advisor II since October 2012. Ms. Weisbaum has been Chief Legal Officer, Senior Vice President and Secretary of Resource Opportunity REIT and Resource Opportunity Advisor since June 2009. Ms. Weisbaum has also served as Senior Vice President, since January 2014, and General Counsel and Secretary, since August 2007, of Resource Real Estate. Ms. Weisbaum also has served as Chief Legal Officer, Senior Vice President and Secretary of Resource Capital Corp. since September 2016. Previously she held the position of Vice President of Resource Real Estate from August 2007 to December 2013. She has also served as Vice President and Secretary of Resource Real Estate Management, LLC since August 2007. Ms. Weisbaum joined Resource Real Estate in October 2006 from Ledgewood Law P.C. a Philadelphia-based law firm, where she practiced commercial real estate law from 1998 to 2006 as an associate and later as a partner of the firm. Prior to Ledgewood, from 1987 to 1998, Ms. Weisbaum was Vice President and Assistant General Counsel at the Philadelphia Stock Exchange. Ms. Weisbaum received a Bachelor of Science degree in Business Administration from Boston University and a Juris Doctor degree from Temple University.

Marshall P. Hayes has served as our Senior Vice President since May 2017. Mr. Hayes has also served as Senior Vice President of our advisor since May 2017. From September 2006 to the present, Mr. Hayes has served as Senior Vice President then Managing Director for Resource Real Estate where he oversees all of Resource Real Estate’s multifamily acquisitions as well as asset management and portfolio management functions for the company. From June 2004 through August 2006, Mr. Hayes was Vice President of Transactions for AIMCO, a Denver-based multifamily REIT. From August 1998 through May 2004, Mr. Hayes worked for investment banking firm Lazard in New York, where he was a member of the real estate investment banking group. While at Lazard, Mr. Hayes worked on a variety of commercial real estate advisory assignments (including M&A, recapitalizations and asset sales) and specifically multiple successful assignments in the office sector totaling more than $5.5 billion. Mr. Hayes received a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania.

Robert C. Lieber has been one of our directors since September 2016. Mr. Lieber has served as an Executive Managing Director of both C-III and Island Capital Group, LLC since July 2010 and as Chief Executive Officer of Resource Capital Corp., a publicly traded mortgage REIT, since September 2016. Mr. Lieber served under New York City Mayor Michael R. Bloomberg as Deputy Mayor for Economic Development from January 2007 to July 2010. Prior to joining the Bloomberg administration, Mr. Lieber was employed by Lehman Brothers Holdings Inc. for 23 years, serving most recently as a Managing Director of a real estate private equity fund and previously as the Global Head of Real Estate Investment Banking. Mr. Lieber served as a director of ACRE Realty Investors Inc., a publicly-traded commercial real estate company, and currently serves as a director of Tutor Perini Corporation, a publicly-traded general contracting and construction management company. He served as a board member and secretary of the board as well as a trustee for the Urban Land Institute and formerly served as chairman of the Zell-Lurie Real Estate Center at The Wharton School, University of Pennsylvania. Mr. Lieber received a Bachelor of Arts from the University of Colorado and a Master of Business Administration from The Wharton School, University of Pennsylvania.

We believe that Mr. Lieber should serve as a director in light of his leadership abilities and expertise in the acquisition and ownership of commercial real estate and real estate-related debt.

Andrew Ceitlin has served as one of our independent directors since March 2015. Mr. Ceitlin has served as a director of Resource Real Estate Opportunity REIT, Inc. since February 2014. Mr. Ceitlin has served as the Vice President and Senior Corporate Counsel for Tishman Construction Corporation, an AECOM company, since June 2010. Prior to joining Tishman Construction Corporation, Mr. Ceitlin served as legal counsel for Bovis Lend Lease Holdings, Inc. from May 2007 to June 2010. Prior to joining Bovis Lend Lease Holdings, Inc., Mr. Ceitlin was an associate attorney at Peckar & Abramson, P.C., a law firm specializing in construction law. Mr. Ceitlin is a licensed member of the New York State Bar and has practiced law for over 13 years. He received a Bachelor’s degree in political science from The Ohio State University and a Juris Doctor degree from New York Law School.

We believe that Mr. Ceitlin should serve as a director in light of his experience in the legal and real estate markets and his expertise in construction law.

David Blatt has served as one of our independent directors since March 2015. Mr. Blatt served as independent trustee and audit committee chair for Resource Real Estate Diversified Income Fund from March 2013 to February 2015. Mr. Blatt is Director and Enterprise Account Manager for WWT Asynchrony Labs, an innovative information technology and software development firm owned by World Wide Technology, since March 2013. Prior to joining WWT Asynchrony Labs, Mr. Blatt served as Division Vice President, Application Development for Maritz Inc., a global sales and marketing services firm from November 2001 to March 2013. Prior to joining Maritz, Inc., Mr. Blatt was a Senior Manager at BearingPoint Consulting and KPMG LLP. Mr. Blatt is a certified public accountant (non-licensed), received a Bachelor of Science degree in Accounting from the Kelley School of Business at Indiana University and a Master of Business Administration from Washington University, Olin School of Business, and is a certified ISO9001:2000 auditor.

We believe that Mr. Blatt should serve as a director in light of his accounting and financial reporting expertise and his experience in the innovative technology sector.

Harvey G. Magarick has served as one of our independent directors since March 2015. Mr. Magarick has also served as an independent director of Resource Apartment REIT III since January 2016. Mr. Magarick has maintained his own consulting practice since June 2004. From 1997 to 2004, Mr. Magarick was a partner at BDO Seidman, LLP. Mr. Magarick is a member of the board of trustees of the Hirtle Callaghan Trust, an investment fund, and has been the chairman of its audit committee since 2004. Mr. Magarick served as an independent member of the Board of Directors of Atlas Energy, LP from February 2011 to September 2013, an independent member of the Board of Directors of Atlas Pipeline Holdings, L.P. from January 2006 through February 2011 and an independent member of the Board of Directors of Atlas Resource Partners, LP from September 2013 to February 2015. Mr. Magarick is a certified public accountant (inactive) and received a Bachelor of Science degree from Temple University.

We believe that Mr. Magarick should serve as a director in light of his accounting and financial reporting expertise and public company board experience.

Eric Mallory has served as one of our independent directors since March 2015. Mr. Mallory has served as Founder and Principal of Eureka Ventures, LLC since June 2005. Prior to forming Eureka Ventures, Mr. Mallory served as Senior Vice President, Director of Retail for Lauth Property Group from January 2003 to June 2005. Prior to joining Lauth Property Group, Mr. Mallory was Senior Vice President and Director of Development for Developers Diversified Realty Corp. (NYSE: DDRC) from April 1999 to January 2003. Prior to DDRC, Mr. Mallory served as Executive Vice President with Pennsylvania Real Estate Investment Trust (NYSE: PEI) from August 1993 to April 1999. Mr. Mallory is an active member of the International Council of Shopping Centers (ICSC) and has served as Dean of the School of Development and Construction for the ICSC University of Shopping Centers. He received a Bachelor of Science degree in Engineering from the University of Pittsburgh and a Masters of Business Administration degree from the University of Evansville.

We believe that Mr. Mallory should serve as a director in light of his real estate market expertise and his experience with other REITs.

Board Committees

Our board of directors will have one standing committee, consisting solely of independent directors: the audit committee.

Audit Committee

Our board of directors has established an audit committee, which consists of Messrs. Cetilin, Blatt, Magarick and Mallory. One of our independent directors, Mr. Magarick, serves as the chair of the audit committee and has been designated as the audit committee financial expert.

Among other things, the audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee is also responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent public accountants.

Compensation of Directors

Any member of our board of directors who is also an employee of our advisor or Resource Real Estate will not receive additional compensation for serving on our board of directors. Each independent director will receive an annual retainer of $25,000. In addition, the chairman of our audit committee will receive an additional annual retainer of $5,000. Each independent director received 1,500 shares of our Class A common stock upon our satisfying the minimum offering threshold and will receive an additional 1,500 Class A shares of common stock upon each annual reelection to our board of directors. We pay independent directors for attending board and committee meetings as follows:

•	$1,000 in cash for each board meeting attended;

•	$1,000 in cash for each committee meeting attended, except that the chairman of the committee will be paid $2,000 for each meeting attended;

•	$500 in cash for each teleconference meeting of the board; and

•	$500 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $1,000 for each teleconference meeting of the committee.

We also reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Long-Term Incentive Plan

We have adopted a long-term incentive plan which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently anticipate that we will issue awards only to our independent directors under our long-term incentive plan.

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, officers, employees and consultants of ours and our affiliates, selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

Our board of directors or a committee appointed by our board of directors administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, our independent directors receive shares of restricted stock under a sub-plan to our long-term incentive plan, thereby aligning their interests more closely with the interests of our stockholders. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum number of 500,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law and our charter.

Maryland law permits us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting form (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations contained in Maryland law, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision neither reduces the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following conditions are met:

•	the indemnified person has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, Resource IO Advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor or any of, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. We may incur significant costs to purchase this insurance on behalf of our directors and officers. In addition, we may, with the approval of the board of directors and any duly authorized committee thereof, provide such indemnification and advance for expenses to any employee of our advisor or its affiliates acting as our agent.

Our Advisor

Our advisor is Resource IO Advisor, LLC. Our advisor is a limited liability company that was formed in the State of Delaware on June 24, 2014. Our advisor has no operating history and no experience managing a public company. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. All of our officers and some of our directors are also officers and managers of our advisor.

The officers and managers of our advisor are as follows:

Name	Positions
Alan F. Feldman	Chief Executive Officer and Manager
George E. Carleton	President and Manager
Steven R. Saltzman	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	Chief Legal Officer, Senior Vice President and Secretary
Marshall P. Hayes	Senior Vice President

The background of Messrs. Feldman, Carleton, Saltzman and Hayes and Ms. Weisbaum are described in the “Management—Executive Officers and Directors” section of this prospectus.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations, choose the property managers for our property investments (subject to the authority of our board of directors and officers) and perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	following the NAV pricing date, supervising the valuation of our assets and the calculation of our NAV per share;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into servicing contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for certain expenses.

Our investment guidelines will delegate to our advisor the authority to execute acquisitions and dispositions of investments in properties and real estate-related securities, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors will be required to approve any acquisition of a single property or group of related properties (a) requiring a net equity investment that exceeds the greater of (i) $50 million or (ii) if our NAV exceeds $1 billion, 25% of our total NAV at the time of acquisition or (b) that occurs prior to the date on which we raise $100 million in gross offering proceeds in this offering. A majority of our board of directors will periodically determine that the consideration paid for property we acquire will ordinarily be based on the fair market value of the property. If a majority of our independent directors determines, or if the property is acquired from our advisor, a director, our sponsor or any of their affiliates, such fair market value shall be determined by a qualified independent appraiser selected by our independent directors.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. Our advisory agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange. Additionally, our independent directors may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function.

Our advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon the approval of our independent directors. We may assign or transfer the advisory agreement to a successor entity.

We may internalize our management by acquiring our advisor or an affiliate thereof, whether by means of a merger, stock acquisition, or asset purchase, which we refer to as an internalization transaction.

We cannot predict whether, and on what terms, an internalization transaction would occur in the future. If we internalize our management functions, we could incur significant costs associated with being self-managed. We would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement; however, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations, or FFO, and may further dilute our stockholders’ investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor, our net income per share and FFO per share may be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders. See “Risk Factors––Risks Related to this Offering and Our Corporate Structure—If we internalize our management functions, your interest in us could be diluted, we could incur other significant costs associated with being self-managed, may not be able to retain or replace key personnel and we may have increased exposure to litigation as a result of the internalization process.”

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel of our advisor or Resource Real Estate, our sponsor, may not be employed by us, but instead may remain employees of our sponsors or its affiliates. If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could, therefore, result in our incurring additional costs or experiencing deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.

Investments by Our Advisor and Resource America

Our advisor, a wholly-owned subsidiary of our sponsor, purchased $200,000 of Class A common stock. Our advisor may not sell any of these shares during the period it serves as our advisor. Our advisor currently has no options or warrants to acquire any shares.

In order to more closely align our investment objectives and goals with those of our advisor, Resource America, the parent of our sponsor, purchased $2,000,000 of Class A shares on February 12, 2016. Our advisor and Resource America will not vote any shares they acquire in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates. Our advisor is directly owned and controlled by Resource Real Estate, our sponsor. In the event the advisory agreement is terminated, the shares owned by our advisor would not be automatically repurchased. There currently is not a share repurchase program for our Class A shares, but we expect our board of directors to approve such a plan and, following such approval, that our advisor would be able to participate in such Class A share repurchase program, subject to all of the restrictions of such Class A share repurchase program applicable to all other common stockholders.

Other Affiliates

Our Sponsor and the Parent of our Sponsor

Resource Real Estate is our sponsor and the parent company of both our advisor and our property manager. Our advisor and Resource Real Estate are indirect subsidiaries of Resource America, an asset management company that specializes in real estate and credit investments. Resource America’s objective is to be best in class among asset managers in the real estate and credit sectors as measured by returns to investors and the quality of the funds and businesses it manages. Resource America’s investments have emphasized consistent value and long-term returns with an income orientation. However, from time to time, unforeseen circumstances as described under “Prior Performance Summary—Adverse Business Developments or Conditions” have caused certain programs to experience temporary cash flow deficiencies at various times. As of December 31, 2017, our sponsor and its parent Resource America, collectively managed a portfolio of assets valued at approximately $4.6 billion, which included real estate investments valued at approximately $4.1 billion. Managed real estate assets are valued as the sum of: (i) the amortized cost of the commercial real estate loans; and (ii) the book value of each of the following: (a) real estate and other assets held by real estate investment entities owned by Resource America, (b) Resource America’s outstanding legacy loan portfolio, and (c) Resource America’s interests in real estate. Further, assets are valued at their amortized cost. Resource Real Estate and Resource America have, or had, a number of partnerships and joint ventures with institutional partners in which such partnerships or joint ventures acquire, hold, manage and sell real estate and real estate-related debt investments. In addition to capital, Resource Real Estate or Resource America, as applicable, has provided one or more of the following services to each of these partnerships or joint ventures: asset management, property and construction management or acquisitions and disposition advice. Listed below are examples of such real estate-related institutional capital partnerships that have been formed with Resource Real Estate:

•	A partnership with one of Washington, D.C.’s largest full-service real estate companies that owns and developed more than 80 buildings in the Washington, D.C. metropolitan area aggregating over 20 million square feet. The partnership was formed to own an office building in which Resource America owned a minority interest and provided asset oversight management. The asset was sold in June 2011.

•	Three joint ventures with a privately held, registered investment advisor specializing in alternative investments to foundations, endowments, pension plans, insurance companies and other institutional investors. The joint ventures were formed to acquire real estate and real estate-related debt investments, all of which have since been sold, and Resource Real Estate provided acquisition advice, asset, property and construction management and disposition services.

•	A partnership with an institutional investment firm that invests funds for pension plans, unions, corporations, endowments, foundations, and charitable organizations. The partnership was formed to own five multifamily rental properties, all of which have since been sold, and Resource Real Estate provided acquisition advice, asset, property and construction management and disposition services.

•	A joint venture with an international investment company and which is one of Central Europe’s leading sponsors of international real estate funds. Resource America held mezzanine debt in connection with an office building majority owned by the institutional partner, and Resource America provided asset oversight management. The asset was sold in June 2010.

•	A partnership with a private real estate investment firm was formed to acquire a multifamily rental property and Resource Real Estate provided acquisitions advice and asset, property and construction management and disposition services. The asset was sold in March 2014.

•	A partnership with a private real estate investment firm was formed to acquire two multifamily rental properties and Resource Real Estate provided acquisitions advice and asset, property and construction management and disposition services. Resource Real Estate sold its interest in the properties to its partner in April 2010.

Resource Real Estate is a full-service real estate firm. Resource Real Estate’s principal services and functions include acquisitions, asset management, loan management, property management, construction management, restructuring, finance and dispositions. As of December 31, 2017, Resource Real Estate’s portfolio encompasses assets in 18 states and includes 50 individual assets. All references to Resource Real Estate throughout this prospectus include predecessor affiliates of Resource America involved in real estate.

Resource Real Estate and its affiliates have been active in the commercial real estate market since 1993, acquiring and managing a portfolio of properties. We believe Resource Real Estate and its affiliates have significant experience in evaluating and investing in diverse asset classes, including real estate, commercial mortgage-backed securities, mortgages, leases, bank loans, equipment leases and trust preferred securities and has developed a disciplined credit culture that is the backbone of its financial services businesses. As a result of many programs and products, Resource Real Estate and its affiliates have a breadth of knowledge and experience in the ownership, management and disposition of real estate assets. Our advisor intends to use this breadth of knowledge and experience to assist us to meet our investment objectives.

Resource Real Estate and its affiliates have years of experience and a number of relationships in the real estate and financial services markets that together, we believe, will put our advisor in a position to operate and manage our company. Specifically, our advisor believes that the following entities and factors highlight the resources that our advisor may use to compete in the discounted real estate asset marketplace:

•	Resource Real Estate currently manages a portfolio of real estate assets valued at approximately $4.1 billion as of December 31, 2017.

•	Resource Real Estate and its affiliates have been active in the commercial real estate market since 1993, acquiring and disposing of investments representing over $507 million of assets through December 31, 2017. Our advisor uses Resource Real Estate’s knowledge and experience in the commercial real estate marketplace to assist us in meeting our investment objectives.

Property Manager

We may engage our property manager, Resource IO Manager, LLC, to manage and lease particular properties and manage our real estate-related debt investments. Our property manager is a wholly owned subsidiary of Resource Real Estate.

For information on the property management fees we expect to pay to our property manager, see “Management Compensation.”

Dealer Manager

We have retained Resource Securities, an affiliate of our advisor, to conduct this offering on a best efforts basis. Resource Securities will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. The principal business of Resource Securities is participating in and facilitating the distribution of securities of programs sponsored by affiliates of Resource America, including the Affiliated Programs. This is the eighth offering in which Resource Securities has served as dealer manager for Resource Real Estate-sponsored programs.

Management Decisions

Messrs. Feldman and Carleton have the primary responsibility for the management decisions of our advisor. Our sponsor, Resource Real Estate, and its team of real estate professionals, including Messrs. Feldman, Carleton and Hayes acting through our advisor, have the primary responsibility for the selection of investments, the negotiation for these investments, and the financing, asset-management and disposition decisions. Any investment not within the specific parameters of the investment guidelines adopted by our board of directors must be approved by a majority of our directors.

Our advisor, has established an investment committee that approves each investment for us prior to being submitted to our board of directors if so required. The members of our advisor’s investment committee are James A. Aston, George E. Carleton, Alan F. Feldman, Marshall P. Hayes and Paul A. Hughson. The biographies of Messrs. Carleton, Feldman and Hayes are described in the “Management—Executive Officers and Directors” section of the prospectus.

James A. Aston serves on our advisor’s investment committee and also serves as an Executive Managing Director and the Chief Financial Officer of C-III and Island. Mr. Aston joined Island at its inception. He previously held the role of Chief Financial Officer at Insignia, having joined that company in 1990. Mr. Aston presided over more than $7 billion of financings during his tenure with Insignia and brought more than 20 years of experience in real estate, finance and accounting to Island. Prior to Insignia, Mr. Aston was a certified public accountant at predecessor firms of Ernst & Young for ten years, where his practice concentrated on real estate and securities offerings. Mr. Aston received a Bachelor of Science in Accounting from Clemson University.

Paul A. Hughson serves on our advisor’s investment committee and also serves as an Executive Managing Director of Island, which he joined in 2009. Since 2010, Mr. Hughson has served as an Executive Managing Director of C-III and as an Executive Managing Director and Co-Chief Investment Officer of C-III’s investment manager subsidiary. Mr. Hughson also serves as a director of Resource Apartment REIT III, Inc. Before joining Island, Mr. Hughson was a member of the Lehman Brothers Global Real Estate Group for 15 years, where he was the head of global credit distribution. Mr. Hughson joined Lehman Brothers in 1993. Prior to Lehman Brothers, he was a real estate attorney at the law firm Thacher Proffitt & Wood since 1986. Mr. Hughson received a Bachelor of Arts degree from Tufts University and a Juris Doctor degree from the University of Virginia.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation we will pay to our advisor and its affiliates, including reimbursements for costs that they incur in providing services to us. The selling commissions and the dealer manager fee may vary for certain categories of purchasers. For more information, see “Plan of Distribution.” The table below assumes that (i) all Class T, Class S, Class D and Class I shares sold in the primary offering are sold at $10.35, $10.35, $10.00 and $10.00, respectively, (ii) we sell 25% Class T, 25% Class S, 25% Class D and 25% Class I shares in the primary offering and pursuant to our DRIP; and (iii) we incur no leverage. The fees described in the table below may be amended only upon the determination of our board of directors, including a majority of our independent directors. The fees described in the table below may change without stockholder consent.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
Organization and Offering Stage

Upfront Selling Commissions and Dealer Manager Fee(2)—Dealer Manager

We will pay selling commissions to our dealer manager of up to 3.0% of the transaction price per Class T share and up to 3.5% of the transaction price per Class S share sold. Prior to the NAV Pricing date, our transaction price will equal $10.00 per share. Thereafter, we will adjust our transaction price to equal the NAV per share for such class, and following the daily NAV pricing date, we will update our NAV at the end of each business day and further adjust our transaction price to equal the prior day’s NAV per share for such class. All selling commissions will be re-allowed to participating broker-dealers. We will not pay selling commissions with respect to the sale of Class D shares or Class I shares or any shares sold pursuant to our DRIP.

		$7,246,377 for the sale of Class T shares $8,454,106 for the sale of Class S shares
	We will pay a dealer manager fee to our dealer manager of up to 0.5% of the gross offering proceeds per Class T share. Our dealer manager may re-allow a portion of the dealer manager fee to participating broker-dealers. We will not pay dealer manager fees in connection with the sale of Class S, Class D or Class I shares or in connection with any shares sold pursuant to our DRIP. See “Distribution and Shareholder Servicing Fee” below for a description of this fee paid for each Class T, Class S and Class D share.	$1,207,729

Other Organization and Offering Expenses—Advisor and its affiliates(3)	Our advisor has agreed to advance all of our organization and offering costs through the end of this initial offering. Commencing January 1, 2020, we will reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf ratably over the following 60 months (the “Reimbursement Period”) to the extent the reimbursement would not cause the selling commissions, dealer manager fee, distribution and shareholder servicing fees and other organization and offering expenses borne by us to exceed 15% of gross offering proceeds. In no event will our organization and offering expenses exceed 15% of gross offering proceeds received up to $150,000,000 and	$11,000,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
13.5% of gross offering proceeds in excess of $150,000,000. However, if we raise at least $250 million by the termination of the initial public offering, we will have the option of beginning the Reimbursement Period on an earlier date. If we raise the maximum offering amount in the primary offering and under our DRIP, we expect that organization and offering expenses (other than the selling commission, dealer manager fee and distribution and shareholder servicing fee) will be approximately 1.0% of gross offering proceeds.

Acquisition and Development Stage

Acquisition Expenses—Advisor or its affiliates(4)	Subject to the limitations in our charter, we will reimburse our advisor or its affiliates for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate-related debt investments, whether or not we ultimately acquire the property or the real estate-related debt investment.	Actual amounts are dependent upon acquisition activity and therefore cannot be determined at the present time.

Operational Stage

Advisory Fee—Advisor(5)

We will pay our advisor an advisory fee equal to (1) a monthly fixed component equal to 0.104% (one-twelfth of 1.25%) of the cost of each asset (excluding any leverage we may incur in connection with such asset) at the end of each month, without deduction for depreciation, bad debts or other non-cash reserves and (2) a yearly performance component equal to 12.5% of Total Return, subject to a 5.5% Hurdle Amount and a High Water Mark, with a Catch-Up (each term as defined herein).

After the NAV pricing date, the fixed component will accrue daily in an amount equal to 1/365th of 1.25% of our NAV for such day.

Our advisor has agreed to waive receipt of the monthly fixed component of the Advisory Fee during this initial offering.

The performance component of the advisory fee will be in an amount equal to:

•  First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess being referred to as Excess Profits), 100% of such annual Excess Profits until the total amount allocated to our advisor for such performance component equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount paid to our advisor pursuant to this clause (this is commonly referred to as a Catch-Up); and

•  Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)

“Total Return” for any period since the end of the prior calendar year shall equal the sum of:

(i) all distributions accrued or paid (without duplication) on the outstanding shares of common stock at the end of such period since the beginning of the then-current calendar year plus

(ii) following the NAV pricing date, the change in aggregate NAV, before giving effect to (x) changes resulting solely from the proceeds of issuances of stock dividends, (y) any allocation/ accrual to our advisor of the performance component of the advisory fee and (z) applicable distribution and shareholder servicing fees.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of our common stock issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such common stock.

The Hurdle Amount for any period during a calendar year shall mean the amount that results in a 5.5% annualized internal rate of return on the average NAV of the shares of common stock outstanding at the beginning of the then-current calendar year and shares of common stock issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such shares and all issuances of share dividends over the period and calculated in accordance with recognized industry practices. The ending NAV used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the performance component of the advisory fee and any distribution and shareholder servicing fees.

Except as described in Loss Carryforward Amount below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the performance component of the advisory fee. This is referred to as a “High Water Mark.”

Our advisor will also be allocated a performance fee with respect to all shares that are repurchased (in connection with our share repurchase program) in an amount

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)
calculated as described above with the relevant period being the portion of the year for which such share was outstanding. The performance component of the advisory fee may be payable in cash or Class I shares at the election of our advisor.

Property Management/ Debt Servicing Fees—Property Manager or its affiliates(6)

With respect to real property investments, if the property manager or an affiliate manages a property, we will pay it a customary market rate fee, which is generally expected to range from 2.5% to 4.5% of the annual gross revenues for that property. If a non-affiliated third party manages a property, we will pay Resource IO Manager an oversight fee equal to 1.0% of the gross revenue for that property.

If the property manager or an affiliate is responsible for leasing a property, we will pay it a customary market rate fee. If a non-affiliated third party is hired as a leasing agent for a property, Resource IO Manager will be paid an oversight fee equal to 1.0% of the annual gross rent paid or payable under the leases.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

With respect to real estate-related debt investments managed by our property manager or its affiliates, we will pay a debt servicing fee equal to 0.5% of gross receipts from these investments. The fee attributable to our real estate-related debt investments will cover our property manager’s services in monitoring the performance of our real estate-related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate-related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants, and reviewing insurance compliance.

Other Operating Expenses—Advisor or its affiliates(7)	We will reimburse the actual expenses incurred by our advisor or its affiliates in connection with performing certain services for us, which may include our allocable share of costs for personnel and overhead, such as, but not limited to, allocable personnel salaries and other employment expenses payable to our named executive officers.	Actual amounts are dependent upon the results of our operations and are subject to the limitations in our charter; we cannot determine these amounts at the present time.

Distribution and Shareholder Servicing Fee—Dealer Manager	We pay our dealer manager a monthly fee in arrears that accrues daily (i) with respect to each outstanding Class T share in an amount equal to 1/365th of 1.0% of the transaction price per Class T share for such day, consisting of an advisor distribution and shareholder servicing fee of 1/365th of 0.75% and a dealer distribution and shareholder	$2,500,000 annually for Class T shares. $2,500,000 annually for Class S shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)

servicing fee of 1/365th of 0.25%, provided that with respect to Class T shares sold through certain participating broker-dealers, these may be different amounts so long as the aggregate distribution and shareholder servicing fee shall always equal 1.0%; (ii) with respect to each outstanding Class S share in an amount equal to 1/365th of 1.0% of the transaction price per Class S share for such day; (iii) and with respect to each outstanding Class D share in an amount equal to 1/365th of 0.25% of the transaction price per Class D share for such day.

No distribution and shareholder servicing fees shall be paid in connection with the sale of Class I shares.

Our dealer manager will reallow up to 100% of the distribution and shareholder servicing fee to participating broker-dealers.

$625,000 annually for Class D shares.

We will cease paying the distribution and shareholder servicing fee with respect to Class T, Class S or Class D shares held in a customer account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and distribution and shareholder servicing fees paid with respect to all Class T, Class S or Class D shares held in such account would exceed 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer in effect at the time such Class T, Class S or Class D shares were first issued to such account) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRIP with respect thereto). At the end of such month, such Class T shares, Class S shares or Class D shares (and any shares issued under our DRIP with respect thereto) will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares. Although we cannot predict the length of time over which the distribution and shareholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share or Class S share over approximately 5 years from the date of purchase and with respect to a Class D share over approximately 34 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRIP and, following the NAV pricing date, a constant NAV of $10.00 per share. Under these assumptions, if a stockholder holds his or her shares for these time periods, this fee with respect to a Class T share or Class S share would total approximately $0.53 and with respect to a Class D share would total approximately $0.85.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering(1)

In addition to the terms described above, all distribution and shareholder servicing fees shall cease, and all Class T, Class S and Class D shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares on the earliest of the following, should any of these events occur: (i) the date at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our DRIP); (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other publicly traded securities. We cannot predict if or when any of these events will occur.

(1)	The estimated maximum dollar amounts are based on the sale to the public of $1,000,000,000 in shares, and $100,000,000 in shares under our DRIP at 96% of the offering price. We will not pay any selling commissions or dealer manager fees on sales of shares under our DRIP.
(2)	All or a portion of the selling commissions and dealer manager fees will not be charged with regard to shares sold to certain categories of purchasers, including purchasers who qualify for volume discounts. See “Plan of Distribution.”
(3)	Includes all expenses (other than selling commissions, dealer manager fees and distribution fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing, filing and registration fees, charges of our escrow agent, charges of our transfer agent, charges for processing subscription agreements, and other accountable offering expenses including, but not limited to: (i) costs and expenses of conducting educational conferences and seminars; (ii) costs and expenses of attending broker-dealer sponsored conferences; (iii) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing of our shares, including, but not limited to, the senior management team and various other accounting and finance employees and administrative overhead allocated to these employees; (iv) facilities and technology costs, insurance expenses and other costs and expenses associated with the offering and to facilitate the marketing of our shares; and (v) payment or reimbursement of bona fide due diligence expenses.
(4)	We will reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of a loan, whether or not we ultimately acquire the property or the loan and certain payroll costs for acquisitions related efforts by our advisor’s and its affiliates’ personnel. Our charter limits our ability to purchase property or make other investments if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, approve fees in excess of these limits based on a determination that the transaction is commercially competitive, fair and reasonable to us.

Construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition or renovation of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or a lease renewal, such fees will be treated as operating costs of the property, similar to leasing commissions.

(5)	Until the NAV pricing date, the advisory fee will be based on amounts expended by us plus any amounts budgeted to develop, construct or improve the property (excluding any leverage we incur in connection with such acquisition, development, construction or improvement). For example, if we purchase a property that costs $2 million initially with the plan to invest another $1 million in the property to renovate it, the total cost of this property, for purposes of calculating the advisory fee, would be $3 million, provided that we fund such $3 million from proceeds other than indebtedness.

(6)	Our property manager or its affiliates may be hired to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services will be provided at market rates and will generally not be material to the management of the property. In addition, our property manager will be entitled to a construction management fee equal to 5% of the cost of improvements.
(7)	At the end of each fiscal quarter, commencing four fiscal quarters after the acquisition of our first real estate investment, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in accordance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close); (vii) real estate commissions on the sale of property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Example of Advisory Fee Performance Component

The following example illustrates how we would calculate the performance component of the advisory fee, following the NAV pricing date, the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the shares of our common stock outstanding at the end of the year. Actual results may differ materially from the following example.

A.	Beginning NAV	$500,000,000
B.	Loss Carryforward Amount	—
C.	Net proceeds from new issuances	—
D.	Distributions paid (in twelve equal monthly installments)	$20,000,000
E.	Change in NAV required to meet 5.5% annualized internal rate of return(1)	$7,000,000
F.	Hurdle Amount(1) (D plus E)	$27,000,000
G.	Actual change in NAV	$27,400,000
H.	Annual Total Return prior to performance component (D plus G)	$47,400,000
I.	Excess Profits (H minus the sum of B and F)	$20,400,000
J.	Performance component of advisory fee is equal to 12.5% of annual Total Return (H) because the annual Total Return exceeds the Hurdle Amount (F) plus Loss Carryforward Amount (B) with enough Excess Profits (I) to achieve the full Catch-Up	$5,925,000

(1)	Amounts rounded to the nearest $100,000. The Hurdle Amount for any period following the NAV pricing date is that amount that results in a 5.5% annualized internal rate of return on the NAV of the shares of our common stock outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) and any net proceeds from new issuances of such shares during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time. Requiring that a minimum internal rate of return be achieved before our advisor is entitled to any performance component of the advisory is typical in the institutional fee structure.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of All Shares
Resource America, Inc.	225,571.32	85.04%
Resource IO Advisor, LLC	22,557.13	8.50
Alan F. Feldman, Chief Executive Officer and Director(2)	27,557.13	10.39
George E. Carleton, Chief Operating Officer and President(2)	22,557.13	8.50
Steven R. Saltzman, Chief Financial Officer, Senior Vice President and Treasurer	—	—
Shelle Weisbaum, Chief Legal Officer, Senior Vice President and Secretary	—	—
Marshall P. Hayes, Senior Vice President	—	—
Robert C. Lieber, Director	—	—
David K. Blatt, Independent Director	3,035.46	1.15
Andrew Ceitlin, Independent Director	3,034.75	1.14
Harvey G. Magarick, Independent Director	3,025.00	1.14
Eric Mallory, Independent Director	3,034.75	1.14

All directors and officers as a group	39,687.09	14.96%

(1)	The address for each beneficial owner is c/o Resource Income Opportunity REIT, Inc., 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.
(2)	As of the date of this prospectus, our advisor owned 22,557.13 Class A shares which are deemed to be beneficially owned by Messrs. Feldman and Carleton.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationships with our advisor and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts. For a discussion of the risks we face related to conflicts of interest, see “Risk Factors—Risks Related to Conflicts of Interest.”

Our Affiliates’ Interests in Other Resource Real Estate Programs

General

Most of our executive officers, some of our directors and other key real estate professionals acting on behalf of our advisor are also officers, directors, managers or key professionals of our sponsor, C-III, our dealer manager and/or other entities affiliated with other real estate programs sponsored and/or managed by Resource Real Estate, Resource America, C-III or their respective affiliates. These individuals have legal and financial obligations with respect to those programs that are similar to their obligations to us, and we expect that they will participate in other real estate programs in the future.

As described in the “Prior Performance Summary,” our sponsor has sponsored or co-sponsored eight private programs and five public programs with investment objectives similar to ours. C-III, the indirect owner of our sponsor, has sponsored five private programs that do not or did not have investment objectives similar to ours.

Conflicts of interest may arise between us and the Managed Vehicles that are currently operating and between us and future Managed Vehicles. To the extent that we invest in multifamily assets, we will compete with one or more of the Resource Real Estate prior programs, one or more of the C-III prior programs and possibly other Managed Vehicles while they are investing in multifamily properties. We will also be competing with the C-III prior programs and other Managed Vehicles while they are investing in all other asset classes. In addition, in 2017 C-III sponsored a new private program that will be investing in “value-add” and distressed real opportunities at the same time that we are investing capital in our targeted assets. Assets targeted by C-III’s new private program may overlap with our targeted assets. As of December 31, 2017, C-III’s new private program had uncalled capital of approximately $358 million, and we expect that this program will continue to raise additional capital in the future. Also, to the extent we seek to lease assets in similar geographic markets to a Managed Vehicle, we may compete with such vehicle. Finally, we may also compete with new Managed Vehicles or with Resource Capital for capital and acquisition opportunities. See “—Certain Conflict Resolution Measures” below.

Sourcing of Investment Opportunities

We rely on our advisor, and its executive officers and our sponsor’s and C-III’s real estate professionals to identify appropriate investment opportunities. Our advisor’s executive officers and certain of our sponsor’s real estate professionals are also key employees of Resource America, C-III and/or the advisors to other Managed Vehicles. We will rely on the investment professionals at Resource Real Estate to source multifamily investment opportunities for us and we will rely on the investment professionals at both Resource Real Estate and C-III to source non-multifamily investment opportunities for us. As such, other Managed Vehicles, especially those programs currently raising and/or investing offering proceeds, rely on many of the same key real estate professionals for their investment opportunities. As a result, these real estate professionals could direct attractive investment opportunities to other entities. For so long as we are externally advised, it shall not be a proper purpose for us to purchase real estate or any significant asset related to real estate unless our advisor has recommended the investment to us.

Allocation of Investment Opportunities

Many investment opportunities that are appropriate for us may also be appropriate for other Managed Vehicles. An allocation committee (the “C-III/Resource Allocation Committee”) has been established to allocate non-multifamily investments on a basis that is fair and equitable in the event that a non-multifamily opportunity is equally appropriate for us and another Managed Vehicle in accordance with policies and procedures for the allocation of non-multifamily opportunities summarized below (the “C-III/Resource Allocation Policies and Procedures”). A separate allocation committee (the “Multifamily Allocation Committee” and together with the C-III/Resource Allocation Committee, the “Allocation Committees”) also has been established to allocate multifamily investments as between us and any other program sponsored by Resource Real Estate that invests in multifamily properties on a basis that is fair and equitable in the event that a multifamily opportunity is equally appropriate for us and another Resource Real Estate program in accordance with the policies and procedures for the allocation of multifamily opportunities sourced by Resource Real Estate (the “Multifamily Allocation Policies and Procedures”) summarized below. See “—Certain Conflict Resolution Measures” below.

Our Officers’, Directors’ and Affiliates’ Other Duties and Compensation

Members of the Allocation Committees may also serve as our officers or directors, as our advisor’s officers, as members of the board of directors or officers of Affiliated Programs, or as officers or investment committee members of advisors to Managed Vehicles. Moreover, members of the advisor’s acquisitions team may also serve on the acquisitions team for one or more Managed Vehicles or their advisors. These Managed Vehicles may have investment objectives, strategies or guidelines similar to ours and may invest in assets similar to those owned by us.

Our officers or directors, our advisor’s officers or investment committee members, or members of the Allocation Committees may have (i) direct investments in us, (ii) direct investments in other Managed Vehicles or other direct or indirect financial incentives with respect to the performance of such Managed Vehicles, (iii) direct or indirect investments in C-III or its subsidiaries (including incentive equity grants) and (iv) other direct or indirect financial incentives with respect to the performance of C-III or investment vehicles that have invested in C-III. Moreover, our officers or directors, our advisor’s officers or investment committee members, or members of the Allocation Committees may receive compensation (including salary, bonuses and other incentive compensation) that may be based on, among other things, the profitability of C-III and its affiliates, Managed Vehicles and us. Accordingly, such individuals may have conflicts of interest and may not be impartial with respect to the acquisition, disposition, investment, management and/or allocation decisions relating to our assets and the assets of other Managed Vehicles, although we, our advisor, our sponsor and C-III maintain investment, allocation, conflicts of interest and other policies and procedures intended to mitigate such conflicts.

Allocation of Our Officers’ and Affiliates’ Time

We rely on our officers to operate and oversee our operations. As a result of our officers’ responsibilities and duties owed to other Managed Vehicles, our sponsor and C-III, our officers will face conflicts of interest in allocating their time among us and other real estate programs and activities.

We also rely on our advisor, its affiliates and their key real estate professionals for the day-to-day operation of our business. Our advisor, its affiliates and their key real estate professionals have interests in other Managed Vehicles, and they have engaged in and they will continue to engage in other business activities. As a result, our advisor, its affiliates and their key real estate professionals will face conflicts of interest in allocating their time among us and other Managed Vehicles and activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to fully discharge their responsibilities to us and all of the other Managed Vehicles and ventures in which they are involved.

Joint Ventures with Affiliates

We may enter into joint venture agreements with other Managed Vehicles for the acquisition, development or improvement of properties or other investments. It is also possible that we may enter into joint venture agreements with investors of, or service providers to, our sponsor, C-III or their affiliates. See “Investment Objectives and Policies—Co-Investment Strategy.” Our advisor and the advisors to the other Managed Vehicles may have the same officers and key real estate professionals, and these persons will face conflicts of interest in determining which Managed Vehicles should enter into any particular joint venture agreement. These persons may also face conflicts in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and an affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment. See “Risk Factors—Risks Related to Conflicts of Interest.”

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our advisor’s advice to us, as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate professionals acting on behalf of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management agreement;

•	offerings of equity by us, which entitle Resource Securities to dealer manager fees and distribution and shareholder servicing fees, and will likely entitle our advisor to increased advisory fees;

•	acquisitions of properties and other investments, which entitle our advisor to ongoing advisory fees in connection with the management of such assets and, in the case of acquisitions of investments from other Affiliated Programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller, which fees are based on the cost of the investment (excluding any leverage we incur in connect with such investment) and are not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to accept a higher purchase price for those assets or purchase assets that may not be in the best interest of our stockholders; and

•	whether we internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for key real estate professionals of our advisor and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our advisor and its affiliates, could result in diluting your interest in us, could reduce the net income per share and funds from operations per share attributable to your investment and may provide incentives to our advisor to pursue an internalization transaction rather than an alternative strategy.

As of the date of this prospectus, we do not intend to purchase investments from any Managed Vehicle. However, we may in the future enter into transactions, including joint venture acquisitions, with Managed Vehicles if an attractive opportunity presents itself and our independent directors approve the transaction as explained below under “—Certain Conflict Resolution Measures—Other Charter Provisions Relating to Conflicts of Interest—Our Acquisitions.”

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers, some of our directors and the key real estate professionals acting on behalf of our advisor are also officers, directors, managers or key professionals for:

•	Resource IO Advisor, our advisor;

•	Resource IO Manager, our property manager;

•	Resource Securities, our dealer manager;

•	Resource Real Estate, our sponsor;

•	Managed Vehicles; and

•	C-III or its affiliates.

As a result, their loyalties to each of these programs and companies, their stockholders, members and limited partners may from time to time conflict with the fiduciary duties that they owe us.

Affiliated Dealer Manager

Because Resource Securities, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

Because properties and debt investments we acquire will likely be managed by Resource IO Manager, to the extent we retain Resource IO Manager, we will not have the benefit of negotiating fees with an independent property manager. See “Management—Other Affiliates.” Resource IO Manager may also enter into a sub-management agreement with U.S. Residential Group LLC, an affiliate of our sponsor, to manage the day to day operation of our multifamily properties.

Other Affiliates

We may use the services of other affiliated companies owned by C-III, including but not limited to the entities listed above as well as NAI Global Capital Markets, a licensed real estate brokerage firm, realcapitalmarkets.com, llc, an online real estate sales platform, and The Planning & Zoning Resource Company LLC, a zoning due diligence company, subject to approval by a majority of our directors (including a majority of independent directors), not otherwise interested in the transaction, as provided below.

Certain Conflict Resolution Measures

Allocation of Investment Opportunities

Many investment opportunities that are appropriate for us may also be appropriate for other Managed Vehicles. To the extent any other Managed Vehicle has investment objectives, strategies or guidelines that overlap with ours, in whole or in part, the Allocation Committees will allocate any investment that falls within such common objectives, strategies or guidelines to, between or among us and such Managed Vehicle on a basis that is fair and equitable in accordance with the applicable Allocation Policies and Procedures then in effect.

We expect that during the period in which we are investing proceeds from this offering, certain Managed Vehicles may be investing in multifamily assets similar to those in which we may be investing. Resource Real Estate and C-III have separate groups that source and underwrite multifamily investment opportunities. Multifamily investment opportunities sourced by Resource Real Estate professionals will first be offered to us and the Resource REITs (as defined below) and will be allocated by decision of the Multifamily Allocation Committee. Multifamily investment opportunities sourced by C-III professionals and certain other persons specified in the Allocation Policy will first be offered to the C-III real estate programs.

Resource Opportunity REIT, Resource Opportunity REIT II and Resource Apartment REIT III, which we collectively refer to as the “Resource REITs,” generally target underperforming multifamily properties that are expected to appreciate in value after undergoing a value-add program, whereas we will generally target multifamily assets with a focus on current income, through cash flow from performing properties, mezzanine debt or preferred equity structures. Thus, we do not expect that investment opportunities that would be appropriate for us would be appropriate for the other Resource REITs, and vice versa. Nevertheless, all potential multifamily investment opportunities will be allocated as between us and the other Resource REITs by the Multifamily Allocation Committee in accordance with the Multifamily Allocation Policies and Procedures.

We expect that during the period in which we are investing proceeds from this offering, certain C-III programs may be investing in non-multifamily assets similar to those in which we may be investing. Non-multifamily investment opportunities will be sourced by a team comprised of both Resource Real Estate and C-III professionals, and thus those potential investments will be allocated as between us and other Managed Vehicles by the C-III/Resource Allocation Committee in accordance with the C-III/Resource Allocation Policies and Procedures.

C-III has been, and in the future may be, presented with opportunities to acquire investments that are attractive to C-III for its proprietary, or balance sheet, account. Certain of those acquisition opportunities may appear to be permitted by our stated investment objective and strategies. In such instances, we and the Managed Vehicles will be given priority over C-III, and C-III may only pursue such an investment opportunity for its proprietary account with the consent of our independent directors and in accordance with the Allocation Policies and Procedures then in effect. In the event that an Allocation Committee determines that we should only acquire a portion of an investment opportunity, a Managed Vehicle or C-III may acquire the balance of the investment opportunity for its own account only with the consent of our independent directors.

Notwithstanding the above, C-III Commercial Mortgage LLC (“C-III Commercial Mortgage”), a wholly-owned subsidiary of C-III and an affiliate of the advisor and our sponsor, is in the mortgage origination and securitization business and in connection therewith may acquire mortgage loans for the purpose of re-financing such loans or selling them to new-issue securitization vehicles as part of its mortgage financing business, or holding them for investment purposes. These opportunities are generally not the types of opportunities that our advisor seeks to acquire for us, we are not given priority in acquiring such loans and C-III is not and will not be required to obtain the consent of our independent directors for C-III Commercial Mortgage to acquire such loans.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

Our advisor is required to use commercially reasonable efforts to present a continuing and appropriate investment program to us that is consistent with our investment policies and objectives, but neither our advisor nor its affiliates are obligated generally to present any particular investment opportunity to us even if the opportunity is of a character that, if presented to us, could be taken by us. In the event that an opportunity is equally appropriate for us and another Managed Vehicle, the Allocation Committees will allocate such investment on a basis that is fair and equitable. Pursuant to the Allocation Policies and Procedures, the Allocation Committees will first consider, among other criteria, our and each Managed Vehicle’s investment objectives and strategies, investment restrictions and guidelines, cash positions, liquidity requirements and applicable tax and regulatory considerations and whether such investment constitutes an exclusive opportunity for us or the Managed Vehicles. Account performance or fee structures will not be considered in determining the allocation of investment opportunities.

If after considering the criteria described above, the applicable Allocation Committee determines that an investment opportunity is equally appropriate for us and one or more Managed Vehicles, that Allocation Committee will allocate such investment on a basis that the Allocation Committee believes to be fair and equitable taking into account all factors as the Allocation Committee deems relevant, which may include the pro rata allocation of limited opportunities between or among us and one or more Managed Vehicles or determining to allocate those investments on an alternating basis.

Other Charter Provisions Relating to Conflicts of Interest

Our charter contains many provisions relating to conflicts of interest including the following:

Advisor Compensation. The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent directors:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our assets;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs and to investors other than REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for their other clients.

Under our charter, we can only pay our advisor a disposition fee in connection with the sale of a property or other asset if it provides a substantial amount of the services in the effort to sell the property or asset. In such circumstances, our charter authorizes us to pay to the advisor the following fee: (i) if a brokerage commission is paid to a person other than an affiliate of the sponsor, an amount up to one-half of the total brokerage commissions paid but in no event an amount that exceeds 3% of the sales price of such property or properties; or (ii) if no brokerage commission is paid to a person other than an affiliate of the sponsor, an amount up to 3% of the sales price of such property or properties. Our advisory agreement does not provide for a disposition fee. Any amendment to pay such a fee would require the approval of our independent directors. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sell an asset to an affiliate, our charter requires that the independent directors conclude that the transaction is fair and reasonable to us.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, 6% of the funds advanced. This limit may only be exceeded if a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Our advisory agreement does not provide for an acquisition fee. Any amendment to pay such a fee would require the approval of a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions. We will not purchase or lease properties in which our sponsor, our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of the independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors requires and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain a third-party valuation by an independent expert selected by our independent directors. We may obtain an appraisal in other cases; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans to our sponsor, our advisor, our directors or officers or any of their affiliates, unless an independent expert, selected by our independent directors, appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest held by our sponsor, our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our sponsor, C-III, our advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by the other joint venturers.

Limitation on Operating Expenses. At the end of each fiscal quarter, commencing four fiscal quarters after the acquisition of our first real estate investment, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in accordance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses (including expenses relating to potential investments that we do not close); (vii) real estate commissions on the sale of property; and (viii) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property, including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, a director, the sponsor or any affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, our advisor or our directors or officers or any of their affiliates in connection with our repurchase of shares of our common stock.

Loans. We will not make any loans to the sponsor, our advisor or our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above or loans to wholly owned subsidiaries). In addition, we will not borrow from these persons unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter provides that none of our advisor, our directors or any affiliate may vote their shares regarding (i) the removal of any of these persons or (ii) any transaction between them and us.

Ratification of Charter Provisions. At the first meeting of our board of directors consisting of a majority of independent directors, our charter and bylaws were reviewed and ratified by a vote of our board of directors.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our principal investment objectives are to:

•	preserve, protect and return your capital contribution;

•	provide current income to you in the form of cash distributions through cash flow from operations or targeted asset sales; and

•	realize growth in the value of our investments, resulting in an appreciation of our NAV.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the oversight of our board of directors.

Investment Strategy

We intend to use substantially all of the net proceeds from our offering to acquire a diversified portfolio of U.S. commercial real estate assets, principally income-producing commercial real estate in the United States. Our targeted investments primarily include office, hotel, industrial, multifamily and retail properties. We may also target other types of properties, including, without limitation, healthcare, student housing, senior living, data centers, manufactured housing and storage properties. To a lesser extent, we may also invest in commercial real estate-related debt and securities. Our commercial real estate-related debt may include mortgages, mezzanine loans and other loans backed principally by real estate, and our commercial real-estate related securities may include common and preferred stock of publicly traded REITs and other real estate companies, CMBS, senior unsecured debt of publicly traded REITs and CDO notes. We may also seek to make preferred equity investments. Our investments in commercial real estate-related securities is expected to comprise approximately 10% of our portfolio.

Real Estate as an Alternative Asset Class

Institutional investors have embraced real estate as a significant asset class for purposes of asset allocations within their investment portfolios for many years. Although institutional investors can invest directly in real estate investments and on substantially different terms than individual investors, we believe that individual investors can also benefit from adding a diversified real estate component to their investment portfolios. As such, our objective is to offer a similar investment option to a broad universe of investors through our offerings. Historically, real estate has offered attractive returns compared to bonds and lower volatility compared to equities, which makes it an attractive asset class to consider as a component of a diversified, long-term investment portfolio. Institutional investors include an allocation to real estate in their portfolios for a variety of reasons or goals, which generally include improving portfolio diversification, reducing overall portfolio risk and volatility, attempting to hedge against inflation or enhancing risk-adjusted returns. Survey data reported by the Pension Real Estate Association, or PREA, a non-profit trade association for the global institutional real estate investment industry, indicates that investment in real estate by institutional investors has been steadily increasing since 2000 with a significant percentage of institutional investors having a target allocation to real estate of approximately 10% or more of their overall investment portfolios.

While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with the stock market as a whole. Alternatively, a significant number of public and corporate pension plan sponsors as well as endowments, foundations and other institutions have allocated a portion of their portfolio to direct investments in real estate either through separate account arrangements or commingled funds. “Direct investment” refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange.

Direct investments in real estate generally differ from securities of listed REITs in that the value of direct real estate investments is typically based directly on professional assessments of the fair value of the real estate owned by the entity. In contrast, shares of listed REITs are priced by the public trading market, which generally causes a company’s stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares as well as other market forces. Investments in REIT shares have traditionally been easier to liquidate than direct investments in real estate. However, industry benchmarks that track the value of direct investments in real estate properties have demonstrated a low correlation with the benchmarks for traditional asset classes, such as publicly traded stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified, long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to changing market conditions differently.

Our Potential Strengths

We believe our long-term success in executing our investment strategy will be supported largely through our relationships with our sponsor, Resource Real Estate, and the parent of our sponsor, Resource America and C-III. As of December 31, 2017, our sponsor managed a portfolio of assets valued at approximately $8.8 billion, which included real estate investments valued at approximately $7.5 billion. For more information, see “Management—Other Affiliates.”

Investment Portfolio Allocation Targets

Our investment guidelines will delegate to our advisor authority to execute acquisitions and dispositions of investments in properties and real estate-related securities, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions. In addition, under our investment guidelines our board of directors will be required to approve any acquisition of a single property or group of related properties (a) requiring a net equity investment that exceeds the greater of (i) $50 million or (ii) if our NAV exceeds $1 billion, 25% of our total NAV at the time of acquisition or (b) that occurs prior the date on which we raise $100 million in gross offering proceeds in this offering. A majority of our board of directors will periodically determine that the consideration paid for property we acquire will ordinarily be based on the fair market value of the property. If a majority of our independent directors determines, or if the property is acquired from our advisor, a director, our sponsor or any of their affiliates, such fair market value shall be determined by a qualified independent appraiser selected by our independent directors.

We do not expect to be able to achieve these allocations until we have raised substantial proceeds in this offering and acquired a broad portfolio of equity real estate investments. Prior to that time (the “initial acquisition period”) we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities to maximize risk-adjusted returns. Following the end of the initial acquisition period, we believe that the size of our portfolio of investments should be sufficient for our advisor to adhere more closely to our allocation targets, although we cannot predict how long our initial acquisition period will last and cannot provide assurances that we will be able to raise sufficient proceeds in this offering to accomplish this objective. Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, our advisor’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes.

Investments in Properties

We intend to manage through acquiring, renovating and managing a broadly diversified portfolio of properties across the United States. We believe that a broadly diversified investment portfolio may offer investors significant benefits for a given level of risk relative to a more concentrated investment portfolio. In addition, we believe that assembling a diversified tenant base by investing in multiple properties and property types across multiple markets and geographic regions may mitigate the economic impacts associated with releasing properties or tenants potentially defaulting under their leases, since lease revenues represent the primary source of income from our real estate investments.

Our board of directors is responsible for determining the consideration we pay for each property we acquire. However, our board has adopted investment guidelines that delegate this authority to our advisor, so long as our advisor complies with these investment guidelines. The investment guidelines limit the types of properties and investment amounts that may be acquired or disposed of without the specific approval of our board. Our board may change from time to time the scope of authority delegated to our advisor.

Property Types

We invest in the following property types, including in securities related to such property types:

Office Properties. We intend to acquire both single tenant and multi-tenant office buildings in municipalities that are exhibiting job growth and limited new supply.

Hotel Properties. Hotels comprise a foundational part of the hospitality industry. We intend to acquire hotels at prices below replacement cost in markets that have strong demand generators and where we expect demand growth will outpace new supply. We will also seek to acquire hotel properties that we believe are undermanaged or undercapitalized. Where necessary, we will reinvest in hotels to maintain quality, increase long-term value and generate attractive returns.

Industrial Properties. Industrial properties are generally categorized as warehouse/distribution centers, research and development facilities, flex space or manufacturing. The performance of industrial properties is typically dependent on the proximity to economic centers and the movement of global trade and goods. In addition, industrial properties typically utilize a triple-net lease structure pursuant to which the tenant is generally responsible for property operating expenses in addition to base rent which can help mitigate the risks associated with rising expenses. We intend to invest in industrial properties that are located in major distribution hubs and near transportation nodes such as port facilities, airports, rail lines and major highway systems.

Multifamily Properties. We typically will seek to acquire cash flowing, multifamily rental properties that are well-located across the United States.

Retail Properties. The retail sector is comprised of five main formats: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases tend to range from three to five years for small tenants and ten to fifteen years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. Household incomes and population density are generally considered to be key drivers of local retail demand. We will seek investments in retail properties that are located within densely populated residential areas with favorable demographic characteristics and near other retail and service amenities.

Other Properties. In addition to the property types described above, we may determine to invest in additional property types including but not limited to healthcare, student housing, senior living, data centers, manufactured housing and storage properties, as well as securities related to such properties.

International Markets. In general, we seek to invest in properties in well-established locations within larger metropolitan areas and with the potential for above average population or employment growth in the United States. Although we expect to focus on investing primarily in developed markets throughout the United States, we may also invest a portion of the proceeds of our offering in markets outside of the United States. We believe that an allocation to international investments that meet our investment objectives and guidelines will contribute meaningfully to the diversification of our portfolio, the ability for us to identify favorable income-generating investments and the potential for achieving attractive long-term risk-adjusted returns. We believe that opportunities for attractive risk-adjusted returns exist both within the United States and globally. We believe that our strategy to acquire properties on a global basis will provide for a well-diversified portfolio that will generate attractive current returns and optimize long-term value for our stockholders.

Investment Process

Our advisor will perform a diligence review on each property that we purchase. We will generally seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller. Such documents, where available, include, but are not limited to:

•	any current or prior code violations;

•	bank or other financial institution statements with bank deposit receivables for the last six months;

•	business licenses, license fees, permits and permit bills;

•	capital expenditure history through the current year to date, including detail of any exterior work;

•	certificates of occupancy;

•	contracts and service agreements, including equipment leases;

•	correspondence with federal, state or municipal government offices, branches or agencies;

•	detailed rent roll for the most recent month, including concessions, security deposits, waivers of material conditions or other special conditions, including updated rent rolls as appropriate;

•	environmental, asbestos, soil, engineering reports, appraisals and wetland reports;

•	leases;

•	general ledger for the past 12 months;

•	historical operating statements from ownership for the past three years, with month and year-to-date data for the last year and the current year;

•	income tax returns with income schedules for the last three years;

•	insurance invoices for the last two years and insurance losses, claims or other material correspondence regarding claims for the last five years;

•	list of any pending litigation affecting either the property or the residents;

•	occupancy reports for the past two years;

•	personal property inventory;

•	personnel list, wages and benefits;

•	plans and specifications, including as-built, architectural drawings and soil compaction studies;

•	surveys;

•	tax bills and assessment notices for the property and any personality for the past five years, including any correspondence relating to tax appeals and reassessments;

•	tenant and vendor correspondence files;

•	termite and other pest inspections reports;

•	title commitment and recorded documents;

•	unexpired warranties; and

•	utility bills (gas, electric, water and sewer) for the past year, as well as the current year.

In order to be as thorough as reasonably possible in our due diligence, our advisor will typically obtain additional third-party reports. We may obtain reports with respect to property condition, soils, mechanical- and electrical-plumbing, structural, roof, air quality and mold, radon, seismic, lease audit, net operating income audit and others. We will generally not purchase any property unless and until we obtain a new, or review a recent, Phase I environmental site assessment and are generally satisfied with the environmental status of the property. In the event that we are unable to gain access to a property when buying real estate debt secured by such property to conduct a new Phase I environmental assessment, we will review the most recent Phase I environmental assessment provided by the seller and review publicly available environmental records. In certain instances where it is not feasible to obtain a Phase I environmental site assessment, we will endeavor to obtain as much environmental information as necessary to make an informed decision.

Tenant Improvements. We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space, which may be funded from borrowings and offering proceeds, including proceeds from our dividend reinvestment plan.

Terms of Leases. We expect that some of the leases we enter into will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also may include provisions in our leases that increase the amount of base rent payable at various points during the lease term or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we acquire as part of an acquisition of a property or into which we enter with respect to the properties we acquire may vary substantially from those described. We will describe the terms of leases on properties we acquire by means of a supplement to this prospectus where and to the extent we believe such terms are material to a decision to purchase shares in this offering.

Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will review the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant.

Commercial Real Estate-Related Debt Originations and Acquisitions

We may supplement our portfolio of commercial real estate properties and securities by selectively investing in debt secured by properties of the type that we are targeting for acquisition. We plan to invest in commercial real estate debt both by directly originating loans and by purchasing them from third-party sellers. Types of commercial real estate debt in which we may invest include (i) first mortgage loans; (ii) subordinate mortgage loans and (iii) mezzanine loans.

First Mortgage Loans. First mortgage loans are loans that have the highest priority to claims on the collateral securing the loans in foreclosure. First mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure. Because of these attributes, this type of investment receives favorable treatment from third-party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinate Mortgage Loans. Subordinate mortgage loans are loans that have a lower priority than first mortgage loans, including to collateral claims in foreclosure. Investors in subordinate mortgages are compensated for the increased risk from a pricing perspective as compared to first mortgage loans but still benefit from a direct lien on the related property or a security interest in the entity that owns the real estate. Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full. Rights of holders of subordinate mortgages are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Loans. Mezzanine loans are a type of subordinate loan in which the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the property owning entity on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by intercreditor or interlender agreements that provide the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries. We believe our Advisor Entities are particularly prepared to participate in this market and effectively manage risk, given their ability to operate properties and execute well-designed real estate business plans.

Real Estate-Related Securities

In addition to acquiring properties, we seek to invest in commercial real estate-related securities such as common and preferred shares of publicly listed REITs and other real estate companies, CMBS, unsecured REIT debt and interests in other securitization financing transactions that own real estate-related debt, historically referred to as CDO notes. We expect to target securities related to properties of the types described above.

Common and Preferred Stock of REITs. Equity securities in the real estate sector include those issued by REITs and similar tax transparent entities; real estate operating companies, or REOCs, and other real estate related companies that, as their primary business, own, develop, operate or finance real estate in the United States. Equity securities issued by REITs, REOCs and other real estate related companies include any stapled security or any issued security of an equity nature of a unit trust company that derives the majority of its earnings from real estate activities. REOCs and other real estate related companies in which we invest typically will either have at least 50% of their assets in real estate or related operations, or derive at least 50% of their revenues from such sources. Our real estate equity securities portfolio may consist of securities investments of different types of REITs, such as equity or mortgage REITs. Equity REITs buy real estate and pay investors from the rents they receive and from any profits on the sale of their properties. Mortgage REITs lend money to real estate companies and pay investors from the interest they receive on those loans. Hybrid REITs engage in owning real estate and making real estate based loans. While our advisor expects that our assets will continue to be invested primarily in equity REITs, in changing market conditions we may invest more significantly in other types of REITs. We may also acquire exchange-traded funds and mutual funds focused on REITs and real estate companies. We intend to invest primarily in common stock but may also include other types of equities, such as preferred or convertible stock.

CMBS. CMBS are securities that are collateralized by, or evidence ownership interests in, a single commercial mortgage loan or a partial or entire pool of mortgage loans secured by commercial properties. Accordingly, these securities are subject to all of the risks of the underlying loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions of specified principal and interest payments from the trust’s underlying assets. CMBS are structured with credit enhancement, as dictated by the major rating agencies and their proprietary rating methodology, intended to protect against potential cash flow delays and shortfalls. This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity). Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne first by the most subordinate classes, which receive payments only after the more senior classes have received all principal and interest to which they are entitled. We may invest in senior or subordinated, investment grade or non-investment grade CMBS, as well as unrated CMBS.

REIT Securities/Unsecured REIT Debt. We may also choose to acquire equity interests or senior unsecured debt of publicly traded REITs that acquire and hold real estate. Publicly traded REITs may own large, diversified pools of CRE properties or they may focus on a specific type of property, such as regional malls, office properties, apartment properties and industrial warehouses. Publicly traded REITs typically employ moderate leverage. Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

CDO Notes. CDOs are multiple class debt notes, secured by pools of assets, such as CMBS, CRE first mortgage or mezzanine loans and unsecured REIT debt. Accordingly, these securities are subject to all of the risks of the underlying loans. CDOs are structured with credit enhancement levels, as dictated by the rating agencies and their proprietary rating methodology, which involves an underwriting of the underlying assets and contemplated CDO structure. The rating agencies determine the size of each tranche of debt (or bond class) and its subordination levels (ability to withstand losses to the underlying assets). CDOs typically require the allocation of loan losses to bond investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity). CDOs often include principal and interest coverage test ratios to protect against principal and interest cash flow delays or to re-direct cash flows to the then-most senior outstanding class of debt. Breaches of principal or interest coverage tests may result in an acceleration of payment of principal and interest to senior classes, which may result in loss to junior bond classes. Like typical securitization structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds. CDOs often have reinvestment periods, during which time, proceeds from the sale of a collateral asset may be invested in substitute collateral. Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.

Preferred Equity. Preferred equity is a type of loan secured by the general or limited partner interest in an entity that owns real estate or real estate related investments. Preferred equity interests are generally senior with respect to the payments of dividends and other distributions, redemption rights and rights upon liquidation to such entity’s common equity. Investors in preferred equity are typically compensated for their increased credit risk from a pricing perspective with fixed payments but may also participate in capital appreciation. Upon a default by a general partner of a preferred equity investor, there is a change of control event and the limited partner assumes control of the entity. Upon an event of default by a limited partner, a limited partner may lose its rights with regard to operational input and become a passive investor. Rights of holders of preferred equity holders are usually governed by partnership agreements that govern who has control over a property and its decision making, when those rights may be revoked and typically have a cash flow waterfall that allocates any distributions of income or principal into and out of the entity.

Other Possible Investments and Activities

We may issue our securities, including units in our operating partnership, in exchange for real estate investments. We do not intend to underwrite securities of other issuers. Nor do we have any intent to engage in the purchase and sale of any types of investments other than direct or indirect interests in real estate and real estate-related debt investments.

Co-Investment Strategy

Instead of acquiring full ownership of a debt or equity real estate investment, we may acquire partial, indirect interests in some of our debt or equity real estate investments by entering into co-investment agreements with other co-owners of the real estate investments, which may be independent third parties or Affiliated Programs or investors in existing or new Affiliated Programs. Our ownership percentage of each of the new entities will generally be pro rata to the amount of money we apply to the purchase price (including financing, if applicable), and the acquisition, construction, development or renovation expenses, if any, of the real estate investment owned by the new entity relative to the total amounts applied, unless we and the other co-owners negotiate some other method of allocating the ownership of the real estate investment between us and the other co-owners.

Tenant-in-Common Interests in Properties (TICs)

Resource Real Estate has no current intention of syndicating tenant-in-common, or TIC, investment programs; however, we retain the right to acquire TICs in the future. Therefore, instead of acquiring full equity ownership of a property, we may acquire TIC interests in properties that will be subject to certain agreements with one or more other TIC interest equity owners of the properties, which may be either affiliates of our advisor or independent third-party investors. Our investments may be in existing or new TIC investments advised by affiliates of our advisor, including Resource Real Estate. Under the TIC interest agreements, an owner of an undivided TIC interest in a property is generally obligated only for its share of expenses, and is entitled only to its share of income, from the property. Thus, as a TIC interest owner in a property, we would be required to pay only our share of expenses, including real estate taxes and management fees that will be payable to affiliates of our advisor, and generally will share all profits and losses generated by the property pro rata in proportion to our respective TIC interest. The TIC interest agreements will cover such areas as the:

•	selling or refinancing of the property;

•	managing the property;

•	distributions of the property’s net revenues, if any; and

•	operating the property, including leasing guidelines and rent levels.

We will not acquire TIC interests in a property unless Resource IO Manager or another affiliate of our advisor has asset management control over the property.

Borrowing Policies

We expect that many of our acquisitions will be purchased with a combination of equity and debt financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets unless a majority of our independent directors find substantial justification for borrowing a greater amount. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. On a total portfolio basis, however, based on current lending market conditions, we anticipate that we will not leverage our assets with debt financing such that our total liabilities are in excess of approximately 55% to 65% of our assets.

We may finance the acquisition costs of individual real estate investments, as well as the acquisition costs of all or a group of real estate investments acquired by us, by causing our subsidiaries to borrow directly from third-party financial institutions or other commercial lenders. Under these circumstances, our advisor anticipates that certain properties acquired will serve as collateral for the debt we incur to acquire those particular properties and that we will seek to obtain nonrecourse financing for the acquisition of the properties. However, there is no guarantee that our advisor will be successful in obtaining financing arrangements on a property-by-property basis and that the loans would be nonrecourse to us. Additionally, we may obtain REIT-level financing through a line of credit from third-party financial institutions or other commercial lenders. Our assets will serve as collateral for this type of debt incurred to acquire real estate investments. We may also obtain seller financing with respect to specific assets that we acquire.

Disposition Policies

We are not required to hold a real estate investment for any particular minimum term before it is sold, refinanced or otherwise disposed of. After we have paid down any acquisition financing on a property, if and when the property has increased in value, we may refinance the property and distribute the proceeds, after fees, expenses and payment of other obligations and reserves, to our stockholders. The determination as to whether and when a particular real estate investment should be sold, refinanced or otherwise disposed of, will be made by our advisor after a consideration of relevant factors, including:

•	performance of the real estate investment;

•	market conditions;

•	the structure of the current financing and currently available refinancing;

•	achievement of our principal investment objectives;

•	the potential for future capital appreciation;

•	cash flow; and

•	federal income tax considerations.

In addition, with respect to refinancing properties, our advisor will consider the amount of our initial cash investment and whether the property is subject to financing that comes due in a relatively short term.

Exit Strategy

We are structured as a perpetual-life, non-listed REIT. This means that, subject to regulatory approval of our filings for additional offerings, we intend to sell shares of our common stock on a continuous basis and for an indefinite period of time. In addition, we will sell our shares at a price based on the NAV of our underlying assets, as calculated by our advisor. Although our common stock will not be listed for trading on a stock market or other trading exchange, we provide our investors with limited liquidity through a repurchase plan that permits investors to request repurchase of all or a portion of their shares on any business day at the daily NAV per share, subject to certain limitations described in this prospectus. As a perpetual-life, non-traded REIT, our investment strategy is not restricted by the need to provide, and our charter does not require that we provide our stockholders with, liquidity through a single terminal “liquidity event.”

Notwithstanding the above, we may provide our stockholders with a liquidity event or events by some combination of the following: listing our shares for trading on an exchange; liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders; or a sale or merger of our company. In addition to such liquidity events, our board may also consider pursuing various liquidity strategies, including adopting a more expansive share repurchase program (subject to the applicable federal securities laws) or engaging in a tender offer, to accommodate those stockholders who desire to liquidate their investment in us.

If we commence liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales will depend on the prevailing real estate and financial markets, the economic conditions in the areas where our properties are located and the federal income tax consequences to our stockholders. In making the decision to liquidate, apply for listing of our shares or pursue other liquidity strategies, our directors will try to determine which option will result in greater value for stockholders as well as satisfy the liquidity needs of our stockholders.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow if such debt causes our total liabilities to exceed 75% of the aggregate cost of tangible assets we own, unless approved by a majority of the independent directors;

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset, provided that the investment may be made if a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	issue redeemable equity securities (as defined in the Investment Company Act of 1940, as amended), which restriction has no effect on our Class T, Class S, Class D and Class I share repurchase program or the ability of our Operating Partnership to issue redeemable partnership interests;

•	engage in securities trading or in the business of underwriting or the agency distribution of securities issued by other persons; or

•	acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in entities having securities listed on a national securities exchange or traded in an over-the-counter market.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock.”

Investment Limitations Under the Investment Company Act of 1940

General

We intend to conduct our operations so that we, our operating partnership and the subsidiaries of our operating partnership will not be required, as such requirements have been interpreted by the SEC staff, to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (relating to private investment companies).

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company as we intend to invest primarily in real property, rather than in securities, through our operating partnership or our operating partnership’s wholly or majority-owned subsidiaries, the majority of which we expect will have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would not be within the definition of “investment company” under Section 3(a)(1)(C) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a company conducting its business of investing in real property either directly or through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership or our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the business of purchasing or otherwise acquiring real property.

Even if the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on, and interests in, real estate.” This exception generally requires, as interpreted by the SEC staff, that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets).

For purposes of the exclusion provided by Sections 3(c)(5)(C), we will classify the investments made by our subsidiaries based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action letters were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action letters were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To the extent that the SEC or its staff provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. For instance, in 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. We cannot assure you that the SEC or its staff will not take action that results in our, our operating partnership or our operating partnership’s subsidiaries’ failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from the definition of “investment company” provided by Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate investment assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

Finally, to remain outside the definition of an investment company or maintain compliance with exceptions from the definition of investment company, we, our operating partnership or the subsidiaries of our operating partnership may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we, our operating partnership or the subsidiaries of our operating partnership may have to acquire additional income-or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If the subsidiaries of our operating partnership fail to own a sufficient amount of qualifying real estate assets or additional qualifying real estate assets or real estate related assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we and our operating partnership could be characterized as investment companies. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Disclosure Policies with Respect to Future Probable Acquisitions

Other than as described elsewhere in this prospectus, we have not acquired or contracted to acquire any additional investments. Affiliates of our advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored by Resource Real Estate. While this public offering is pending, if we believe that a reasonable probability exists that we will acquire a material asset, this prospectus will be supplemented to disclose the probability of acquiring the asset. We expect that this will normally occur upon the satisfaction or expiration of major contingencies in the applicable purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Changes in Investment Objectives and Policies

You will have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and our policies, all of which are the responsibility of our board of directors and advisor. We previously amended our investment objectives and strategy during the course of this offering. However, we will not make any changes in the investment objectives and policies that would constitute a fundamental change without filing a post-effective amendment with the SEC describing such change in investment objectives and policies.

NET ASSET VALUE CALCULATION AND VALUATION PROCEDURES

Valuation Procedures

Prior to the NAV pricing date, we expect our board of directors, including a majority of our independent directors, to adopt valuation procedures that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV, as set forth herein. The policies we expect our board of directors to adopt are described below. As a public company, we are required to issue financial statements generally based on historical cost in accordance with GAAP as applicable to our financial statements. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we intend to adopt a model, as explained below, which adjusts the value of certain of our assets from historical cost to fair value. As a result, our NAV may differ from the amount reported as stockholder’s equity on the face of our financial statements prepared in accordance with GAAP. When the fair value of our assets is calculated for the purposes of determining our NAV per share, the calculation will be done using the fair value methodologies detailed within the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification under Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV will not subject to GAAP and will not be subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. Although we believe our expected NAV calculation methodologies will be consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

Independent Valuation Firm

With the approval of our board of directors, including a majority of our independent directors, we expect to engage a third-party expert valuation firm, or the Independent Valuation Firm, to assist with the daily valuation of our real property portfolio. The compensation we pay to our Independent Valuation Firm will not be based on the estimated values of our real property portfolio. Our board of directors, including a majority of our independent directors, may replace the Independent Valuation Firm. Following the NAV pricing date, we promptly will disclose the engagement of the Independent Valuation Firm and any changes to the identity or role of the Independent Valuation Firm in this prospectus and in reports we publicly file with the SEC.

The Independent Valuation Firm will fulfill its responsibilities in accordance with our expected real property valuation procedures described below and under the oversight of our board of directors. Our board of directors will not be involved in the day-to-day valuation of the real property portfolio, but periodically will receive and review such information about the valuation of the real property portfolio as it deems necessary to exercise its oversight responsibility. While our Independent Valuation Firm will be responsible for providing our real property valuations, our Independent Valuation Firm will not responsible for and will not prepare our daily NAV.

At this time, the Independent Valuation Firm is expected to be engaged solely to provide our daily real property portfolio valuation and to help us manage the property appraisal process, but it may be engaged to provide additional services, including providing an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise). Our Independent Valuation Firm and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our advisor and its related parties, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report.

Real Property Portfolio Valuation

Daily Valuation Process

The real property portfolio valuation, which is expected to be the largest component of our NAV calculation, will be provided to us by the Independent Valuation Firm on each business day. The foundation for this valuation is periodic appraisals, as discussed further below. However, on each business day, the Independent

Valuation Firm will adjust a real property’s valuation, as necessary, based on known events that have a material impact on the most recent value (adjustments for non-material events may also be made). For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or material capital market events, among others, may cause the value of a property to change materially. Furthermore, the value of our properties will be determined on an unencumbered basis. The effect of property-level debt on our NAV is discussed further below.

Using information derived from a variety of sources including, but not limited to, the property’s most recent appraisal, information from management and other information derived through the Independent Valuation Firm’s database, industry data and other sources, the Independent Valuation Firm will determine the appropriate adjustment to be made to the estimated value of the property based on material events, which may include a change to underlying property fundamentals or cash flows or a change in overall market conditions. The Independent Valuation Firm will collect all reasonably available material information that it deems relevant in valuing our real estate portfolio. The Independent Valuation Firm will rely in part on property-level information provided by our advisor, including (i) historical and projected operating revenues and expenses of the property; (ii) lease agreements on the property; and (iii) information regarding recent or planned capital expenditures. Upon becoming aware of the occurrence of a material event impacting property-level information, our advisor promptly will notify the Independent Valuation Firm. Any adjustment to the valuation of a property will be performed as soon as practicable after a determination that a material change with respect to such property has occurred and the financial effects of such change are quantifiable by the Independent Valuation Firm. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of redeeming stockholders or non-redeeming stockholders and new purchasers of our common stock, depending on whether our published NAV per share for such class is higher or lower than the adjusted value of our NAV after material events have been considered. Any such adjustments are estimates of the market impact of material events to the appraised value of the property, based on assumptions and judgments that may or may not prove to be correct, and may also be based on limited information readily available at that time. As part of the oversight by our board of directors, on a periodic basis the Independent Valuation Firm will provide our board of directors with reports on its valuation activity.

The primary methodology anticipated to be used to value properties is the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the property valuations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated value of our real property assets may differ from their actual realizable value or future appraised value. Our real estate portfolio valuation may not reflect the liquidation value or net realizable value of our properties because the valuations performed by the Independent Valuation Firm involve subjective judgments and do not reflect transaction costs associated with property dispositions. However, as discussed below, in some circumstances such as when an asset is anticipated to be acquired or disposed, we may apply a probability weighted analysis to factor in a portion of potential transaction costs in our NAV calculation.

Each individual appraisal report for our assets (discussed further below) will be addressed solely to us to assist the Independent Valuation Firm in providing our real property portfolio valuation. Our Independent Valuation Firm’s valuation reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its valuation reports, our Independent Valuation Firm will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

In conducting its investigation and analyses, our Independent Valuation Firm will take into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us or our advisor. Although our Independent Valuation Firm may review information supplied or otherwise made available by us or our advisor for reasonableness, it assumes and relies upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and does not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our Independent Valuation Firm, our Independent Valuation Firm will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and advisor, and will rely upon us to advise our Independent Valuation Firm promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of its review.

In performing its analyses, our Independent Valuation Firm will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, unless specifically informed to the contrary, our Independent Valuation Firm will assume that we have clear and marketable title to each real estate property valued, that no title defects exist, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our Independent Valuation Firm’s analysis, opinions and conclusions will be necessarily based upon market, economic, financial and other circumstances and conditions existing at or prior to the valuation, and any material change in such circumstances and conditions may affect our Independent Valuation Firm’s analysis, opinions and conclusions. Our Independent Valuation Firm’s appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.

The analyses performed by our Independent Valuation Firm will not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our Independent Valuation Firm’s analyses.

Property Appraisals

Periodic real property appraisals will serve as the foundation of the Independent Valuation Firm’s daily real property portfolio valuation. The overarching principle of these appraisals is to produce valuations that represent fair and accurate estimates of the unencumbered values of our real estate or the prices that would be received for our real properties in arm’s-length transactions between market participants before considering underlying debt. The valuation of our real properties determined by the Independent Valuation Firm may not always reflect the value at which we would agree to buy or sell such assets and the value at which we would buy or sell such assets could materially differ from the Independent Valuation Firm’s estimate of fair value. Further, we do not undertake to disclose the value at which we would be willing to buy or sell our real properties to any prospective or existing investor. We will obtain ongoing appraisals pursuant to schedules prepared by the Independent Valuation Firm and our advisor that are designed to conduct appraisals on each of our properties throughout any given calendar year. In order to provide a smooth and orderly appraisal process, we will seek to have approximately 1/12th of the portfolio appraised each month, although we may have more or less appraised in a month. In no event will a calendar year pass after the NAV pricing date without having each and every property valued by appraisal unless such asset is bought or sold in such calendar year. Newly acquired properties will initially be valued at cost, which we expect to represent fair value at that time. Generally, acquisition costs and expenses will be charged to our net portfolio income for the applicable period and excluded from the cost of the investment. Each property will then be valued by an independent third-party appraisal firm within the first two full months after acquisition and thereafter will be part of the appraisal cycle described above such that they are appraised at least every calendar year. Properties purchased as a portfolio may be valued as a single asset. Each third party appraisal is performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal

Foundation and reviewed by the Independent Valuation Firm for reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated range of gross market value of the property. Concurrent with the appraisal process, our advisor values each property and, taking into account the appraisal, among other factors, determines the appropriate valuation within the range provided by the independent third-party appraisal firm. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). We believe our policy of obtaining appraisals by independent third parties will meaningfully enhance the accuracy of our NAV calculation. The appraisal firms were chosen from a list of firms pre-approved by our board of directors, including a majority of our independent directors, based on their qualifications. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with our valuation guidelines. The Independent Valuation Firm confirms the reasonableness of the appraisal before reflecting any valuation change in its valuation of our real property portfolio. Real estate appraisals are reported on a free-and-clear basis (for example, no mortgage), irrespective of any property-level financing that may be in place. Such property-level financings ultimately are factored in and do reduce our NAV in a manner described in more detail below.

Portfolio Assets, Joint Ventures and Developments

Properties purchased or operated as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset, which may result in a different value than if they were valued as individual assets. Investments in joint ventures that hold properties are valued by the Independent Valuation Firm in a manner that is consistent with the procedures described above and approved by our board of directors, including a majority of our independent directors, with the agreed approach taking into account the size of our investment in the joint venture, the assets owned by the joint venture, the terms of the joint venture including any promotional interests, minority discount and control, if applicable, and other relevant factors. Development assets, if any, will be valued at cost plus capital expenditures and will join the appraisal cycle upon the earlier of stabilization or 24 months from substantial completion.

Valuation of Real Estate-Related Debt and Securities

We may also invest in commercial real estate-related debt and securities. Our commercial real estate-related debt may include mortgages, mezzanine loans and other loans backed principally by real estate, and our commercial real estate-related securities may include common and preferred stock of publicly traded REITs and other real estate companies, CMBS, senior unsecured debt of publicly traded REITs and CDO notes.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as bonds, CMBS and shares of publicly traded REITs) that are not restricted as to salability or transferability will be valued on the basis of publicly available information provided by third parties. Generally, the third parties will, upon the Independent Valuation Firm’s request, look up the price of the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The Independent Valuation Firm may adjust the value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will be valued by the Independent Valuation Firm at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be revalued by our advisor each quarter at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

Individual investments in mortgages, mortgage participations and mezzanine loans will be valued initially at our acquisition cost and may be revalued by the Independent Valuation Firm at least quarterly. Revaluations of mortgages will reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets may include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets will be valued daily by our advisor based on information provided by third-party pricing services.

Valuation of Real Estate-Related Liabilities

Our real estate-related liabilities consist of financing for our portfolio of assets. These liabilities will be included in our determination of NAV in accordance with GAAP. Costs and expenses incurred to secure the financing are amortized over the life of the applicable loan. Unless costs can be specifically identified, we allocate the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan.

There are some circumstances where liabilities may be included in our determination of NAV using an alternative methodology to GAAP. For example, if a loan amount exceeds the value of the underlying real property and the loan is otherwise a non-recourse loan, we will assume an equity value of zero for purposes of the combined real property and the loan in the determination of our NAV. Another example would be if a loan restructure or modification has caused the legal liability of the loan to significantly deviate from the carrying value according to GAAP, we would recognize the legal liability rather than the GAAP determination of the liability.

NAV and NAV per Share Calculation

We are offering to the public four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares. We will determine our NAV on the NAV pricing date, which shall be no later than July 12, 2018. Commencing with the daily NAV pricing date, which shall be the earliest of (i) the date on which we raise gross offering proceeds of $100 million and (ii) the date on which we commence our first follow-on offering, our NAV will be calculated for each of these classes and our Class A shares after the end of each business day that the New York Stock Exchange is open for unrestricted trading by our NAV Accountant, a third-party firm approved by our board of directors, including a majority of our independent directors. Our board of directors, including a majority of our independent directors, may replace our NAV Accountant with another party, including our advisor, if it is deemed appropriate to do so.

At the end of each such trading day, before taking into consideration accrued distributions or class-specific expense accruals, any change in the aggregate company NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate company NAV. Changes in the aggregate company NAV reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of our real property portfolio, real estate-related liabilities, and daily accruals for income and expenses (including accruals for advisory fees, including the performance component thereof, and the distribution and shareholder servicing fees) and distributions to investors.

Our most significant source of net income is property income. We accrue estimated income and expenses on a daily basis based on annual budgets as adjusted from time to time to reflect changes in the business throughout the year. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. For the purpose of calculating our NAV, all organization and offering costs reduce NAV as part of our estimated income and expense accrual. On a periodic basis, our income and expense accruals are adjusted based on information derived from actual operating results.

Our liabilities are included as part of our NAV calculation generally based on GAAP. Our liabilities include, without limitation, property-level mortgages, accrued distributions, the fees payable to our advisor and the dealer manager, accounts payable, accrued company-level operating expenses, any company or portfolio-level financing arrangements and other liabilities.

Our advisor has agreed to advance all of our organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and distribution and shareholder servicing fees) through the end of this initial offering. We will reimburse our advisor for such advanced expenses ratably over the Reimbursement Period. For purposes of calculating our NAV, the organization and offering expenses paid by our advisor through December 31, 2019 will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse our advisor for these costs.

Following the calculation and allocation of changes in the aggregate company NAV as described above, NAV for each class is adjusted for accrued distributions and the distribution and shareholder servicing fee, to determine the current day’s NAV. Selling commissions and dealer manager fees, which are effectively paid by purchasers of Class T and Class S shares in the primary offering at the time of purchase, because the purchase price of such shares is equal to the applicable NAV per share plus the applicable selling commission and/or dealer manager fee, have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.

The table below provides a hypothetical illustration of how various factors could affect the calculation of our NAV at the end of any given business day. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance.

	Class T NAV	Class S NAV	Class D NAV	Class I NAV
Beginning NAV on Hypothetical Business Day(1)	$125,000,000	$125,000,000	$125,000,000	$125,000,000
Daily Portion of:
Portfolio Income (Loss) on Real Estate Portfolio and All Other Assets, Before Fees(2)	29,167	29,167	29,167	29,167
Advisory Fee(3)	4,281	4,281	4,281	4,281
Distribution and Shareholder Servicing Fee(4)	3,425	3,425	856	—
Accrued Dividend/Distribution	14,583	14,583	14,583	14,583
Unrealized/Realized Gains (Losses) on Assets	10,417	10,417	10,417	10,417

NAV Before Sales and Repurchases of Shares	$125,017,295	$125,017,295	$125,019,864	$125,020,720
Net Proceeds from the Sale of Shares(5)	125,000	125,000	125,000	125,000

Ending NAV on Hypothetical Business Day	$125,142,295	$125,142,295	$125,144,863	$125,145,720

(1)	NAV at the beginning of a hypothetical business day will reflect all sales of shares made on the prior business day.
(2)	Portfolio Income (Loss) represents the net accrual of operating income, expenses, debt service costs and offering and organization costs, and excludes the daily portion of the Advisory Fee, Distribution and Shareholder Servicing Fee, shown on the next two lines in the table above.
(3)	Equal to 1/365th of 1.25% of our NAV for such day for Class T, Class S, Class D and Class I shares. The hypothetical above assumes that no performance component of the advisory fee is accrued on such business day.
(4)	Equal to 1/365th of 1.0%, 1.0% and 0.25% per annum of the aggregate NAV of our outstanding Class T, Class S and Class D shares, respectively.
(5)	Daily sales of shares at NAV will not increase or decrease our NAV per share for any class because sales of shares on each business day will yield net proceeds equal to that day’s NAV of the applicable share class.

Probability-Weighted Adjustments

In certain circumstances, such as in an acquisition or disposition process, we may be aware of a contingency or contingencies that could impact the value of our assets, liabilities, income or expenses for purposes of our NAV calculation. For example, we may be party to an agreement to sell a property at a value different from that used in our current NAV calculation. The same agreement may require the buyer to assume a related mortgage loan with a fair value that is different from that used in our current NAV calculation. The transaction may also involve costs for brokers, transfer taxes, loan assumption fees, and other items upon a successful closing. To the extent such contingencies may affect the value of a property, the Independent Valuation Firm may take such contingencies into account when determining the value of such property for purposes of our NAV calculation. Similarly, we may adjust the other components of our NAV (such as the carrying value of our liabilities or expense accruals) for purposes of our NAV calculation. These adjustments may be made either in whole or in part over a period of time, and both the Independent Valuation Firm and we may take into account (a) the estimated probability of the contingencies occurring and (b) the estimated impact to NAV if the contingencies were to occur when determining the timing and magnitude of any adjustments to NAV.

Oversight by Our Board of Directors

All parties engaged by us in the calculation of our NAV, including our advisor, will be subject to the oversight of our board of directors. As part of this process, our advisor will review the estimates of the values of our real property portfolio for consistency with our valuation guidelines and the overall reasonableness of the valuation conclusions, and inform our board of directors of its conclusions. Although our Independent Valuation Firm or other pricing sources may consider any comments received from us or our advisor in making their individual valuations, the final estimated values of our real property portfolio are determined by the Independent Valuation Firm or other pricing sources.

Our Independent Valuation Firm will be available to meet with our board of directors to review valuation information, as well as our valuation guidelines and the operation and results of the valuation process generally. Our board of directors has the right to engage additional valuation firms and pricing sources to review the valuation process or valuations, if deemed appropriate.

Review of and Changes to Our Valuation Procedures

Following the NAV pricing date, at least once each calendar year our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation procedures. With respect to the valuation of our properties, the Independent Valuation Firm will provide the board of directors with periodic valuation reports. From time to time our board of directors, including a majority of our independent directors, may adopt changes to the valuation procedures if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. We will publicly announce material changes to our valuation procedures or the identity or role of the Independent Valuation Firm.

Limitations on the Calculation of NAV

The largest component of our NAV will consist of real property investments and, as with any real estate valuation protocol, each property valuation is based on a number of judgments, assumptions or opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real property investments. Although the methodologies contained in the valuation procedures are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our ability to implement and coordinate our

NAV procedures may be impaired or delayed, including in circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents. Further, the NAV per share should not be viewed as being determinative of the value of our common stock that may be received in a sale to a third party or the value at which our stock would trade on a national stock exchange. Our board of directors may suspend this offering and the share redemption programs if it determines that the calculation of NAV may be materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock that a potential stockholder may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Internal Revenue Code; current, temporary and proposed Treasury regulations promulgated thereunder; current administrative interpretations and practices of the Internal Revenue Service, or the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.

We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, except to the extent discussed under the headings “—Taxation of Holders of Our Common Stock—Taxation of Tax-Exempt Stockholders” and “—Taxation of Holders of Our Common Stock—Taxation of Non-U.S. Stockholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	a non-U.S. corporation or an individual who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

The Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In the case of individuals, the tax brackets are adjusted, the top federal income rate is reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions are be eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate is reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be reviewed in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the Internal Revenue Service will be able to issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.

This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of Resource Income Opportunity REIT, Inc.

REIT Qualification

We intend to qualify as a REIT commencing with our taxable year ending December 31, 2018. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT. On June 1, 2015 in connection with this offering, Alston & Bird LLP delivered an opinion to us that, beginning with the year ending December 31, 2015 or December 31 of the first year in which we commence material operations, if later, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird

LLP. Our ability to continue to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to continue to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification-General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” below.

Provided we qualify as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any taxable income, including undistributed net capital gains that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transaction tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%). See “—Foreclosure Property” below.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profitability of such gross income.

•	In the event of a failure of an asset test (other than certain de minimis failures), as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•	In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed, plus (2) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification-General.”

•	A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s-length pricing standard.

•	If we acquire appreciated assets from a C corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in its hands is determined by reference to the adjusted tax basis of the assets in the hands of the corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the 5-year period following the acquisition from the corporation, unless the corporation elects to treat the transfer of the assets to the REIT as a deemed sale.

•	The earnings of our lower-tier entities that are taxable corporations, if any, including domestic taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and non-U.S. income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)	which meets other tests described below regarding the nature of its income and assets, its distributions, and certain other matters; and

(8)	that elects to be taxed as a REIT.

Conditions (1) through (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust. We are not required to satisfy conditions (5) and (6) for the first taxable year for which we elect to be taxed as a REIT.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

A REIT’s taxable year must be the calendar year. We will satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”

In the event that one of our disregarded subsidiaries ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us, or another of our disregarded subsidiaries—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable Subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS may be subject to corporate income tax on its earnings.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. For example, if amounts are paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its lessees or a taxable REIT subsidiary, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to a tax equal to 100% of such excess. The 100% tax also applies to “redetermined services income,” i.e., non-arm’s-length income of a REIT’s TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents).

Rents we receive that include amounts for services furnished by a taxable REIT subsidiary to any of our lessees will not be subject to the 100% tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception, (2) a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (3) rents paid to us by lessees that are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our lessees leasing comparable space that are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (4) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

Gross Income Tests

We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging income, must be derived from investments relating to real property or mortgages on real property, including “rents from real property”; dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging income, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions,” as defined in “—Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select real estate equity investments, or to hedge certain foreign currency risks, or to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, and that are clearly and timely identified as such for federal income tax purposes will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. The amount of rent must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. If rent is partly attributable to personal property leased in connection with a lease of real property, the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the residents of such property, other than through an “independent contractor” from which the REIT derives no revenue. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide other services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to residents or sub-residents, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may hold mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Except to the extent provided by the Treasury Regulations, any income from a hedging transaction we enter into (1) to hedge indebtedness incurred or to be incurred to acquire or carry select real estate equity investments, (2) to hedge certain foreign currency risks, or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, and that are clearly and timely identified as such for federal income tax purposes will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. Other hedging income would not be qualifying income for purposes of either gross income test.

Prior to the making of investments in commercial real estate properties or other strategic investments, we may invest our net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a DRIP) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as certain mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares of stock in other REITs to satisfy the 75% and 95% gross income tests and the asset tests described below.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.

Asset Tests

At the close of each calendar quarter, we must satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and debt instruments issued by publicly offered REITs. For this purpose, real estate assets include interests in real property, such as land, buildings, and leasehold interests in real property, personal property that generates rents from real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT’s total assets.

Fifth, not more than 25% of the value of a REIT’s assets may consist of debt instruments issued by publicly offered REITs that would not otherwise be treated as qualifying real estate assets.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the REIT asset test.

We monitor compliance with all of the asset tests on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.

A REIT which fails one or more of the asset requirements may nevertheless maintain its REIT qualification (other than a de minimis failure described below), if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 20%), and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

Annual Distribution Requirements

In order to maintain our REIT status, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

(1)	90% of our “REIT taxable income” (computed without regard to deduction for dividends paid and net capital gains), and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.

In certain circumstances, we may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In such case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

The Tax Cuts and Jobs Act contains provisions that may change the way that we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, we will have to accrue certain items of income before they would otherwise be taken into income under the Internal Revenue Code if they are taken into account in our applicable financial statements. Additionally, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation does not apply to an “electing real property trade or business.” We have not yet determined whether we or any of our subsidiaries will elect out of the new interest expense limitation or whether we and each of our subsidiaries are eligible to elect out. One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system, with 40-year useful life for nonresidential real property and a 20-year useful life for qualified improvement property (although a potential drafting error makes the useful life for qualified improvement property uncertain). Finally, there are new limitations on use of net operating losses arising in taxable years beginning after December 31, 2017.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate income tax rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, and we would not be required to make them. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals will generally be treated as qualified dividends that are taxed at corporate capital gains rates and, subject to limitations of the Internal Revenue Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Prohibited Transactions

Net income derived from prohibited transactions that do not qualify for a statutory safe harbor exception is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business, by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is sold by a TRS, although such income will be taxed to the TRS at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate income tax rate on any net income from foreclosure property that would otherwise be qualifying income for purposes of the 75% gross income test and any gain from the disposition of foreclosure property that is held for sale in the ordinary course of business. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We expect to enter into hedging transactions, from time to time, with respect to our liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, collars, options to purchase these items, and futures and forward contracts. Except to the extent provided by the Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we hedge for other purposes, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Tax Aspects of Investments in Partnerships

We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “—Effect of Subsidiary Entities—Ownership of Partnership Interests.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to continue to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.

Entity Classification

Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “—Asset Tests” and “—Gross Income Tests,” and in turn could jeopardize our REIT status. See “—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners.

Taxation of Holders of Our Common Stock

The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if: (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Distributions on Our Common Stock. As long as we qualify as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify as “qualified dividend income,” the maximum federal income tax rate on which is currently 20% in the case of non-corporate U.S. stockholders. As a result, our ordinary dividends generally will be taxed at the higher tax rates applicable to ordinary income, which currently has a maximum federal income tax rate of 37% (for taxable years beginning after December 31, 2017) in the case of non-corporate U.S. stockholders. For taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. stockholders will be entitled to deduct 20% of ordinary REIT dividends they receive. In combination with the 37% maximum rate applicable to non-corporate U.S. stockholders in such years, ordinary REIT dividends, i.e., dividends that are not designated as qualified dividends or capital gain dividends, are subject to a maximum tax rate of 29.6%. However, the lower tax rates for qualified dividend income will apply to our ordinary dividends to the extent attributable to: (i) dividends received by us from non-REIT corporations, such as TRSs; and (ii) income upon which we have paid corporate income tax. In general, to qualify for the reduced tax rate on qualified dividend income, a non-corporate U.S. stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either capital gains distributions or unrecaptured Section 1250 gains, which will be subject to a maximum federal income tax rate of 25%. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain, or short-term capital gain if the common stock has been held for one year or less.

If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of a REIT’s net operating losses or capital losses. Instead, the REIT would carry over such losses for potential offset against its future income. Taxable dividends from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our common stock, against such income. Similarly, for taxable years beginning after December 31, 2017, non-corporate U.S. stockholders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. In addition, taxable distributions from us and gain from the disposition of our common stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Dispositions of Our Common Stock. In general, a U.S. stockholder must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other substantially identical common stock within 30 days before or after the disposition.

A non-corporate U.S. stockholder may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate U.S. stockholder may carry forward unused capital losses indefinitely. A corporate stockholder must pay tax on its net capital gain at ordinary corporate rates. A corporate U.S. stockholder may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions on Our Common Stock.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Unearned Income Medicare Tax. High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individuals’ net investment income or the excess of the individuals’ modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any.

Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired by a stockholder other than an exempt recipient, or covered stock. Specifically, upon the transfer or repurchase of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or repurchase is long-term or short-term. Shares of covered stock will be transferred or repurchased on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or repurchased in a timely manner.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, or even make distributions that exceed our current or accumulated earnings and profits, we will report to each stockholder and the IRS (or post on our primarily public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our capital stock that the S corporation acquires.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above. Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our capital stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust and do not incur indebtedness to purchase or carry such shares. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “Taxation of Resource Income Opportunity REIT, Inc.—Requirements for Qualification-General”); and

•	either: (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our common stock, including any reporting requirements.

Ordinary Dividends. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”), and that we do not designate as a capital gain dividend will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. If a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, similar to the manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital Gain Dividends. For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non- U.S. stockholder. A non-U.S. stockholder thus would be required to file U.S. federal income tax returns and would be taxed on such a distribution at the tax rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a withholding tax at the highest corporate income tax rate for distributions to non-US stockholders attributable to the REIT’s gains from dispositions of USRPIs. A non-U.S. stockholder may receive a credit against its U.S. federal income tax liability for the amount we withhold.

Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (1) our common stock is “regularly traded” on an established securities market in the United States; and (2) the non-U.S. stockholder did not own more than 10% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax in the same manner as they are subject to withholding tax on ordinary dividends. Our stock is not regularly traded on an established securities market in the United States, and there is no assurance that it ever will be.

Capital gain dividends that are not attributable to our sale of USRPIs, e.g., distributions of gains from sales of debt instruments that are not USRPIs, generally will not be taxable to non-US stockholders or subject to withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year) .

Non-Dividend Distributions. A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

Dispositions of Our Common Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as: (i) we are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) we are a domestically controlled REIT. “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned U.S. real property interests that exceed in value 50% of the value of the corporation’s U.S. real property interests, interests in real property located outside the United States and other assets used in the corporation’s trade or business.

Even if shares of our common stock otherwise would be a USRPI under the foregoing test, shares of our common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders.

We believe that we will be a domestically controlled REIT, but we cannot assure you that we have been or that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder that owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market. Our stock is not regularly traded on an established securities market in the United States and there is no assurance that it ever will be.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “—Taxation of Taxable U.S. Stockholders—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters. A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Dispositions of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of repurchase payments to non-U.S. holders other than qualified stockholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. A qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act (“FATCA”) rules, withholding at a rate of 30% is required on dividends paid in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on payments of gross proceeds from the sale of, shares of our common stock to certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain passive non-financial foreign entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our common stock is held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of, and after December 31, 2018, payments of gross proceeds from the sale of, our common stock to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. shareholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

State, Local and Foreign Taxes

We may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or non-U.S. tax treatment of us may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (each, a “Benefit Plan”), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Taxation of Holders of our Common Stock—Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both fiduciaries and “persons providing services” to the Benefit Plan, employer or employee organization sponsors of the Benefit Plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, a fiduciary who permitted the prohibited transaction to occur or who otherwise breached its fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Regulations promulgated by the Department of Labor, as amended by ERISA § 3(42), provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management may be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Resource IO Advisor, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Resource IO Advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•	either (i) part of a class of securities registered under the Exchange Act, or (ii) sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares will be sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934, as amended, within the specified period. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

If our common stock is held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company or a venture capital operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Although our initial real estate investments should enable us to qualify as a real estate operating company for the period prior to this offering, we cannot assure you that we will be a real estate operating company or a venture capital operating company in the future. As discussed above, we intend to rely instead on the “publicly-offered securities” exception.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Resource IO Advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in this offering, we expect to provide an estimated value for our shares annually by publishing such value in reports filed with the SEC. This estimated value may not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

•	the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take in to account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter authorizes the issuance of up to 1,250,000,000 shares of capital stock, of which 50,000,000 are classified as Class A common stock, par value $0.01 per share, 200,000,000 are classified as Class T common stock, par value $0.01 per share, 200,000,000 are classified as Class D common stock, par value $0.01 per share, 200,000,000 are classified as Class S common stock, par value $0.01 per share, 500,000,000 are classified as Class I common stock, par value $0.01 per share and 100,000,000 are classified as preferred stock, par value $0.01 per share.

Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares of stock. As of December 31, 2017, we had 260,258 shares of Class A common stock outstanding and 5,000 shares of Class I common stock outstanding. We are offering and selling to the public in our primary offering up to $1,000,000,000 of shares of common stock in any combination of Class T, Class S, Class D and Class I shares. We are also offering up to $100,000,000 of shares of our common stock, in any combination of Class T, Class S, Class D, Class I and Class A shares, to be issued under our DRIP, pursuant to which our stockholders may elect to have distributions attributable to the class of shares owned reinvested in additional shares of the same class. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP.

Common Stock

Each share of common stock is entitled to participate in distributions on its respective class of shares when and as authorized by our board of directors and declared by us and in the distribution of our assets upon liquidation. The per share amount of distributions on the various classes of shares will likely differ because of different allocations of class-specific expenses. See “—Distributions” below. Each share of our common stock will be fully paid and nonassessable by us upon issuance and payment therefor. Shares of our common stock are not subject to mandatory repurchase. Shares of our common stock have no preemptive rights (which are intended to insure that a stockholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of stockholders to elect directors). We have the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock into other classes or series of stock.

Class T Shares

Class T shares are available for purchase in this offering primarily through registered representatives of broker-dealers. Each Class T share issued in the primary offering will be subject to a selling commission of up to 3.0%, and a dealer manager fee of up to 0.5%, of the transaction price of each Class T share sold in the offering on the date of the purchase. Prior to the NAV pricing date, our transaction price per Class T share will equal $10.00 per share. Thereafter, we will adjust our transaction price per Class T share to equal the NAV per Class T share, and following the daily NAV pricing date, we will update our NAV at the end of each business day and further adjust the transaction price per Class T share to equal the prior day’s NAV per Class T share. The dealer manager will reallow 100% of the selling commissions to participating broker-dealers. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers.

Each outstanding Class T share is subject to a distribution and shareholder servicing fee that accrues daily in an amount equal to 1/365th of 1.0% of the transaction price per Class T share for such day, consisting of an advisor distribution and shareholder servicing fee of 1/365th of 0.75% and a dealer distribution and shareholder servicing fee of 1/365th of 0.25%, provided that with respect to Class T shares sold through certain participating broker-dealers, these may be different amounts so long as the aggregate distribution and shareholder servicing fee shall always equal 1.0%. We will cease paying the distribution and shareholder servicing fee with respect to all Class T shares held in a customer account at the end of the month in which the dealer manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and distribution and shareholder servicing fees paid with respect to all Class T shares held in such account would exceed 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer in effect at the time Class T shares were first issued to such account) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRIP with respect thereto). At the end of such month, such Class T shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares. Although we cannot predict the length of time over which the distribution and shareholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share over approximately 5 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRIP and, following the NAV pricing date, a constant NAV of $10.00 per Class T share. Under these assumptions, if a stockholder holds his or her Class T share for 5 years, the distribution and shareholder servicing fee would total approximately $0.53.

Class S Shares

Class S shares are available for purchase in this offering primarily through registered representatives of broker-dealers. Each Class S share issued in the primary offering will be subject to a selling commission of up to 3.50% of the transaction price of each Class S share sold in the offering on the date of the purchase. Prior to the NAV pricing date, our transaction price per Class S share will equal $10.00 per share. Thereafter, we will adjust our transaction price per Class S share to equal the NAV per Class S share, and following the daily NAV pricing date, we will update our NAV at the end of each business day and further adjust the transaction price per Class S share to equal the prior day’s NAV per Class S share. The dealer manager will reallow 100% of the selling commissions to participating broker-dealers.

Each outstanding Class S share is subject to a distribution and shareholder servicing fee that accrues daily in an amount equal to 1/365th of 1.0% of the transaction price per Class S share for such day. We will cease paying the distribution and shareholder servicing fee with respect to all Class S shares held in a customer account at the end of the month in which the dealer manager, in conjunction with the transfer agent, determines that total selling commissions and distribution and shareholder servicing fees paid with respect to all Class S shares held in such account would exceed 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer in effect at the time Class S shares were first issued to such account) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRIP with respect thereto). At the end of such month, such Class S shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share. Although we cannot predict the length of time over which the distribution and shareholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share over approximately 5 years from the date of purchase, assuming payment of the full selling commissions, opting out of the DRIP and, following the NAV pricing date, a constant NAV of $10.00 per Class S share. Under these assumptions, if a stockholder holds his or her Class S share for 5 years, the distribution and shareholder servicing fee would total approximately $0.53.

Class D Shares

Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we name in an amendment or supplement to this prospectus.

No selling commissions or dealer manager fees will be paid in connection with the sale of Class D shares in our primary offering or pursuant to our DRIP.

Each outstanding Class D share is subject to a distribution and shareholder servicing fee that accrues daily in an amount equal to 1/365th of 0.25% of the transaction price per Class D share for such day. We will cease paying the distribution and shareholder servicing fee with respect to all Class D shares held in a customer account at the end of the month in which the dealer manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and distribution and shareholder servicing fees paid with respect to all Class D shares held in such account would exceed 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer in effect at the time Class D shares were first issued to such account) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRIP with respect thereto). At the end of such month, such Class D shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares. Although we cannot predict the length of time over which the distribution and shareholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share over approximately 34 years from the date of purchase, assuming opting out of the DRIP and, following the NAV pricing date, a constant NAV of $10.00 per Class D share. Under these assumptions, if a stockholder holds his or her Class D share for 5 years, the distribution and shareholder servicing fee would total approximately $0.85.

Prior to the NAV pricing date, our transaction price per Class D share will equal $10.00 per share. Thereafter, we will adjust our transaction price per Class D share to equal the NAV per Class D share, and following the daily NAV pricing date, we will update our NAV at the end of each business day and further adjust the transaction price per Class D share to equal the prior day’s NAV per Class D share.

Class I Shares

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers or (5) other categories of investors that we name in an amendment or supplement to this prospectus. The minimum initial investment for Class I shares is $1,000,000, except for purchasers that fall under category 4 listed above.

No selling commissions, dealer manager fees or distribution and shareholder servicing fees will be paid for sales of Class I shares in our primary offering or pursuant to our DRIP.

Class A Shares

As of the date of this prospectus, Class A shares are no longer being offered in our primary offering. No selling commissions, dealer manager fees or distribution and shareholder servicing fees will be paid with respect to Class A shares sold pursuant to our DRIP, and no ongoing distribution and shareholder servicing fee will be paid with respect to Class A shares previously sold in our primary offering.

Limits on Distribution and Shareholder Servicing Fee

All distribution and shareholder servicing fees shall cease, and all Class T, Class S and Class D shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares on the earliest of the following, should any of these events occur: (i) the date at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our DRIP); (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other publicly traded securities. We cannot predict if or when any of these events will occur.

Voting Rights

Class A, Class T, Class S, Class D and Class I shares are entitled to one vote on each matter submitted to a vote at a meeting of our stockholders; provided that with respect to any matter that would have a material adverse effect only on the rights of a particular class of common stock, only the holders of such affected class are entitled to vote. Generally, all matters to be voted on by stockholders at a meeting of stockholders duly called and at which a quorum is present must be approved by a majority of the votes cast by the holders of all shares of common stock present in person or represented by proxy, voting together as a single class, subject to the restrictions on ownership and transfer of shares of our stock set forth on our charter and any voting rights granted to holders of any preferred stock, although the affirmative vote of a majority of shares of common stock present in person or by proxy at a meeting at which a quorum is present is necessary to elect each director.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed to the holders of Class T, Class S, Class D, Class I and Class A shares ratably in proportion to the respective NAV for each class after payment of or adequate provision for all our known debts and other liabilities and subject to any preferential rights of holders of preferred stock, if any preferred stock is outstanding at such time. To calculate the NAV for each class, we will first determine our NAV and then apply class-specific fees in order to determine the respective NAV for each class of our shares.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to: Resource Innovation Office REIT, Inc., c/o Resource Innovation Office Advisor, LLC, 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Tender Offer

On April 21, 2017, our board of directors authorized our management to cause us to make a tender offer for all Class A and Class AA shares of our common stock issued and outstanding, which we refer to as the “tender offer,” as of a date to be determined by management that is subsequent to May 21, 2017, the date on which the suspension of the SRP became effective. On May 24, 2017, we commenced an issuer tender offer to repurchase all of our Class A and Class AA shares of our common stock, which expired on July 20, 2017. The purchase price for shares pursuant to the tender offer was $10.00 per Class A share and $9.47 per Class AA share, which amounts equal the maximum purchase price per Class A share and Class AA share in our primary offering when the Class A and Class AA shares could be purchased in our primary offering. A total of 72,379 Class A shares and 232,161 Class AA shares were properly tendered and not properly withdrawn. We accepted for purchase all Class A shares and Class AA shares properly tendered, for an aggregate cost of approximately $2.92 million, excluding fees and expenses relating to the Tender Offer. Following settlement of the tender offer, we had no Class AA shares outstanding and approximately 254,258 Class A shares outstanding, all of which were owned by our directors, our advisor and their affiliates as of July 24, 2017.

Our Entry into a Loan to Complete the Tender Offer

On July 27, 2017, in connection with our payment obligations under the tender offer described above and in exchange for $1.365 million received from our advisor, we executed a promissory note naming our advisor as the payee. Such promissory note matures on July 27, 2018, subject to extension and acceleration, and bears interest at a floating rate of one-month LIBOR plus 3.00%. We may prepay the promissory note in whole or in part with no prepayment premium.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. A majority of our independent directors who do not have an interest in the transaction must approve any issuance of preferred stock. In addition, our charter empowers our independent directors to retain its own legal and financial advisors at the expense of the Company, in connection with the issuance of such preferred stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Distributions

We expect that our board of directors will authorize and declare distributions based on daily record dates, and we expect to aggregate and pay these distributions on a monthly basis. By “daily record dates,” we mean that distributions will be calculated based on common stockholders of record as of the close of business each day in the monthly period. Therefore, assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders; however, we expect our board of directors to consider the payment of a monthly cash distribution after we make our first real estate investment. We may also make special stock dividends. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time.

Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on Class T, Class S and Class D shares will likely be lower for so long as the applicable distribution and shareholder servicing fee for their respective class applies because this fee is a class-specific expense.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors will consider many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will authorize cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. As of the date of this prospectus, we have paid and may continue to pay distributions from our offering proceeds. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its fees, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have fewer funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed our current and accumulated earnings and profits, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from our current and accumulated earnings and profits.

In addition to cash distributions, our board of directors may authorize and we may declare stock dividends. Although there are a number of factors to consider in connection with such a declaration, such stock dividends are most likely to be authorized if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock dividend would be intended to have the same effect as raising the price at which our shares of common stock are offered.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, among other purposes, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of the aggregate of the outstanding shares of our capital stock or 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted prospectively or retroactively by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives representations and warranties as required by our charter. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Our charter provides that the shares of our capital stock, if transferred would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or (iii) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. The prohibited transferee will not acquire any rights in the shares, unless, in the case of a transfer that would cause a violation of the 9.8%

ownership limits, the transfer is exempted prospectively or retroactively by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust. If the transfer to the trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or other distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and other distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust and subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of dividends and other distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. The prohibited transferee must pay, upon demand, to the trustee of the trust (for the benefit of the charitable beneficiary) the amount of any distribution we pay to a prohibited transferee on shares held in trust prior to our discovery that such shares have been transferred in violation of the provisions of our charter.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted prospectively or retroactively from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of more than 5% of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution—Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is DST Systems, Inc.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the special meeting. Upon receipt of a written request of stockholders entitled to cast at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Without the approval of a majority of the shares of stock entitled to vote on the matter, the board of directors generally may not:

•	amend the charter to materially and adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or similar reorganization.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors will annually review our advisory agreement with our advisor. While our stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, b a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.

Inspection of Books and Records

Under Maryland law, a stockholder is entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of stockholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office. As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least quarterly. Except as noted below, the list will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder and we will mail this list to any common stockholder within ten days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. The purposes for which stockholders may request this list include matters relating to their voting rights. Each common stockholder who receives a copy of the stockholder list shall keep such list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state. As the operations of both Resource Innovation Office Holdings, LLC and our operating partnership will be conducted by us, an inspection of our books and records would include an inspection of the books and records of Resource Innovation Office Holdings, LLC and our operating partnership.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of (except solely by virtue of revocable proxy) would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the Company. A control share acquisition means the acquisition of issued and outstanding control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle, or (iii) under a merger, consolidation, or share exchange effected under certain provisions of Maryland law if the corporation is a party to the merger, consolidation, or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of share of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Business Combinations

Under the Maryland General Corporation Law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors, provided that any such business combination is first approved by our board of directors. However, our board of directors may, by resolution, opt into the business combination statute in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board may be filled only by the affirmative vote of a majority of the remaining directors, even in the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. We have not elected to be subject to the other provisions of Subtitle 8. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors, provided the number is not fewer than three. Our board of directors has the exclusive power to amend our bylaws.

Tender Offers

Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for a person to conduct a tender offer to a stockholder, our charter requires that the person comply with Regulation 14D of the Exchange Act, and provide us with notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder,

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open,

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares, and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to persons should they attempt to conduct a noncompliant tender offer. No stockholder may transfer shares to any person who initiates a tender offer without complying with the provisions set forth above unless such stockholder first offers the shares to us at the greater of (i) with respect to common stock, the price then being paid per share of common stock purchased in our latest offering of common stock at full purchase price (not discounted for commission reductions nor for reductions in sale price permitted pursuant to the DRIP), (ii) the fair market value of the shares as determined by an independent valuation obtained by us, or (iii) the lowest tender offer price offered in such noncompliant tender offer. The noncomplying person shall also be responsible for all of our expenses in connection with that person’s noncompliance.

Distribution Reinvestment Plan

We have adopted a DRIP pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of the class of common stock which you hold. The following discussion summarizes the principal terms of this plan. Appendix C to this prospectus contains the full text of our DRIP as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our DRIP; however, we may elect to deny your participation in the DRIP if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our DRIP if you no longer meet the net income and net worth standards set forth in our charter or the then-current prospectus. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the DRIP by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the DRIP will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the DRIP; however, the DRIP requires you to designate at least 20% of your distributions for the purchase of additional shares of common stock. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the DRIP on the distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the DRIP.

The initial offering price per share in the DRIP is $10.00 per Class T, Class S, Class D, Class I and Class A share. Commencing on the NAV pricing date, we will adjust the price of the shares offered in the DRIP to equal the respective NAV per share of each of our share classes. Following the daily NAV pricing date, we will update our NAV at the end of each business day and adjust the per-share price in our DRIP accordingly.

Account Statements

You or your designee will receive a confirmation of your purchases under the DRIP no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees will be payable on shares sold under the DRIP. Class T, Class S and Class D shares sold pursuant to the DRIP shall be subject to applicable distribution and shareholder servicing fees as described above. We expect to use the net proceeds from the sale of shares under our DRIP for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments;

•	future funding obligations under any real estate loan receivable we acquire;

•	acquisition of assets, which would include payment of acquisition fees to our advisor (see “Management Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, DRIP proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through the DRIP.

Tax Consequences of Participation

If you elect to participate in the DRIP and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the DRIP. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our DRIP at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations—Taxation of Holders of Our Common Stock.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our DRIP until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the DRIP. You may terminate your participation in the DRIP at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. If you participate in our Class T, Class, S, Class D and Class I share repurchase program, you will not be terminated from participating in the DRIP unless you indicate your desire to terminate your participation on your share repurchase form. Any transfer of your shares will effect a termination of the participation of those shares in the DRIP. We will terminate your participation in the DRIP to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment, Suspension or Termination of Plan

We may amend, suspend or terminate the DRIP for any reason at any time upon ten days’ written notice to the participants, except we may not amend the DRIP to remove the right of a stockholder to terminate participation in the plan. With respect to material changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (b) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (b) in a separate mailing to the participants, or (c) on our web site.

Dilution of the Net Tangible Book Value of our Shares

In connection with this offering of shares of our common stock, after we commence operations, we will provide information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated simply as total book value of assets (exclusive of certain intangible items including deferred offering costs) minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) fees paid in connection with our public offering, including selling commissions and dealer manager fees reallowed by our dealer manager to participating broker-dealers, (iii) stock dividends that we have made, and (iv) cash distributions made in excess of earnings.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

Share Repurchase Program

Our common stock is currently not listed on a national securities exchange and we will not seek to list our common stock unless and until such time as our board of directors determines that the listing of our common stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program described below. On or about the daily NAV pricing date, we expect that our board will adopt an amended share repurchase program that will provide greater opportunities for liquidity to stockholders.

Our board has adopted a share repurchase program that enables our stockholders to sell their shares back to us after they have held them for at least one year, subject to significant conditions and limitations. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder. Our board of directors may reject any request for repurchase of shares.

Repurchases of Class T, Class S, Class D and Class I shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly. We may, at our option, subject to the conditions described below, repurchase the shares presented for repurchase for cash to the extent that the total number of shares for which repurchase is requested in any quarter, together with the aggregate number of shares repurchased in the preceding three fiscal quarters, does not exceed 5% of the total number of our shares outstanding as of the last day of the immediately preceding fiscal quarter. In addition, we are only authorized to repurchase shares using proceeds from our DRIP plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as our board of directors in its sole discretion may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

On or about the daily NAV pricing date, we expect our board of directors to amend our share repurchase program to provide greater liquidity to our stockholders. There can be no assurance, however, that our board of directors will take such action or that such action will receive regulatory approval. In addition, there currently is not a share repurchase program for our Class A shares. We expect our board of directors to approve such a plan, but there can be no assurance that our board of directors will take such action.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our NAV pricing date. Prior to the NAV pricing date, and unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, we will initially repurchase shares at a price equal to, or at a discount from, the purchase price you paid for the shares being repurchased as follows:

Share Purchase Anniversary	Repurchase Price as a Percentage of Purchase Price
Less than 1 year	No Repurchase Allowed
1 year	92.5%
2 years	95.0%

Notwithstanding the foregoing, until the NAV pricing date, Class T, Class S, Class D and Class I shares received as a stock dividend will be repurchased at a purchase price of $0.00. In addition, the purchase price per share will be adjusted for any stock combinations, splits, recapitalizations and the like with respect to the shares of common stock and reduced by the aggregate amount of net sale or refinance proceeds per share, if any, distributed to the stockholder prior to the repurchase date.

Class T, Class S, Class D and Class I shares repurchased in connection with a stockholder’s death or qualifying disability will be repurchased at a price per share equal to 100% of the amount the stockholder paid for each share, or, once we have established an estimated NAV per share, 100% of such amount, as determined by our board of directors, subject to any special distributions previously made to our stockholders. Class T, Class S, Class D and Class I shares repurchased in connection with a stockholder’s other exigent circumstances, such as bankruptcy, within one year from the purchase date, will be repurchased at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date, and at all other times in accordance with the bullet points above. A stockholder must have beneficially held the shares, for at least one year prior to offering them for sale to us through our share repurchase program, unless the shares, are being repurchased in connection with a stockholder’s death, qualifying disability, or certain other exigent circumstances. Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period requirement in the event of the death or qualifying disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA.

For purposes of determining the time period a stockholder requesting repurchase has held each share, the time period begins as of the date the stockholder acquired the share; provided, that shares purchased by the stockholder requesting repurchase pursuant to our DRIP will be deemed to have been acquired on the same date as the initial share to which the DRIP shares relate. At any time the repurchase price is determined by any method other than the net asset value of the shares, if we have sold or financed a property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales or financings, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale or financing of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for repurchase, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not repurchase any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us. We repurchase shares on a “first in, first out” basis.

Repurchases of Class T, Class S, Class D and Class I shares, when requested, are at our sole discretion and generally will be made quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within ten days after the end of the month in which we grant its repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary of a deceased stockholder.

Our sponsor, our advisor, our directors and their respective affiliates are prohibited from receiving a fee in connection with the share repurchase program. Affiliates of our advisors are eligible to have their shares repurchased on the same terms as other stockholders.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death, qualifying disability, or confinement to a long-term care facility of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his estate, heir or beneficiary may present to us fewer than all of the shares then owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, as little as 10% of your shares may be presented for repurchase if your repurchase request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of a deceased stockholder; (ii) by a stockholder with a qualifying disability or upon confinement to a long-term care facility; (iii) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (iv) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares. Except in the case of repurchases due to a mandatory distribution under a stockholder’s IRA, we will treat a repurchase request that would cause you to own fewer than 250 shares as a request to repurchase all of your shares, and we will vary from pro rata treatment of repurchases as necessary to avoid having stockholders holding fewer than 250 shares.

A stockholder who wishes to have Class T, Class S, Class D or Class I shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, which we must receive at least five business days prior to the end of the month in which the stockholder is requesting a repurchase of his or her shares. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent.

Our share repurchase program, including repurchases sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, will be available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder. In connection with a request for repurchase, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (i) directly from us or (ii) from the original investor by way of (A) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (B) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (C) operation of law.

Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require. Our share repurchase program provides stockholders only a limited ability to repurchase shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

In order for a disability to entitle a stockholder to the special repurchase terms described above, (a qualifying disability), (i) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (ii) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the applicable governmental agency). The applicable governmental agencies would be limited to the following: (A) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (B) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System, or CSRS, then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (C) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration. Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (i) the investor’s initial application for disability benefits and (ii) a Social Security administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other applicable governmental agencies described above.

Shares we repurchase under our share repurchase program will have the status of authorized but unissued shares. Shares we repurchase through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

Our board of directors, in its sole discretion, may amend, suspend, reduce, terminate or otherwise change our share repurchase program upon 30 days’ prior notice to our stockholders for any reason it deems appropriate. Because we only intend to repurchase shares on a quarterly basis, depending upon when during the quarter our board of directors makes this determination, it is possible that you would not have any additional opportunities to have your shares repurchased under the prior terms of the program, or at all, upon receipt of the notice.

We may provide notice by including such information (i) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (ii) in a separate mailing to our stockholders. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving securities of our company that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(i)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(ii)	one of the following:

(A)	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual and special meetings of common stockholders, the amendment of our charter and our dissolution and certain other provisions;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor has held in us;

•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Capital Stock—Inspection of Books and Records”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would be rejected by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

Our operating partnership is a Delaware limited partnership. We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. We are the sole general partner of our operating partnership and have contributed $199,000 to our operating partnership. Resource IO Holdings, LLC, our wholly owned subsidiary, has contributed $1,000 to our operating partnership in exchange for common units, and Resource Innovation Office SLP, LLC, our advisor’s wholly-owned subsidiary, initially contributed $5,000 to our operating partnership in exchange for special OP units, which were repurchased on July 31, 2017. Resource IO Holdings, LLC is currently the only limited partner. The following is a summary of the material terms and provisions of the amended and restated partnership agreement of Resource IO OP, LP. This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Management of the Operating Partnership

As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. We may not be removed as general partner by the limited partners. Our board of directors has at all times ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. No limited partner of our operating partnership may transact business for our operating partnership or participate in management activities or decisions, except as provided in the partnership agreement or as required by applicable law. Pursuant to an advisory agreement with our advisor, we have delegated to our advisor authority to make decisions related to our day-to-day business, the acquisition, origination, management and disposition of assets and the selection of operators and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

A general partner is accountable to the limited partners as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs.

Resource IO Holdings, LLC has expressly acknowledged, and any future limited partners of our operating partnership will expressly acknowledge, that we, as general partner, are acting for our benefit and the benefit of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to consider the separate interests of the limited partners of our operating partnership in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

Additional Capital Contributions

In connection with any and all issuances of our shares of common stock, we will make capital contributions to Resource IO Holdings, LLC, which will in turn make capital contributions to the operating partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by Resource IO Holdings, LLC are less than the gross proceeds of such issuance as a result of any underwriter’s discount, commissions, placement fees or other expenses paid or incurred in connection with such issuance, then Resource IO Holdings, LLC shall make a capital contribution of such net proceeds to the operating partnership but will receive additional common units with a value equal to the aggregate amount of the gross proceeds of such issuance.

We are authorized to cause our operating partnership to issue additional common units for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our operating partnership. Our operating partnership may issue preferred partnership units if we issue shares of preferred stock and contribute the net proceeds from the issuance thereof to our operating partnership (through Resource IO Holdings, LLC) or in connection with acquisitions of property or otherwise, which could have priority over the common units with respect to distributions from our operating partnership.

As sole general partner of our operating partnership, we have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests or other interests subject to different distribution and allocation arrangements, fees and redemption arrangements.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may: (i) cause the operating partnership to obtain such funds from outside borrowings or (ii) elect for us or for any of our affiliates to provide such additional funds to the operating partnership through loans or otherwise.

Operations

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (i) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (ii) avoid any federal income or excise tax liability; and (iii) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.

Distributions

The partnership agreement generally provides that our operating partnership will distribute cash to the partners of our operating partnership in accordance with their relative partnership units, on a quarterly basis (or, at our election, more or less frequently), in amounts determined by us as general partner.

Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the rules described above for net sales proceeds.

Partnership Expenses

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and originating our investments, to the extent not paid by us, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to our offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

The holders of common limited partnership units (other than us and any of our subsidiaries) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. The conversion ratio will be adjusted to account for share splits, mergers, consolidations or similar pro rata share transactions. Notwithstanding the foregoing, a limited partner shall not be entitled to exercise its redemption rights to the extent that the issuance of shares of our common stock to the redeeming limited partner would:

•	result in any person owning, directly or indirectly, shares of our common stock in excess of the stock ownership limits in our charter;

•	result in shares of our capital stock being owned by fewer than 100 persons (determined without reference to any rules of attribution);

•	result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to be treated as a publicly traded partnership taxable under Section 7704 of the Internal Revenue Code.

Subject to the foregoing, holders of common limited partnership units (other than us) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

We may not: (i) voluntarily withdraw as the general partner of our operating partnership; (ii) engage in any merger, consolidation or other business combination; or (iii) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units, other than our advisor and its affiliates.

With certain exceptions limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are our operating partnership’s tax matters partner and, as such, are authorized to act for the operating partnership in the case of an IRS examination of the operating partnership. In addition, as general partner, we have the authority to make tax elections under the Internal Revenue Code on our operating partnership’s behalf.

Term

The operating partnership will continue in full force and effect until dissolved upon the first to occur of any of the following events:

•	the bankruptcy, dissolution, death, removal or withdrawal of the general partner (unless the limited partners elect to continue our operating partnership);

•	the passage of 90 days after the sale or other disposition of all or substantially all the assets of our operating partnership and receipt of all payments on any installment obligation received for such assets; or

•	the election by the general partner that our operating partnership should be dissolved.

Amendments

In general, we may amend the partnership agreement without the consent of the limited partners. However, any amendment to the partnership agreement that would adversely affect the redemption rights or certain other rights of the limited partners requires the consent of limited partners holding a majority in interest of the limited partnership interests in our partnership.

PLAN OF DISTRIBUTION

General

This is a continuous offering of up to $1,100,000,000 in shares of our common stock. In our primary offering, we are publicly offering a maximum of $1,000,000,000 of shares of our common stock, in any combination of Class T, Class S, Class D and Class I shares, on a “best efforts” basis through Resource Securities, our dealer manager and participating broker-dealers. Because this is a “best efforts” offering, Resource Securities and the participating broker-dealers described below will be required to use only their best efforts to sell the shares, and they have no firm commitment or obligation to purchase any of our shares. We broke escrow in this offering on February 12, 2016, when Resource America purchased $2,000,000 in Class A shares which satisfied our minimum offering requirement. As of the date of this prospectus, we have satisfied all minimum offering requirements except for residents of Pennsylvania and Washington. Washington investors should follow the instructions in the Prospectus under “How to Subscribe,” and Pennsylvania investors should follow the instructions in the Prospectus under “How to Subscribe—Special Notice to Pennsylvania Investors.” Subscription payments received from Pennsylvania and Washington residents will be held in an escrow account with UMB Bank, N.A., our escrow agent, until we have an aggregate of $50,000,000 and $10,000,000, respectively, in subscriptions (including sales made to residents of other states).

The initial offering price per share in the primary offering is $10.35 per Class T and Class S share and $10.00 per Class D and Class I share, with discounts available for certain categories of purchasers as described below. Any adjustment to the offering price of Class T, Class S, Class D or Class I shares prior to the NAV pricing date would be effected by a supplement to this prospectus. We are also offering up to $100,000,000 in any combination of Class T, Class S, Class D, Class I and Class A shares pursuant to our DRIP. The initial offering price per share sold pursuant to our DRIP is $10.00 per Class T, Class S, Class D, Class I and Class A share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our DRIP. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to our DRIP remain unsold after meeting anticipated obligations under our DRIP, we may decide to sell some or all of such shares of common stock to the public in our primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to our DRIP have been purchased and we anticipate additional demand for shares of common stock under our DRIP, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in our primary offering to our DRIP.

Commencing on the NAV pricing date, we will adjust the price of Class T, Class S, Class D and Class I shares offered in the primary offering to equal our NAV per Class T, Class S, Class D and Class I share plus applicable selling commissions and dealer manager fees. We will adjust the price of Class T, Class S, Class D, Class I and Class A shares offered in the DRIP to equal our NAV per share for such respective class.

Commencing with the daily NAV pricing date, we will update our NAV at the end of each business day and further adjust the per-share price in our primary offering and DRIP accordingly. We will file a post-effective amendment to this registration statement to reflect any change in the price, after the NAV pricing date, that is more than 20% higher or lower than the primary offering or DRIP per-share price for Class T, Class S, Class D or Class I shares, as applicable, listed in this prospectus.

Following the calculation and allocation of changes in the aggregate NAV of our common stock as described in “Net Asset Value Calculation and Valuation Procedures,” the NAV for each class will be adjusted for accrued dividends and, in the case of the Class T, Class S and Class D shares, the distribution and shareholder servicing fee, to determine the NAV. Selling commissions and the dealer manager fee, which are paid at the time of purchase of Class T and Class S shares in the primary offering, will have no effect on the NAV of any class. An estimated NAV does not necessarily reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.

We expect to offer shares in our primary offering until the earlier of (i) the date all the shares offered in the primary offering are sold or (ii) June 10, 2018, which is three years from the initial effective date of the registration statement for this offering. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering up to an additional 180 days beyond June 10, 2018. If we decide to continue our primary offering beyond June 10, 2018, we will provide that information in a prospectus supplement. We may continue to offer shares under our DRIP beyond these dates until we have sold $100,000,000 in shares pursuant to the DRIP. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Our dealer manager, Resource Securities, registered as a broker-dealer with the SEC in April 2005. This offering is the eighth offering conducted by our dealer manager for the Affiliated Programs. Resource Securities is indirectly owned and controlled by Resource America and its principal business is to sell the securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice or immediately upon notice to the other party upon the occurrence of a material breach. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management—Other Affiliates—Dealer Manager,” and “Conflicts of Interest—Affiliated Dealer Manager” and “—Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

In addition to the compensation paid in connection with the sale of our Class T, Class S, Class D and Class I shares, as described below, we will also reimburse the dealer manager or participating broker-dealers for bona fide due diligence expenses supported by detailed itemized invoices.

Class T Shares

Except as provided below, our dealer manager will receive selling commissions of up to 3.0% of the transaction price from the sale of Class T shares in our primary offering. The dealer manager will also receive a dealer manager fee of up to 0.5% of the transaction price from the sale of Class T shares in our primary offering as compensation for acting as the dealer manager. Prior to the NAV pricing date, our transaction price per Class T share will equal $10.00 per share. Thereafter, we will adjust our transaction price per Class T share to equal the NAV per Class T share, and following the daily NAV pricing date, we will update our NAV at the end of each business day and further adjust the transaction price per Class T share to equal the prior day’s NAV per Class T share. No selling commissions or dealer manager fees will be paid with respect to Class T shares sold pursuant to our DRIP. We may also sell Class T shares to an investor that is an employee of a selected broker dealer without paying a selling commission to our dealer manager.

Each outstanding Class T share is subject to a distribution and shareholder servicing fee that accrues daily in an amount equal to 1/365th of 1.0% of the transaction price per Class T share for such day, consisting of an advisor distribution and shareholder servicing fee of 1/365th of 0.75% and a dealer distribution and shareholder servicing fee of 1/365th of 0.25%, provided that with respect to Class T shares sold through certain participating broker-dealers, these may be different amounts so long as the sum shall always equal 1.0%. We will cease paying the distribution and shareholder servicing fee with respect to all Class T shares held in a customer account at the end of the month in which the dealer manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and distribution and shareholder servicing fees paid with respect to all Class T shares held in such account would exceed 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRIP with respect thereto). At the end of such month, such Class T shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares. Although we cannot predict the length of time over which the distribution and shareholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share over approximately 5 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, opting out of the DRIP and, following the NAV pricing date, a constant NAV of $10.00 per Class T share. Under these assumptions, if a stockholder holds his or her Class T share for 5 years, the distribution and shareholder servicing fee would total approximately $0.53. In addition, all distribution and shareholder servicing fees shall cease, and all Class T shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such Class T shares on the earliest of the following, should any of these events occur: (i) the date at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our DRIP); (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other publicly traded securities. We cannot predict if or when any of these events will occur.

Class S Shares

Except as provided below, our dealer manager will receive selling commissions of up to 3.5% of the transaction price from the sale of Class S shares in our primary offering. No selling commissions or dealer manager fees will be paid with respect to Class S shares sold pursuant to our DRIP. Prior to the NAV pricing date, our transaction price per Class S share will equal $10.00 per share. Thereafter, we will adjust our transaction price per Class S share to equal the NAV per Class S share, and following the daily NAV pricing date, we will update our NAV at the end of each business day and further adjust the transaction price per Class S share to equal the prior day’s NAV per Class S share.

Each outstanding Class S share, excluding any Class S shares issued under our DRIP, is subject to a distribution and shareholder servicing fee that accrues daily in an amount equal to 1/365th of 1.0% of the transaction price per Class S share for such day. We will cease paying the distribution and shareholder servicing fee with respect to all Class S shares held in a customer account at the end of the month in which the dealer manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and distribution and shareholder servicing fees paid with respect to all Class S shares held in such account would exceed 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRIP with respect thereto). At the end of such month, such Class S shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares. Although we cannot predict the length of time over which the distribution and shareholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class S share over approximately 5 years from the date of purchase, assuming payment of the full selling commissions, opting out of the DRIP and, following the NAV pricing date, a constant NAV of $10.00 per Class S share. Under these assumptions, if a stockholder holds his or her Class S share for 5 years, the distribution and shareholder servicing fee would total approximately $0.53. In addition, all distribution and shareholder servicing fees shall cease, and all Class S shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such Class S shares on the earliest of the following, should any of these events occur: (i) the date at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our DRIP); (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other publicly traded securities. We cannot predict if or when any of these events will occur.

Class D Shares

No selling commissions or dealer manager fees will be paid with respect to Class D shares sold pursuant to our DRIP.

Each outstanding Class D share, excluding any Class D shares issued under our DRIP, is subject to a distribution and shareholder servicing fee that accrues daily in an amount equal to 1/365th of 0.25% of the transaction price per Class D share for such day. We will cease paying the distribution and shareholder servicing fee with respect to all Class D shares held in a customer account at the end of the month in which the dealer manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and distribution and shareholder servicing fees paid with respect to all Class D shares held in such account would exceed 8.5% (or a lower limit as set forth in any applicable agreement between the dealer manager and a participating broker-dealer) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our DRIP with respect thereto). At the end of such month, such Class D shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such shares. Although we cannot predict the length of time over which the distribution and shareholder servicing fee will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class D share over approximately 34 years from the date of purchase, assuming opting out of the DRIP and, following the NAV pricing date, a constant NAV of $10.00 per Class D share. Under these assumptions, if a stockholder holds his or her Class D share for 5 years, the distribution and shareholder servicing fee would total approximately $0.85. In addition, all distribution and shareholder servicing fees shall cease, and all Class D shares will convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such Class D shares on the earliest of the following, should any of these events occur: (i) the date at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our DRIP); (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other publicly traded securities. We cannot predict if or when any of these events will occur.

Class I Shares

No selling commissions, dealer manager fees or distribution and shareholder servicing fees will be paid with respect to Class I shares sold in our primary offering or pursuant to our DRIP.

Class A Shares

As of the date of this prospectus, Class A shares are no longer being offered in our primary offering. No selling commissions, dealer manager fees or distribution and shareholder servicing fees will be paid with respect to Class A shares sold pursuant to our DRIP, and no ongoing distribution and shareholder servicing fee will be paid with respect to Class A shares previously sold in our primary offering.

Total Compensation

The table and the discussion below set forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming (i) all shares sold in the primary offering are sold at $10.35 per Class T and Class S share and $10.00 per Class D and Class I share, (ii) 25% of gross offering proceeds pursuant to the primary offering and our DRIP come from the sale of each of Class T, Class S, Class D and Class I shares. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. This table also assumes that we pay the maximum allowable amount of the distribution and shareholder servicing fee.

Dealer Manager and

Participating Broker-Dealer Compensation

Selling commissions (maximum)(1)
Class T common stock	$7,246,377
Class S common stock	8,454,106
Dealer manager fees (maximum)(1)
Class T common stock	1,207,729
Distribution and shareholder servicing fees(1)(2)
Class T, Class S and Class D common stock	46,841,788

Reimbursement of wholesaling activities(3)	36,250,000
Total	$100,000,000

(1)	Prior to April 21, 2017, we offered Class A and Class AA (previously named Class T) shares in this offering. The underwriting compensation previously paid in connection with these shares is included in our periodic filings with the SEC.
(2)	Distribution and shareholder servicing fees are a class-specific monthly fee that is not paid at the time of purchase. We will cease paying the distribution and shareholder servicing fee as described above.
(3)	Wholesale reimbursements, to the extent permissible under applicable FINRA rules, may include, but are not limited to (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings and (c) expense reimbursements for actual costs incurred by employees of our dealer manager in the performance of wholesaling activities.

Under the rules of FINRA, total underwriting compensation for this offering payable from whatever source, including selling commissions, the dealer manager fee, the distribution and shareholder servicing fee, and any additional expense reimbursements to our dealer manager and participating broker-dealers, or affiliates thereof (excluding bona fide due diligence expenses supported by detailed itemized invoices), may not exceed 10% of our gross offering proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. Commencing January 1, 2020, we will reimburse our advisor and its affiliates for organization and offering expenses it incurs on our behalf ratably over the Reimbursement Period the extent the reimbursement would not cause the selling commissions, dealer manager fee, distribution and shareholder servicing fees and other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds. In no event will our organization and offering expenses (excluding selling commissions, dealer manager fees and distribution and shareholder servicing fees) exceed 15% of gross offering proceeds received up to $150,000,000 and 13.5% of gross offering proceeds in excess of $150,000,000. If we raise the maximum offering amount in the primary offering and under our DRIP, we expect that organization and offering expenses (other than the selling commission, dealer manager fee and distribution and shareholder servicing fee) will be approximately 1.0% of gross offering proceeds. Organization and offering expenses include only actual expenses incurred on our behalf and paid by us in connection with the offering.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. In no event shall gifts be given that exceed an aggregate value of $100 per annum per participating salesperson or be pre-conditioned on achievement of a sales target. Promotional items of nominal value may also be given to such representatives and are not subject to the annual gift limitation. Such items are considered underwriting compensation in connection with this offering. All forms of non-cash compensation payable to participating broker-dealers in connection with this offering will be paid from the dealer manager fee or will reduce the dealer manager fee if paid directly by us or our advisor.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.” The dealer manager agreement may be terminated by us or the dealer manager at any time upon 60 days’ written notice.

Volume Discounts

We are offering volume discounts to investors who purchase $1,000,000 or more of Class T shares or Class S shares through the same participating broker-dealer in our primary offering. Selling commissions paid to our dealer manager and participating broker-dealers will be reduced by the amount of the share purchase discount.

Class T Shares

Prior to the NAV pricing date, the per share purchase price for Class T shares will be discounted, and applicable selling commissions will be correspondingly reduced, as set forth in the table below.

Dollar Volume Shares Purchased	Selling Commission	Dealer Manager Fee	Price Per Share to Investor(1)
$2,500 to $999,999	3.0%	0.5%	$10.35
1,000,000 to 3,999,999	2.0	0.5	10.25
4,000,000 to 4,999,999	1.0	0.5	10.15
5,000,000 and above	0.0	0.0	10.00

(1)	Following the NAV pricing date, the percentage discounts on selling commissions will be applied to the adjusted per share purchase price.

Class S Shares

Prior to the NAV pricing date, the per share purchase price for Class S shares will be discounted, and applicable selling commissions will be correspondingly reduced, as set forth in the table below.

Dollar Volume Shares Purchased	Selling Commission	Price Per Share to Investor(1)
$2,500 to $999,999	3.5%	$10.35
1,000,000 to 3,999,999	2.5	10.25
4,000,000 to 4,999,999	1.5	10.15
5,000,000 and above	0.0	10.00

(1)	Following the NAV pricing date, the percentage discounts on selling commissions will be applied to the adjusted per share purchase price.

We will apply the applicable reduced selling price and selling commission to the entire purchase of Class T or Class S shares. All commission rates are calculated assuming a price per Class T and Class S share of $10.35. For example, a purchase of 350,000 Class T shares in a single transaction would result in a purchase price of $3,587,500 ($10.25 per share), selling commissions of $70,000 and dealer manager fees of $17,500.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions or the dealer manager fee, the volume discount will apply only to the current and future investments.

To the extent purchased through the same participating broker-dealer, subject to additional limitations by certain broker-dealers, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Purchasers should consult their participating broker-dealer for any limitations on combining purchases as a “single purchaser” for the purpose of qualifying for a volume discount.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our DRIP will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased. Because all investors will be paid the same distributions per share, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such a discount.

Subscription Process

For information regarding the subscription process for purchasing shares in this offering, see “How to Subscribe.”

Automatic Purchase Program

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic purchase program by completing an enrollment form that we will provide upon request. Alabama, New Jersey, North Carolina and Ohio investors are not eligible to participate in the automatic purchase program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program. The minimum periodic investment is $100 per month. Investors will pay dealer manager fees and selling commissions in connection with sales under the automatic purchase program to the same extent that they pay those fees and commissions on shares sold in the primary offering outside of the automatic purchase program.

You will receive a confirmation of your purchases under the automatic purchase program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic purchase program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the plan would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see the section entitled “—Volume Discounts” above.

If you elect to participate in both the automatic purchase program and our DRIP, distributions earned from shares purchased pursuant to the automatic purchase program will automatically be reinvested pursuant to the DRIP. For a discussion of the DRIP, see “Description of Capital Stock—Distribution Reinvestment Plan.”

You may terminate your participation in the automatic purchase program at any time by providing us with written notice. If you elect to participate in the automatic purchase program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the automatic purchase program will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page).

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsor and its affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards. See “Suitability Standards” (immediately following the cover page) for a detailed discussion of the determinations regarding suitability that we require.

Minimum Purchase Requirements

You must initially invest at least $2,500 in Class T, Class S or Class D shares to be eligible to participate in this offering. The minimum initial investment for Class I shares is $1,000,000, except for purchasers in category 4 as detailed under “Description of Capital Stock—Common Stock—Class I Shares“, provided that such minimum purchase requirement may be waived by our dealer manager and will not apply to our executive officers and their immediate family members, or officers and employees of our advisor, sponsor or other affiliates and their immediate family members or, if approved by our board, joint venture partners, consultants and other service providers.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRIP.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Investments through IRA Accounts

First Trust Retirement has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares though an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with a minimum investment of $5,000 with First Trust Retirement and the first-year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or through our dealer manager.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of the Affiliated programs, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales materials may not be permitted.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock. Alston & Bird LLP, Atlanta, Georgia, has passed upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes. Alston & Bird LLP is entitled to rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Alston  & Bird LLP purports to represent our stockholders or potential investors, who should consult their own counsel.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

There is additional information about us and our affiliates at www.resourceioreit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A:

FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement INCOME OPPORTUNITY REIT If you need further assistance in completing this subscription agreement, please call the sales desk at (866) 773-4120. 1. Investment Information Amount of Subscription $ State of Sale Class of Shares Class T Shares (Fund 5231) Class S Shares (Fund 5232) Class D Shares (Fund 5233) Class I Shares (Fund 5234) Investment Type Initial Investment (Minimum Subscription for Class T, S, and D: $2,500; Minimum Subscription for Class I: $1,000,000) Additional Investment (Minimum Subscription: $100. Please complete the information below regarding the previous investment) Resource Income Opportunity REIT Account Number 2. Investment Type (Check one box) Non-Qualified Tenants-in-Common(1) Partnership(2) S Corporation(2) Joint Tenants with Right of Survivorship(1) Uniform Gift to Minors Act: State of Community Property(1) Individual Uniform Transfer to Minors Act: State of Limited Liability Company(2) Trust(2) C Corporation(2) Other: Qualified Traditional (Individual) IRA Beneficial as Beneficiary for: SIMPLE IRA Pension or Profit Sharing Plan(2) SEP IRA KEOGH Plan(2) Roth IRA Other: Custodian Information (To be completed by Custodian) Name of Custodian Phone Address City State ZIP Custodian Tax ID # Custodian Account # By executing this Subscription Agreement, Custodian certifies to Resource Income Opportunity REIT, Inc. (the “Company”) that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any change in the name of the Beneficial Owner or the number of shares held by the custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders, shall not be effective until after the holding of such annual or special meeting of stockholders of the Company), then each Beneficial Owner (and not Custodian) will be deemed the holder of record for the shares of common stock for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders. (1) All parties must sign. (2) Please attach the trustee certification form or pages of the trust/plan document or corporate resolution, as applicable, which lists the name of trust/plan, trustees    or authorized signatures, and dates.    Resource Income Opportunity REIT 1 of 4

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3. Investment Information (Required)     Enter the information for the registered owner of the investment here, including Trusts, Partnerships, Corporations, or other entities. By checking here, I confirm I would like to go green and no longer receive in paper any documents that Resource Real Estate can send me electronically. (If you are choosing to go green, please make sure you provide your email address in Section 3.) If you decide later that you want to receive documents in paper, you can contact Resource Real Estate. Investor Name/Trust/EntitySSN/Tax IDDOB Street AddressCityStateZIP Mailing Address (if different from above)CityStateZIP Phone (day)Phone (evening)Email Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the US CitizenResident AlienNon-Resident Alienappropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. Secondary Investor/Trustee/Authorized Trader/EntitySSN/Tax IDDOB Street AddressCityStateZIP Mailing Address (if different from above)CityStateZIP Phone (day)Phone (evening)Email Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the US CitizenResident AlienNon-Resident Alienappropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. 4. Distribution Information (Choose one or more of the following options) If you select more than one option, you must indicate the percentage of your distribution to be applied to each, and the sum of the allocations must equal 100%.% of Distribution I prefer to participate in the Distribution Reinvestment Plan, as described in the final prospectus.% Send distributions via check to Investor’s home address (or for Qualified Plans to the address listed in Section 2).% Send distributions via check to alternate payee listed here (not available for Qualified Plans without custodial approval).% NameAccount Number AddressCityStateZIP% of Distribution % Direct Deposit (Attach Voided Check) I authorize the Company or its agent (collectively, Resource Real Estate) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Resource Real EstateTotal% in writing to cancel it. In the event that Resource Real Estate deposits funds erroneously into my account, Resource Real Estate is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.(Must total 100%) CheckingSavings Financial Institution NameAccount Number X ABA/Routing NumberSignature of Account Owner If you elect to participate in the Distribution Reinvestment Plan, the Company requests that if at any time you fail to meet the minimum income net worth standards established for the Company as set forth in the prospectus or listed in section 5 of this Subscription Agreement, you will promptly notify the Company in writing of that fact. Transfer on Death If you would like to place a Transfer on Death (TOD) designation on your shares, you must check the TOD box and you must complete and return the TOD form requested from us. Resource Income Opportunity REIT2 of 4

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5. Investor Signatures (To be initialed by all investors)     Please carefully read and separately initial each of the representations below for items 1–5. Only sign items 6–16 if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. Net worth should be calculated exclusive of home, home furnishings and personal automobile. As used below, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows: Owner Co-owner 1.I have received the final prospectus for the Company at least five business days before signing the Subscription Agreement. 2.I have (a) a minimum net worth of at least $250,000 or (b) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the final prospectus under “Suitability Standards.” 3.I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid. 4.I am purchasing the shares for my own account. 5.I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. 6.If I am an Alabama resident, I have a liquid net worth of at least 10 times my investment in the Company and its affiliates. 7.If I am a California, Missouri or Oregon resident, I have a net worth of at least 10 times my investment in the Company. 8.If I am an Iowa resident, I have either (i) a minimum net worth of $300,000 (exclusive of home, auto and furnishings) or (ii) a minimum net worth of $100,000 (exclusive of home, auto and furnishings) and a minimum annual income of at least $70,000. In addition, I acknowledge that Iowa recommends that my total investment in the Company, or any of its affiliates and any other non-exchange traded REIT, not exceed 10% of my liquid net worth. “Liquid net worth” for purposes of this investment shall consist of cash, cash equivalents and readily marketable securities. 9.If I am a Kansas or Maine resident, I acknowledge that it is recommended by the office of the Kansas Securities Commissioner and the Maine Office of Securities that Kansas and Maine investors, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. 10.If I am a Kentucky resident, I have a liquid net worth of at least 10 times my investment in the Company and its affiliates’ non-publicly traded real estate investment trusts. 11.If I am a Massachusetts resident, I have a liquid net worth of at least 10 times my investment in the Company and other illiquid direct participation programs. 12.If I am a Nebraska resident that does not qualify as an “accredited investor” as defined in the Federal securities laws, no more than 10% of my net worth (excluding the value of my home, home furnishings and automobiles) shall be invested in this offering and other public, non-listed REITs. 13.If I am a New Jersey resident, I have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federal and state exempt private offerings) shall not exceed 10% of my liquid net worth. 14.If I am a New Mexico resident, I have a liquid net worth of at least 10 times my investment in the Company, its affiliates and other non-traded real estate investment trusts. 15.If I am a North Dakota resident, I have a net worth of at least 10 times my investment in the Company. 16.If I am an Ohio resident, I have a liquid net worth of at least 10 times my investment in the Company, its affiliates and other public, non-listed real estate investment programs. 17.If I am a Pennsylvania resident, I have a net worth (exclusive of home, furnishings and automobiles) of at least ten times my investment in the Company. In addition, because the minimum offering amount is less than $100 million, I acknowledge that the Pennsylvania Department of Banking and Securities has cautioned that I carefully evaluate the Company’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions. 18.If I am a Tennessee resident, I have a net worth of at least 10 times my investment in the Company. In addition, I acknowledge that the Tennessee Securities Division recommends that a Tennessee investor’s aggregate investment in this offering and in similar direct participation programs not exceed 10% of his or her net worth. 19.If I am a Vermont resident and do not qualify as an accredited investor, as defined in 17 C.F.R. § 230.501, no more than 10% of my liquid net worth shall be invested in this offering. For these purposes, “liquid net worth” is defined as total assets (not including home, home furnishings or automobiles) minus total liabilities. Taxpayer Identification Number Confirmation (Required): The Investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to backup withholding either because (a) he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding, (iii) he or she is a US citizen unless otherwise indicated, and (iv) the FATCA code entered on this form (if any) indicating that the payer is exempt from FATCA reporting is correct. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING. X Signature of InvestorDate X Signature of Joint Investor or, for Qualified Plans, of CustodianDate Resource Income Opportunity REIT3 of 4

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6. Broker-Dealer and/or Registered Investment Advisor (To be completed by Broker-Dealer or Registered Investment Advisor) The investor’s registered representative (“Registered Representative”) of a participating broker-dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Advisor (“Registered Investment Advisor”), as applicable, must sign below to complete the order. The Registered Representative hereby warrants that he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The Registered Investment Advisor represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration. The Broker-Dealer or Registered Investment Advisor, as applicable, agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by his or her signature that the Broker-Dealer or Registered Investment Advisor, as applicable, (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the final prospectus to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor as set forth in the final prospectus, as supplemented from time to time, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Resource Income Opportunity REIT, Inc. Name of Registered Representative/Authorized Representative CRD/IARD Number (if applicable) X Signature of Registered Representative/Authorized Representative Branch ID Registered Representative/Authorized Representative Office Address Rep ID Phone Number Facsimile Number Email Name of Broker-Dealer/RIA * For purchases with reduced selling commissions, please designate below: RIA purchase Registered Representative purchase Resource Real Estate employee or affiliate purchase * Reduced purchase price could impact number of shares. NOTICE TO BROKER-DEALER/RIA: Only original, completed copies of the Subscription Agreement can be accepted. Washington investors should follow the instructions in the Prospectus under “How to Subscribe” and Pennsylvania investors should follow the instructions in the Prospectus under “How to Subscribe—Special Notice to Pennsylvania Investors.” For Pennsylvania and Washington investors, until the applicable minimum offering amount is received: • Checks should be made payable to “UMB Bank, N.A., as escrow agent for Resource Income • Wires may be sent to: Opportunity REIT, Inc.” and sent, together with Subscription Documents, completed and signed, to: UMB Bank, N.A., as escrow agent for ABA #101000695 Resource Income Opportunity REIT, Inc. Account #9872061632 1010 Grand Boulevard, 4th Floor Account Name: UMB Escrow Resource Kansas City, MO 64106 Income Opportunity REIT For investors in all states (including Pennsylvania and Washington after the date the applicable minimum offering amount is received): • Checks should be made payable to “Resource Income Opportunity REIT, Inc.” and sent, together • Wires may be sent to: with Subscription Documents, completed and signed, to: UMB Bank, N.A. For Regular Mail: For Overnight Packages: ABA #101000695 Resource Real Estate, Inc. Resource Real Estate, Inc. Account #9871916375 Attn: Resource Income Attn: Resource Income Account Name: DST as Agent for Opportunity REIT, Inc. Opportunity REIT, Inc. Resource Real Estate, Inc. Universal Acct. P.O. Box 219169 430 West 7th Street Reference: [investor name] Resource Kansas City, MO 64121 Kansas City, MO 64105 Income Opportunity REIT, Inc. Resource Income Opportunity REIT 4 of 4 IOREIT-FRM-001-Z01

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APPENDIX B:

AMENDED & RESTATED DISTRIBUTION REINVESTMENT PLAN

Resource Income Opportunity REIT, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Participants. “Participants” are holders of the Company’s Class T shares of common stock, $0.01 par value per share, holders of the Company’s Class S shares of common stock, $0.01 par value per share, holders of the Company’s Class D shares of common stock, $0.01 par value per share, holders of the Company’s Class I shares of common stock, $0.01 par value per share, holders of the Company’s Class A shares of common stock, $0.01 par value per share (collectively, the “Common Stock”), who elect to participate in the DRP.

2. Distribution Reinvestment. The Company will apply that portion (as designated by a Participant and subject to the minimum participation described below) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock of the same class for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions, dealer manager fees or distribution and shareholder servicing fees on shares of Common Stock purchased in the DRP.

3. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. Participants must designate at least 20% of such Participant’s Distributions for the purchase of additional shares of Common Stock. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid as authorized and declared by the Company’s board of directors.

4. Purchase of Shares. Until the Company establishes an estimated value per share of Common Stock that is not based on the price to acquire a share of Common Stock in the Company’s primary offering, Participants will acquire Class T shares of Common Stock at a price of $10.00 per share, Class S shares of Common Stock at a price of $10.00 per share, Class D shares of Common Stock at a price of $10.00 per share, Class I shares of Common Stock at a price of $10.00 per share, Class A shares of Common Stock at a price of $10.00 per share and Class T shares of Common Stock at a price of $10.00 per share. The Company will determine its net asset value (“NAV”) on a date no later than the earliest of (i) July 12, 2018, which is two years and 150 days after the date the Company broke escrow in its initial public offering, (ii) the date on which the Company raises gross offering proceeds of $100 million in its initial public offering and (iii) the date on which the Company commences its first follow-on offering. The date on which the Company determines its NAV is the “NAV Pricing Date.” Commencing on the NAV Pricing Date, the Company will calculate the NAV per share for each class of Common Stock and Participants will acquire shares of Common Stock at a price equal to the most recently NAV per share of the applicable class of Common Stock.

Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed transfer and ownership limits set forth in the Company’s charter.

5. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

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6. Share Certificates. The shares issuable under the DRP shall be uncertificated until the Company’s board of directors determines otherwise.

7. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

8. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

9. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

10. Amendment, Suspension or Termination of DRP by the Company. The Company may amend, suspend or terminate the DRP for any reason upon ten days’ written notice to the Participants, except the Company may not amend the DRP to remove the right of a Participant to terminate participation in the DRP. With respect to material changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, and (b) in a separate mailing to the Participants. With respect to immaterial changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, (b) in a separate mailing to the Participants, or (c) on the Company’s web site.

11. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

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We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page26, to read about risks you should consider before buying shares of our common stock.

Maximum Offering of

$1,100,000,000 of Shares

of Common Stock

PROSPECTUS

RESOURCE

SECURITIES LLC

April 16, 2018

RESOURCE INCOME OPPORTUNITY REIT, INC.

SUPPLEMENT NO. 1 DATED APRIL 16, 2018

TO THE PROSPECTUS DATED APRIL 16, 2018

This document supplements, and should be read in conjunction with, the prospectus of Resource Income Opportunity REIT, Inc. dated April 16, 2018, or the prospectus. This Supplement No. 1 supersedes and replaces all prior supplements to the prospectus. As used herein, the terms “we,” “our” and “us” refer to Resource Income Opportunity REIT, Inc. and its subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus, unless otherwise defined herein. The purpose of this supplement is to disclose:

•	the status of our public offering;

•	information with respect to our real estate investment;

•	our entry into a mortgage loan in connection with the acquisition of our real estate investment;

•	selected financial data;

•	compensation to our advisor, dealer manager and their affiliates;

•	information regarding distributions;

•	information regarding our Class T, Class S, Class D and Class I share repurchase program;

•	information regarding our recent tender offer;

•	our entry into a loan to complete our recent tender offer;

•	dilution information with respect to the net tangible book value our shares;

•	a summary of the prior performance of real estate terms programs sponsored by Resource Real Estate and Resource America;

•	experts information; and

•	information incorporated by reference; and

•	prior performance tables as of December 31, 2017.

Status of our Public Offering

We commenced this initial public offering of $1,100,000,000 of shares of our common stock on June 10, 2015. As of December 31, 2017, we had accepted aggregate gross offering proceeds of approximately $5.1 million related to the sale of approximately 332,637 shares of Class A common stock, 232,161 shares of Class AA common stock and 5,000 shares of Class I common stock, including shares sold pursuant to our distribution reinvestment plan. On May 24, 2017, we commenced an issuer tender offer to repurchase all issued and outstanding Class A and Class AA shares of our common stock, which expired at 5:00 p.m. Eastern Time, on July 20, 2017. For results of such tender offer see “Description of Capital Stock—Tender Offer.” As of March 31, 2018, approximately $994.9 million in shares of our common stock, in any combination of Class T, Class S, Class D and Class I shares, remain available for sale in our primary offering and approximately $99.9 million in shares of our common stock, in any combination of Class T, Class S, Class D, Class I and Class A shares, remain available for issuance under our distribution reinvestment plan.

On March 28, 2017, our board of directors approved a one-year extension of the term of our initial public offering, as permitted by the rules of the Securities and Exchange Commission, or the SEC, until June 10, 2018. Should we determine to register a follow-on offering, we may extend this offering up to an additional 180 days beyond June 10, 2018, as permitted by the rules of the SEC. We may continue to offer shares under our DRIP beyond June 10, 2018, until we have sold $100,000,000 in any combination of Class T, Class S, Class D, Class I and Class A shares. We may terminate this offering at any time.

Supplement-Page 1

On April 21, 2017, our board of directors unanimously (i) approved the suspension of sales of Class A and Class T shares of our common stock in our offering, effective that same day; (ii) approved the suspension of the DRIP, effective May 1, 2017; (iii) approved the suspension of our share repurchase program, effective May 21, 2017; (iv) authorized our management to develop a proposal to restructure our initial public offering; and (v) authorized our management to make a tender offer for all Class A and Class T shares issued and outstanding.

On May 5, 2017, our board of directors (i) renamed all outstanding Class T shares as Class AA shares and (ii) authorized the resumption of our initial public offering, on such terms as proposed by our management and described in the prospectus.

Investment Summary

As of December 31, 2017, we owned one commercial property located in Chicago, Illinois, or the Sunnyside Property, which we acquired from an unaffiliated seller. The Sunnyside Property is a three-story commercial building with four loft office units located on the two upper floors and two retail units at street level. The Sunnyside Property was constructed in 1929 and is currently 100% leased.

The contract price for the Sunnyside Property was $7.25 million, excluding closing costs. We funded the purchase price with proceeds from our initial public offering and debt proceeds. We believe that the Sunnyside Property is suitable for its intended purpose and adequately insured. We have no plans to renovate or develop the Sunnyside Property and intend to continue leasing the Sunnyside Property’s rentable square footage for use as retail and office space.

The Sunnyside Property encompasses approximately 25,800 rentable square feet. From 2011 to 2013 the Sunnyside Property was being completely renovated, and the seller commenced leasing it at the end of 2013. The average occupancy rate of the Sunnyside Property during each of the last four years was as follows:

Year	Average Occupancy Rate
2017	100.0%
2016	89.3%
2015	67.9%
2014	15.7%

As of December 31, 2017, there were four tenants occupying ten percent or more of the Sunnyside Property’s rentable square footage. The following table sets forth the name of each such tenant, as well as the principal nature of their business and the principal provisions of each such tenant’s lease:

Tenant	Principal Nature of Business	Area (Square feet)	Lease Start	Lease End	Annual Rent	Percentage of Aggregate Annual Rents
Mattress Firm Inc.	Consumer Retail	3,867	1/16/2015	05/31/2025	$139,212	22.1%
Chicago Women’s Health Center	Healthcare (Non-profit)	4,063	12/18/2013	12/17/2023	$66,618	10.6%
Howard Brown Health Center(1)	Healthcare (Non-profit)	8,864	4/1/2018	03/31/2028	$154,660	24.5%
Howard Brown Health Center(1)	Healthcare (Non-profit)	4,254	7/22/2016	03/31/2028	$98,324	15.6%
Flats LLC	Real Estate	8,864	11/22/2016	03/31/2018	$198,908	8.0%

(1)	On April 1, 2018, this tenant will occupy an additional 8,864 square feet (currently occupied by Flats LLC) for a term of ten years and will pay initial annual rent of $206,383 (which is inclusive of seven months of free rent of $120,181).

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As of December 31, 2017, the two remaining tenants of the Sunnyside Property occupied less than ten percent of the Sunnyside Property’s rentable square footage. The following table sets forth the name of each such tenant, as well as the principal nature of their business and the principal provisions of each such tenant’s lease:

Tenant	Principal Nature of Business	Area (Square feet)	Lease Start	Lease End	Annual Rent	Percentage of Aggregate Annual Rents
SprintCom, Inc.	Telecommunications	2,200	09/16/2015	09/30/2022	$74,800	11.9%
Fansided Inc.	Digital Media	2,559	04/23/2016	04/30/2019	$46,226	7.3%

The monthly rental rate per unit, calculated as the monthly contractual base rental income, net of free rent, divided by the average units leased, for each of the last four years for the Sunnyside Property was as follows:

Year	Average Effective Monthly Rental Rate per Unit
2017	$8,375
2016	$7,394
2015	$8,332
2014	$5,248

Mortgage Loan

On November 22, 2016, in connection with the acquisition of the Sunnyside Property, we, through our wholly-owned subsidiary, entered into a three-year secured mortgage loan with M.B. Financial Bank, N.A., an unaffiliated lender, for borrowings of $4.725 million, secured by the Sunnyside Property, or the Sunnyside Loan. The Sunnyside Loan matures on November 22, 2019, subject to extension and acceleration. The Sunnyside Loan bears interest at a floating rate of one-month LIBOR plus 2.5%. Beginning on December 15, 2016, we shall make monthly payments, consisting of both interest and principal, based on a 25-year amortization schedule. Any remaining principal balance and all accrued and unpaid interest and fees will be due at maturity. We may prepay the Sunnyside Loan in whole or in part with no prepayment premium.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated herein by reference. Our historical results are not necessarily indicative of results for any future period. We have not yet invested all of the proceeds received to date from our offering and expect to continue to raise additional capital, increase our borrowings and make future acquisitions, which would have a significant impact on our future results of operations. We commenced real estate operations on November 22, 2016 when we acquired our first real estate investment. As a result, we had no material results of operations for the period from our inception through November 22, 2016.

	As of December 31,
	2017	2016	2015	2014
Balance Sheet Data
Total assets	$13,250,360	$12,814,090	$205,485	$200,185
Total liabilities	$14,553,109	$10,742,661	$—	$—
Total equity	$(1,302,749)	$2,071,429	$205,485	$200,185

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	For the Year Ended December 31,			For the period June 25, 2014 (inception) through December 31, 2014
	2017	2016	2015
Total revenues	$703,521	$73,012	$—	$—
Expenses:
General and administrative	$929,134	$1,029,947	$—	$—
Acquisition costs	—	454,466	—	—
Rental operating	89,919	10,114	—	—
Real estate taxes	129,566	9,484	—	—
Property management fees	26,320	3,600	—	—
Asset management fees- related party	44,959	8,349	—	—
Depreciation and amortization expense	444,539	44,511	—	—

Total expenses	1,664,437	1,560,471	—	—

Loss before other income	(960,916)	(1,487,459)	—	—
Other income (expense):
Interest income	798	3,997	300	185
Interest expense	(228,181)	(20,073)	—	—

Total other income (expense)	(227,383)	(16,076)	300	185

Net (loss) income	$(1,188,299)	$(1,503,535)	$300	$185
Class A common stock:
Net (loss) income attributable to Class A common stockholders	$(874,528)	$(1,285,148)	$300	$185

Net (loss) income per Class A share, basic and diluted	$(3.11)	$(5.20)	$0.0133	$0.0082

Weighted-average number of Class A common shares outstanding, basic and diluted	281,304	247,322	22,557	22,557

Class AA common stock:
Net (loss) income attributable to Class AA common stockholders	$(309,292)	$(218,387)	$—	$—

Net (loss) income per Class AA share, basic and diluted	$(3.11)	$(5.17)	$—	$—

Weighted-average number of Class AA common shares outstanding, basic and diluted	99,462	42,266	—	—

Class I common stock:
Net (loss) income attributable to Class AA common stockholders	$(4,479)	$—	$—	$—

Net (loss) income per Class AA share, basic and diluted	$(3.21)	$—	$—	$—

Weighted-average number of Class AA common shares outstanding, basic and diluted	1,397	—	—	—
Other data
Net cash provided by (used in) operating activities	$292,682	$(357,106)	$—	$185

Net cash provided by (used in) investing activities	$(22,705)	$(2,509,674)	$—	$—

Net cash provided by financing activities	$(843,119)	$3,841,342	$5,000	$200,000

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Compensation to our Advisor, Dealer Manager and their Affiliates

Summarized below are the fees earned by and expenses incurred and the amounts payable to our advisor, dealer manager and their affiliates for the years ended December 31, 2015, 2016 and 2017, as well as any related amounts payable as of December 31, 2015, 2016 and 2017.

	For the Year Ended December 31,
	2017	2016	2015
Fees earned / expenses incurred:
Advisor
Acquisition fees	$—	$152,483	$—
Acquisition related reimbursements	$—	$16,449	$—
Asset management fees	$44,959	$8,349	$—
Debt financing fees	$—	$23,625	$—
Organization and offering costs	$1,685,406	$4,357,112	$—
Operating expense reimbursements	$194,097	$413,245	$—
Interest expense	$25,525	$—	$—
Resource Securities
Selling commissions and dealer manager fees	$40,163	$122,868	$—
Distribution and shareholder servicing fee	$(61,411)	$73,347	$—
Other
The Planning & Zoning Resource Company	$—	$980	$—

	Payable/Receivable as of
	December 31,
	2017	2016	2015
Due from related party:
Resource America and affiliates	$—	$304	$300

Due to related parties:
Advisor
Acquisition related reimbursements	$—	$2,719	—
Organization and offering costs	6,042,518	4,357,112	—
Operating expense reimbursements	1,986,815	1,164,477	—
Asset management fees	25,691	—	—
Interest on related party loan	25,525	—	—

Subtotal, Due to Advisor	$8,080,549	$5,524,308	$—
Resource Securities
Selling commissions and dealer manager fees	$—	$1,645	$—
Distribution and shareholder servicing fee	$—	73,347	—

	$8,080,549	$5,599,300	$—

Loan payable to Advisor	$1,365,000	—	—

We reimburse our advisor for our allocable share of costs for personnel and overhead, such as, but not limited to, allocable personnel salaries and other employment expenses payable to our named executive officers.

Distributions

On November 21, 2016, our board of directors authorized and we declared cash distributions on the outstanding shares of all classes of our common stock based on daily record dates for the periods from December 1, 2016 through

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December 29, 2016, from December 30, 2016 to January 30, 2017, and from January 31, 2017 to February 27, 2017, which distributions were paid or are expected to be paid, as applicable, on December 30, 2016, January 31, 2017 and February 28, 2017, respectively. On February 16, 2017, our board of directors authorized and we declared cash distributions on the outstanding shares of all classes of our common stock based on daily record dates for the periods from February 28, 2017 to March 30, 2017, from March 31, 2017 to April 27, 2017 and from April 28, 2017 to May 30, 2017, which distributions were or are expected to paid on March 31, 2017, April 28, 2017 and May 31, 2017, respectively. Distributions for these periods are calculated based on stockholders of record each day during these periods at a rate of (i) $0.000547945 per share per day less (ii) the applicable daily distribution and shareholder servicing fees accrued for and allocable to Class AA shares of common stock, divided by the number of shares of common stock of such class outstanding as of the close of business on each respective record date. Investors may choose to receive cash distributions or purchase additional shares through our distribution reinvestment plan. Distributions reinvested pursuant to the distribution reinvestment plan are reinvested in shares of the same class as the shares on which the distributions are made. Some or all of the cash distributions may be paid from sources other than cash flows from operations.

On November 21, 2016, our board of directors authorized a stock dividend for the fourth quarter of 2016, in the amount of 0.005 shares of common stock on each outstanding share of common stock to all common stockholders of record as of the close of business on December 31, 2016. We issued this stock dividend on January 13, 2017. On February 16, 2017, our board of directors authorized a stock dividend for the first quarter of 2017, in the amount of 0.01 shares of common stock on each outstanding share of common stock to all common stockholders of record as of the close of business on March 31, 2017. We issued this dividend on April 13, 2017. Stock dividends are issued in the same class of shares as the shares for which such stockholder received the stock dividend.

We believe that these stock dividends should be tax-free transactions for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” common stock should be computed by dividing the adjusted tax basis of the old common stock by the total number of shares, old and new. The holding period of the common stock received in each such non-taxable dividend is expected to include the taxpayer’s holding period in the common stock with respect to which such non-taxable dividend was distributed. Stockholders should consult their own tax advisors regarding the tax consequences of these stock dividends.

Share Repurchase Program

On April 21, 2017, our board of directors unanimously approved the suspension of our share repurchase program, effective May 21, 2017, which allowed Class A and Class AA (formerly designated Class T) stockholders to request repurchase of their shares on a quarterly basis.

Repurchases of shares of our Class T, Class S, Class D and Class I common stock, when requested, generally will be made quarterly. We will limit the number of shares repurchased during any calendar year to 5.0% of the number of Class T, Class S, Class D and Class I shares of our common stock outstanding on December 31 of the previous calendar year. In addition, we are only authorized to repurchase shares using proceeds from our DRIP plus 1.0% of the operating cash flow from the previous fiscal year (to the extent positive) and any additional operating funds, if any, as our board of directors in its sole discretion may reserve for this purpose. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

As of the date of this supplement, there were no outstanding Class A, Class S, Class D or Class I shares and, as a result, we have not received any repurchase requests or repurchased any shares pursuant to our Class A, Class S, Class D or Class I share repurchase program.

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Dilution of the Net Tangible Book Value of our Shares

In connection with this offering of shares of our common stock, we will provide information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated simply as total book value of assets (exclusive of certain intangible items including deferred offering costs) minus total liabilities, divided by the total number of shares of common stock outstanding. It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Our net tangible book value reflects dilution in the value of our common stock from the issue price as a result of (i) operating losses, which reflect accumulated depreciation and amortization of real estate investments, (ii) fees paid in connection with our public offering, including selling commissions and dealer manager fees reallowed by our dealer manager to participating broker-dealers, (iii) stock dividends, and (iv) cash distributions made in excess of earnings. As of December 31, 2017, our net tangible book value per Class A and Class I share was $(5.42).

Prior Performance Summary

The information in this Prior Performance Summary and in the Prior Performance Tables included in this prospectus supplement as Appendix A presents a summary of the historical experience of certain real estate investment programs in the last ten years (through December 31, 2017) sponsored by Resource Real Estate and C-III Capital Partners LLC, or C-III. C-III is the indirect parent company of Resource Real Estate and C-III’s experience with certain real estate programs is included herein because C-III is an affiliate of our sponsor and certain C-III personnel will be involved with our operations through our advisor. As used herein, a program means an investment vehicle in which passive investors pool their money and rely on the efforts of Resource Real Estate, C-III and their controlled affiliates to manage the vehicle and to acquire real estate investments that were not identified at the commencement of the respective vehicle’s offering.

Our structure and investment strategy are different from some of these prior programs and our performance will depend on factors that may not be applicable to or affect the performance of certain of these other programs. Further, all but five of the prior programs discussed in this section were conducted through privately-held entities that were not subject to all of the laws and regulations that apply to us as a publicly offered REIT. Investors should not assume that they will experience returns that are comparable to those experienced by investors in the prior programs. The Prior Performance Tables included in this prospectus, beginning on page A-1, include further information regarding certain prior programs.

Capital Raising

During the ten-year period ended December 31, 2017, Resource Real Estate sponsored 11 real estate programs and co-sponsored two additional programs with an unaffiliated third party, consisting of: (i) eight private programs that invested in real property, primarily multifamily apartment properties; and (ii) five public programs that invest or invested in real property, primarily multifamily apartment properties. In the aggregate, during this period, Resource Real Estate raised more than $42 million from approximately 492 investors for its prior private programs and raised more than $1.43 billion from approximately 32,557 investors (including pursuant to distribution reinvestment plans) for its prior public programs. In 2005, Resource America, the parent of Resource Real Estate, also sponsored a publicly traded mortgage REIT. Resource Real Estate and its affiliates have also sponsored two closed-end investment companies that operate as interval funds.

During the ten-year period ended December 31, 2017, C-III sponsored four real estate programs consisting of: (i) three private programs that invested primarily in direct and indirect interests in real property and, to a lesser extent, debt secured by interests in real property; and (ii) one private program that invested in private

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whole loans and B-Notes secured by real property. In the aggregate during this period, C-III raised more than $1.382 billion from 204 investors for these prior programs (including capital raised from the co-investment vehicles described below). During this period, C-III also sponsored two private programs that invest or invested in a diverse portfolio of debt securities and other instruments directly or indirectly secured or collateralized by commercial real estate properties (such securities being referred to as “collateralized mortgage-backed securities” or “CMBS”). During this period, C-III also raised capital for one separately managed account and two co-investment vehicles that invested capital alongside the prior programs sponsored by C-III discussed above (“co-investment vehicles”).

Please see Appendix A: “Prior Performance Tables—Table I” for more information on capital raising for certain prior programs with offerings that closed within the three years ended December 31, 2017.

Upon request, prospective investors may obtain from us without charge the most recent Annual Report on Form 10-K filed with the SEC for any public program. For a reasonable fee, we will also furnish upon request copies of the exhibits to such Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxies and other information that Resource Real Estate Investors 6, L.P., Resource Real Estate Investors 7, L.P., Resource Real Estate Opportunity REIT, Inc., Resource Real Estate Opportunity REIT II, Inc. and Resource Apartment REIT III, Inc. file electronically with the SEC.

All of the prior private programs and the two public limited partnership programs sponsored by Resource Real Estate have liquidated or are in the process of liquidating. The prospectus of each of Resource Real Estate Opportunity REIT, Inc., Resource Real Estate Opportunity REIT II, Inc. and Resource Apartment REIT III, Inc., respectively, discloses that such entity’s board of directors anticipates evaluating a liquidity event within three to six years after the termination of such entity’s primary offering, subject to then prevailing market conditions. In making the decision to liquidate or apply for listing of its shares, the board of directors of each entity will seek to determine whether liquidating its assets or listing its shares will result in greater value for stockholders. These Resource Real Estate prior programs have not yet reached these dates.

C-III High Yield Real Estate Debt Fund I L.P. liquidated prior to its planned liquidation date. C-III Recovery Fund I L.P., or RFI, has a planned liquidation date of no later than August 5, 2019 (which is eight years from its first closing), unless extended for up to two consecutive additional one-year periods. C-III Recovery Fund II L.P., or RFII, has a planned liquidation date of no later than December 31, 2022 (which is eight years from its first closing, plus approximately 18 additional months to match an extension of the program’s commitment period approved by its limited partners), unless extended for up to two consecutive additional one-year periods. C-III Recovery Fund III L.P., or RFIII, has a planned liquidation date of eight years after the anniversary of the acquisition of the first investment, unless extended for up to two consecutive additional one-year periods. RFI, RFII and RFIII have not reached their respective liquidation dates.

Real Property Investments

During the ten years ended December 31, 2017, (1) the Resource Real Estate prior programs made investments in approximately 89 real estate properties with an aggregate investment amount of approximately $2.2 billion and (2) the C-III prior programs (excluding the program that invested solely in mortgage loans originated by an affiliate business) made investments in approximately 92 real estate properties with an aggregate investment amount of approximately $2.9 billion.

Information regarding the real property investments made by the Resource Real Estate public programs is set forth in the table below, and all such investments were in multifamily properties. All of these investments were made in the United States and no investments were in new or construction properties.

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Resource Real Estate Public Programs

Location	No. of Properties
Alabama	3
Arizona	2
California	3
Colorado	4
Florida	5
Georgia	8
Illinois	4
Kansas	1
Kentucky	2
Louisiana	1
Maine	3
Michigan	2
Minnesota	3
Missouri	3
Nebraska	1
North Carolina	1
Ohio	3
Oklahoma	1
Oregon	2
Pennsylvania	1
South Carolina	2
Tennessee	1
Texas	24
Virginia	3

Total	83

Information regarding the real property investments made by the Resource Real Estate private programs is set forth in the table below, and all such investments were in multifamily properties. All of these investments were made in the United States and no investments were in new or construction properties.

Resource Real Estate Private Programs

Location	No. of Properties
Idaho	1
Missouri	1
Tennessee	2
Texas	2

Total	6

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Information regarding the real property investments made by the C-III prior programs is set forth below.

C-III Private Programs

Location	No. of Properties
Arizona	1
California	8
Colorado	1
Connecticut	2
Florida	15
Georgia	1
Illinois	1
Indiana	3
Louisiana	1
Maryland	4
Missouri	1
North Carolina	4
Nevada	4
New York	4
Ohio	1
Pennsylvania	1
South Carolina	2
Tennessee	3
Texas	21
Virginia	10
Washington	4

Total	92

The table above and the immediately preceding paragraph do not include equity investments made by a third party joint venture partner or a co-investment vehicle sponsored by C-III to invest alongside the programs. Additionally, an investment may in some cases include more than one individual real property (i.e., one investment may include three buildings in one complex), but this is counted as one investment for purposes of such table and the paragraph.

The following table provides a breakdown of the aggregate investments in real properties made by the C-III prior programs, categorized by property type, as of December 31, 2017.

Type of Property	Total*
Multifamily	49.2%
Office	35.1
Retail	9.1
Industrial	3.8
Lodging	2.8

Total	100.0%

*	None of the properties were development properties requiring construction. The percentages listed in the table above are based on the dollar amount of equity invested by the programs in such investments.

The tables above for public programs and private programs do not include investments other than investments in real property, and exclude the principal amount of loans (unless such loans were defaulted loans

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acquired with a view toward taking title to the underlying real estate), the value of securities and the value of real property underlying securities or collateralizing loans other than as described above.

Real Property Dispositions

During the 10 years ended December 31, 2017, approximately 93 investments in real property have been disposed of by the Resource Real Estate and C-III prior programs.

Investment Objectives

We consider a prior program to have investment objectives similar to ours if the program seeks current income and potential capital appreciation by investing primarily in stabilized and/or substantially stabilized real estate. All of the aggregate capital raised from investors by the Resource Real Estate prior programs were invested in programs with investment objectives similar to ours. None of the capital raised from investors by the C-III prior programs were invested in programs with investment objectives similar to ours because these prior programs seek primarily capital appreciation by investing generally in real estate debt, distressed, non-performing or sub-performing real estate loans or real properties typically characterized as opportunistic investments rather than seeking current income and potential capital appreciation by investing in stabilized properties.

Prior Program Summary

Below is a description of all the Resource Real Estate and C-III prior programs that were in their investment and/or operational phases in the last ten years. As noted above under “—Investment Objectives,” all of the Resource Real Estate prior programs have investment objectives similar to ours and none of the C-III prior programs have investment objectives similar to ours.

Resource Real Estate Prior Programs

Resource Real Estate has sponsored and managed 13 programs that invest or invested primarily in real property during the ten years ended December 31, 2017 and have or had investment objectives similar to ours of current income and potential capital appreciation. These programs all invested in multifamily rental properties that were value-add properties and, to a lesser extent, in debt secured by multifamily properties. These programs are as follows:

•	Resource Real Estate Opportunity REIT, Inc. – This public program closed its last offering in December 2013 having raised approximately $645.8 million in capital and is still operating.

•	Resource Real Estate Opportunity REIT II, Inc. – This public program closed its last offering in February 2016 having raised approximately $556.2 million in capital and is still operating.

•	Resource Apartment REIT III, Inc. – This public program is currently conducting its initial public offering.

•	SR Real Estate Investors, L.P. – This private program closed its last offering in April 2003 having raised approximately $19.2 million in capital and has since liquidated.

•	SR Real Estate Investors II, L.P. – This private program closed its last offering in May 2004 having raised approximately $4.1 million in capital and has since liquidated.

•	Resource Real Estate Investors, L.P. – This private program closed its last offering in December 2004 having raised $8.1 million in capital and has since liquidated.

•	Resource Real Estate Investors II, L.P. – This private program closed its last offering in July 2005 having raised approximately $14.2 million in capital and has since liquidated.

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•	Resource Real Estate Investors III, L.P. – This private program closed its last offering in June 2006 having raised approximately $25.0 million in capital and has since liquidated.

•	Resource Real Estate Investors IV, L.P. – This private program closed its last offering in December 2006 having raised approximately $29.6 million in capital and has since liquidated.

•	Resource Real Estate Investors V, L.P. – This private program closed its last offering in September 2005 having raised approximately $35.0 million in capital and is in the process of liquidating.

•	Resource Real Estate Investors 6, L.P. – This public program closed its last offering in May 2008 having raised $36.8 million in capital and is in the process of liquidating.

•	Resource Real Estate Investors 7, L.P. – This public program closed its last offering in August 2009 having raised approximately $32.5 million in capital and has since liquidated.

•	Resource Real Estate Opportunity Fund, L.P. – This private program closed its last offering in December 2009 having raised approximately $41.4 million in capital and has since liquidated.

C-III Prior Programs

C-III has sponsored and managed three real estate programs that invest or invested primarily in real property, or defaulted loans with a view toward taking title to the underlying real estate (in addition to separately managed accounts and co-investment vehicles), during the ten years ended December 31, 2017. Each of these programs primarily made or make control-oriented privately-negotiated real estate-related equity investments, or equity investments in joint ventures with third parties where such joint ventures acquire real property (and in such cases, C-III retains control or minority protection rights). To the extent these C-III programs invest or invested in loans, they typically make such investments in expected “loan-to-own” situations. Neither of these C-III prior programs has investment objectives similar to ours because they seek primarily capital appreciation by investing generally in distressed, non-performing or sub-performing real estate loans or real properties typically characterized as opportunistic investments rather than seeking current income and potential capital appreciation by investing in stabilized properties. These two C-III programs are as follows:

•	C-III Recovery Fund I L.P. – This private program held its first closing on August 5, 2011 and its final closing on May 7, 2012 with a total of approximately $310.1 million of capital commitments and is still operating.

•	C-III Recovery Fund II L.P. – This private program held its first closing on July 5, 2013 and its final closing on July 1, 2014 with a total of approximately $587.8 million of capital commitments and is still operating.

•	C-III Recovery Fund III L.P. – This private program held two closings prior to December 31, 2017, the initial closing on November 15, 2017 and a subsequent closing on December 20, 2017 with a total of $358.25 million of capital commitments. This private program is still conducting its offering.

C-III has sponsored and managed one private commercial real estate debt program. This program did not have investment objectives similar to ours because it primarily acquired private real estate whole loans and B-Notes related to whole loans from a C-III mortgage origination subsidiary. This program is as follows:

•	C-III High Yield Real Estate Debt Fund I L.P. – This private program held its only closing on January 5, 2011 with a total of $70.1 million of capital commitments and has been liquidated.

C-III has sponsored and managed two real estate-related securities programs during the ten years ended December 31, 2017, and managed a separate account attendant to one of these programs during the period. One of the programs invests primarily in CMBS and other instruments directly or indirectly secured or otherwise collateralized by commercial real estate properties. This program focuses on making investments in CMBS and other instruments that were issued prior to 2009 and were investment-grade rated at the time of issuance, and it

Supplement-Page 12

also invests in derivative instruments referencing a basket of similar formerly rated CMBS. The other program makes investments in non-rated and below-investment grade rated tranches (so called “B-Pieces”) of CMBS trusts of 2010 or later vintages. The separately managed account invests alongside this same program by acquiring a pro rata portion of the securities identified for acquisition by the program. Neither of these C-III prior programs has investment objectives similar to ours because they seek current income and other one-time payments from so-called appraisal subordination entitlement reduction, or ASER, recoveries generated from a portfolio of CMBS rather than acquiring real property seeking current income and potential capital appreciation. These two programs are not included in the Prior Performance Tables because their investment strategies are focused on real estate-related securities rather than stabilized real property. These two programs are as follows:

•	C-III High Yield Real Estate Debt Fund III L.P. – This private program held its only closing on December 26, 2013 with a total of $160.0 million of capital commitments and is still operating.

•	C-III High Yield Real Estate Debt Fund IV L.P. – This private program held its only closing on August 5, 2015, and simultaneously closed on its separately managed account on the same date, with a total of $134.5 million of capital commitments and is still operating.

Material Adverse Business Developments

The following lists material adverse business developments for prior programs sponsored by Resource Real Estate and C-III. Certain prior programs experienced lower than originally expected cash flows from operations. The recession that occurred during 2008 through 2011 made it significantly more difficult for multifamily property owners, including the multifamily real estate programs sponsored by Resource Real Estate, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. During 2008, RRE I utilized $148,246 from reserves to supplement cash flow from operations. During 2008, Resource Real Estate Investors II, L.P. (“RRE II”) utilized $207,219 from reserves to supplement cash flow from operations. For Resource Real Estate Investors III, L.P. (“RRE III”), cash flow deficiencies occurred due to delay in receiving tax refunds from tax appeals on two properties located in Texas during 2008. During 2008, RRE III utilized $157,192 from reserves to supplement cash flow from operations. For Resource Real Estate Investors IV, L.P. (“RRE IV”), cash flow deficiencies occurred at some of the properties during 2008 and 2009. During 2008, RRE IV utilized $11,370 from reserves to supplement cash flow from operations. For Resource Real Estate Investors V, L.P. (“RRE V”), cash flow deficiencies occurred at some of the properties in the program due to third party property management issues. For Resource Real Estate Investors 6, L.P. (“RRE VI”), cash flow deficiencies occurred during 2008 through 2011 due to a drop in occupancy at one of the properties arising from sizable layoffs at a large employer located across the street from that property. During 2008 through 2011, RRE VI utilized $272,241, $1,996,456, $634,752 and $513,627, respectively, from reserves to supplement cash flow from operations. During 2009 through 2011, Resource Real Estate Investors 7, L.P. utilized $237,731, $545,099, and $257,892, respectively, from reserves to supplement cash flow from operations.

Excess operating cash flow after distributions was permitted to be retained by those programs as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from anticipated or unanticipated rent shortfalls. Subsequent to the quickening and deepening of the global and national economic contraction in late 2008, a more conservative distribution policy was enacted for many of our sponsor’s private and public programs. As a part of our sponsor’s more conservative distribution policies at that time, in April, 2010 monthly distributions were reduced to 3% for RRE IV, RRE V and RRE VI and to 1% for RRE I, RRE II and RRE III. Excess cash flow after distributions each month was retained by each of those programs as reserves to cover anticipated and unanticipated property expenditures and reductions in cash flow. Where distributions were made that exceeded the cash flow generated from operations of the programs, the distributions were made either from cash reserves held by the program to be used for distributions or loans from Resource Capital Partners, Inc. or its affiliates.

Additionally, certain prior programs sold properties at net losses due to adverse developments with respect to such specific properties and adverse events in the real estate market in general.

Supplement-Page 13

Experts

The financial statements of Resource Income Opportunity REIT, Inc., incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton, LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The Statement of Revenues and Certain Operating Expenses of Sunnyside for the year ended December 31, 2015, incorporated by reference in this prospectus from Resource Income Opportunity REIT, Inc.’s Current Report on Form 8-K/A as filed with the SEC on January 18, 2017, has been audited by Turner, Stone & Company, LLP, independent auditors, as stated in its report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into the prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of the prospectus, except for information incorporated by reference that is superseded by information contained in the prospectus. You can access documents that are incorporated by reference into the prospectus at the website we maintain at www.resourceioreit.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that website are not incorporated by reference in or otherwise a part of the prospectus.

The following documents filed with the SEC are incorporated by reference in the prospectus (File No. 333-201842), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Current Report on Form 8-K filed with the SEC on April 2, 2018;

•	Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 29, 2018; and

•	Current Report on Form 8-K/A filed with the SEC on January 18, 2017.

We will provide to each person, including any beneficial owner, to whom the prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into the prospectus but not delivered with the prospectus. To receive a free copy of any of the documents incorporated by reference in the prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

Resource Securities LLC

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

Telephone: (866) 469-0129

Fax: (866) 545-7693

The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained prospectus and in the documents incorporated or deemed to be incorporated by reference in the prospectus.

Supplement-Page 14

APPENDIX A:

PRIOR PERFORMANCE TABLES

As used herein, the terms “we,” “our” and “us” refer to Resource Income Opportunity REIT, Inc.

The following Prior Performance Tables (the “Tables”) provide information relating to certain real estate investment programs (the “Prior Real Estate Programs”) sponsored by Resource Real Estate and C-III (excluding C-III High Yield Real Estate Debt Fund III L.P. and C-III High Yield Real Estate Debt Fund IV L.P., which invested primarily in real estate-related securities, and the separately managed account and co-investment vehicles sponsored by C-III). See “Prior Performance Summary–Investment Objectives” for a discussion of the investment objectives of the Prior Real Estate Programs and whether they are similar to ours.

The financial results of the Prior Real Estate Programs provide an indication of their performance during the periods covered for which Resource Real Estate or C-III was ultimately responsible. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The Tables presented provide summary unaudited information related to the Prior Real Estate Programs. By purchasing shares in our public offering, investors will not acquire any ownership interest in any Prior Real Estate Programs to which the information in the Tables relate and investors should not assume that they will experience returns, if any, comparable to those experienced by the investors in the Prior Real Estate Programs discussed. Further, the private funds discussed in the Tables were conducted through privately-held entities that may not have been subject to the up-front commissions, fees and expenses associated with our public offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in these Tables should be read together with the summary information under the “Prior Performance Summary” section of this prospectus. The following Tables are included in this prospectus:

•	Table I—Experience in Raising and Investing Funds;

•	Table III—Annual Operating Results of Prior Real Estate Programs;

•	Table IV—Results of Completed Programs; and

•	Table V—Sale or Disposition of Assets.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of Resource Real Estate and C-III in raising and investing funds for the real estate equity programs whose offerings closed since January 1, 2015. Resource Real Estate Opportunity REIT II, Inc. has investment objectives similar to ours. C-III Recovery Fund II L.P. does not have investment objectives similar to ours because it sought primarily capital appreciation by investing generally in distressed, non-performing or sub-performing real estate loans or real properties typically characterized as opportunistic investments.

As of December 31, 2017	Resource Real Estate Opportunity REIT II, Inc.		C-III Recovery Fund II, L.P.
Dollar amount offered	$1,000,000,000		$550,000,000	(2)
Dollar amount raised	$556,197,384		$587,825,000
Length of offering (in months)	24	(1)	16	(3)
Months to invest 90% of amount available for investments	26		N/A	(4)

(1)	Resource Real Estate Opportunity REIT II, Inc. is a publicly registered, non-traded REIT. Resource Real Estate Opportunity REIT II launched its initial public offering on February 6, 2014 and then commenced real estate operations. On June 2, 2014, Resource Real Estate Opportunity REIT II broke escrow in its initial public offering. Resource Real Estate Opportunity REIT II ceased offering shares in its initial public offering on February 10, 2016. Resource Real Estate Opportunity REIT II continues to issue shares under its distribution reinvestment plan; dollar amount of shares offered under and proceeds from the distribution reinvestment plan are omitted from Table I. As of December 31, 2017, Resource Real Estate Opportunity REIT II had sold an aggregate of 61,467,045 shares of common stock in its initial public offering for gross offering proceeds of $606.1 million, including an aggregate of 5,675,748 shares of common stock under the distribution reinvestment plan for gross offering proceeds of $49.9 million. As of December 31, 2017, Resource Real Estate Opportunity REIT II owned interests in a total of 18 multifamily properties.

(2)	Dollar amount represents the maximum capital commitment amount that could be accepted by the general partner, excluding capital commitments from the general partner and its affiliates. The original target raise amount was $400 million.

(3)	C-III Recovery Fund II L.P. (“RFII”) is a private investment limited partnership that launched its private offering in April 2013 and then commenced operations. RFII held its first closing on July 5, 2013, two subsequent closings on December 19, 2013 and May 20, 2014, and its final closing on July 1, 2014. As of December 31, 2017, RFII had $587,825,000 of capital commitments, including amounts committed by the general partner and its affiliates. As of December 31, 2017, RFII owned interests in a total of 30 investments.

(4)	RFII has not yet invested 90% of the aggregate capital commitments.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table provides a summary of the annual operating results of Resource Real Estate and C-III real estate equity programs whose offerings closed since January 1, 2013. Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity REIT II, Inc. have investment objectives similar to ours. C-III Recovery Fund II L.P. does not have investment objectives similar to ours because it sought primarily capital appreciation by investing generally in distressed, non-performing or sub-performing real estate loans or real properties typically characterized as opportunistic investments.

As of December 31, 2017

(in thousands, except for Source of Distributions and Estimated Value Per Share)

	Resource Real Estate Opportunity REIT, Inc.
	2017	2016	2015	2014	2013	2012	2011
Selected Operating Results
Total revenues	$125,689	$118,367	118,325	100,269	44,511	19,047	4,387
Rental operating and other expenses	$89,236	$87,031	101,353	96,694	47,273	19,103	9,942

Net rental operating income (loss)	$36,453	$31,336	16,972	3,575	(2,762)	(56)	(5,555)
Depreciation and amortization	$(52,344)	$(44,231)	(48,273)	(47,771)	(18,246)	(8,340)	(1,565)
Interest expense	$(28,963)	$(22,776)	(22,080)	(14,911)	(951)	(546)	(10)
Net income (loss)-GAAP basis	$(21,969)	$10,371	(16,933)	(48,198)	(19,486)	(8,632)	(7,129)
Summary Statements of Cash Flows
Net cash flows provided by (used in) operating activities	$11,988	$11,130	(503)	(2,967)	(7,467)	(4,541)	(5,499)
Net cash flows used in investing activities	$(35,128)	$(2,321)	(79,492)	(299,315)	(265,007)	(101,815)	(33,301)
Net cash flows provided by financing activities	$25,958	$27,590	18,308	172,000	513,931	120,059	48,436
Amount and Source of Distributions
Amount of Distributions paid to common stockholders	$15,919	$14,508	13,257	9,958	4,757	841	—
Source of Distributions (per $1,000 invested):
From operations	$16.51	$15.33	—	—	—	—	—
From sales of properties	$5.41	$4.65	19.00	14.89	7.37	—	—
From financing proceeds	$—	$—	—	—	—	3.97	—
From offering proceeds	$—	$—	—	—	—	—	—
Summary Balance Sheet
Total assets (before depreciation)	$1,283,500	$1,142,795	1,155,846	1,016,704	694,335	184,809	69,661
Total assets (after depreciation)	$1,135,792	$1,034,985	1,084,695	978,409	678,559	180,537	68,706
Total liabilities	$817,200	$642,966	651,596	510,055	161,512	17,219	5,789
Estimated Value Per Share(1)	$10.80	$10.94	10.83	10.00	10.00	10.00	10.00

(1)	Prior to June 9, 2015, Resource Real Estate Opportunity REIT, Inc. valued its shares at $10.00 per share based solely on the offering price in the primary portion of its initial public offering. For a full description of the assumptions and methodologies used to value Resource Real Estate Opportunity REIT, Inc.’s assets and liabilities in connection with the calculation of the estimated value per share for the year ended December 31, 2017, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Estimated Value Per Share” in Resource Real Estate Opportunity REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2017

(in thousands, except for Source of Distributions and Estimated Value Per Share)

	Resource Real Estate Opportunity REIT II, Inc.
	2017	2016	2015	2014
Selected Operating Results
Total revenues	$77,360	$53,137	14,789	1,000
Rental operating and other expenses	$56,300	$55,568	25,176	4,077

Net rental operating income (loss)	$21,060	$(2,431)	(10,387)	(3,077)
Depreciation and amortization	$(39,135)	$(30,964)	(9,270)	(531)
Interest expense	$(19,764)	$(10,950)	(2,516)	(159)
Net loss-GAAP basis	$(37,961)	$(44,161)	(22,172)	(3,767)
Summary Statements of Cash Flows
Net cash flows used in operating activities	$1,854	$(6,026)	(7,740)	(1,574)
Net cash flows used in investing activities	$(89,775)	$(371,090)	(324,812)	(56,544)
Net cash flows provided by financing activities	$52,259	$301,179	497,597	73,698
Amount and Source of Distributions
Amount of Distributions paid to common stockholders	$35,780	$34,633	14,079	329
Source of Distributions (per $1,000 invested):
From operations	$—	$—	—	—
From sales of properties	$—	$—
From financing proceeds	$35.78	$34.63	14.08	0.33
From offering proceeds	$—	$—	—	—
Summary Balance Sheet
Total assets (before depreciation)	$978,228	$898,317	594,252	81,400
Total assets (after depreciation)	$916,470	$871,310	588,957	81,220
Total liabilities	$585,810	$480,418	168,685	43,608
Estimated Value Per Share(1)	$9.08	$9.10	9.01	10.00

(1)	Prior to March 31, 2016, Resource Real Estate Opportunity REIT II, Inc. valued its shares at $10.00 per share based solely on the offering price in the primary portion of its initial public offering. For a full description of the assumptions and methodologies used to value Resource Real Estate Opportunity REIT II, Inc.’s assets and liabilities in connection with the calculation of the estimated value per share for the year ended December 31, 2017, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Estimated Value Per Share” in Resource Real Estate Opportunity REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2017

(in thousands, except for Source of Distributions and Estimated Value Per Share)

	C-III Recovery Fund I L.P.
	2017		2016		2015		2014		2013
Selected Operating Results
Total revenues		$103,045		$109,812		$117,720		$114,306		$78,160
Rental operating and other expenses		$63,054		$63,878		$69,805		$69,636		$50,096

Net rental operating income (loss)		$39,991		$45,934		$47,915		$44,670		$28,064
Depreciation and amortization		$—		$—		$—		$—		$—
Interest expense		$(16,676)		$(14,934)		$(12,247)		$(15,101)		$(11,205)
Net income (loss)-GAAP basis		$100,565		$89,897		$152,937		$159,485		$62,654
Summary Statements of Cash Flows
Net cash flows provided by (used in) operating activities		$24,911		$25,770		$34,532		$25,112		$6,261
Net cash flows used in investing activities		$87,198		$91,414		$137,240		$96,544		$(396,024)
Net cash flows provided by financing activities		$(129,919)		$(104,861)		$(174,930)		$(120,249)		$402,059
Amount and Source of Distributions
Amount of Distributions paid to common stockholders		$138,563		$120,497		$76,643		$146,223		$24,224
Source of Distributions (per $1,000 invested):
From operations		$60.09		$87.69		$61.86		$60.64		$1.63
From sales of properties		$226.79		$61.97		$185.28		$208.22		$48.59
From financing proceeds		$159.93		$238.90		$—		$202.66		$27.89
From offering proceeds		$—		$—		$—		$—		$—
Summary Balance Sheet
Total assets (before depreciation)		$811,414		$841.124		$858,745		$881,414		$838,516
Total assets (after depreciation)		$811,414		$841,124		$858,745		$881,414		$838,516
Total liabilities		$449,098		$439,947		$413,294		$478,615		$441,206
Estimated Value Per Share(1)	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A

(1)	Distribution amounts per $1,000 invested are calculated based on aggregate capital commitments.
(2)	The program is a limited partnership and does not calculate an estimated value per share.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2017

(in thousands, except for Source of Distributions and Estimated Value Per Share)

	C-III Recovery Fund II L.P.
	2017		2016		2015		2014		2013
Selected Operating Results
Total revenues		$153,949		$99,432		$54,684		$19,684		$—
Rental operating and other expenses		$78,676		$58,439		$28,074		$10,064		$—

Net rental operating income (loss)		$75,273		$40,993		$26,610		$9,620		$—
Depreciation and amortization		$—		$—		$—		$—		$—
Interest expense		$(28,467)		$(18,374)		$(10,277)		$(3,783)		$—
Net income (loss)-GAAP basis		$92,676		$67,075		$43,699		$10,836		$(1,167)
Summary Statements of Cash Flows
Net cash flows provided by (used in) operating activities		$36,642		$19,011		$(3,384)		$(1,835)		$(4)
Net cash flows used in investing activities		$(266,296)		$(253,121)		$(344,850)		$(271,091)		$(11)
Net cash flows provided by financing activities		$238,866		$229,291		$344,531		$317,085		$15
Amount and Source of Distributions
Amount of Distributions paid to common stockholders		$49,824		$21,792		$348		$403		$—
Source of Distributions (per $1,000 invested):
From operations		$25.20		$6.47		$0.59		$0.69		$—
From sales of properties		$59.54		$15.90		$—		$—		$—
From financing proceeds		$0.02		$14.70		$—		$—		$—
From offering proceeds		$—		$—		$—		$—		$—
Summary Balance Sheet
Total assets (before depreciation)		$1,561,653		$1,178,157		$875,712		$389,891		$713
Total assets (after depreciation)		$1,561,653		$1,178,157		$875,712		$389,891		$713
Total liabilities		$890,024		$672,194		$539,921		$262,652		$2,487
Estimated Value Per Share(1)	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A

(1)	Distribution amounts per $1,000 invested are calculated based on aggregate capital commitments.
(2)	The program is a limited partnership and does not calculate an estimated value per share.

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table presents summary information on the results of Prior Real Estate Programs with investment objectives similar to ours that have completed operations during the five years ended December 31, 2017.

	AR Real Estate Investors, L.P.	Resource Real Estate Investors, L.P.	Resource Real Estate Investors II, L.P.	Resource Real Estate Investors III, L.P.	Resource Real Estate Investors IV, L.P.	Resource Real Estate Investors 7, L.P.	Resource Real Estate Opportunity Fund, L.P.	Resource Real Estate Investors V, L.P.		Resource Real Estate Investors 6, L.P.
Date of final sale of property	1/31/2013	7/31/2015	10/6/2015	5/6/2016	10/27/2016	11/21/2016	6/11/2015	9/14/2017		6/1/2017
Duration of program (months)	125	137	130	131	127	101	78	128		118
Dollar amount raised	$25,697,612 (1)	$8,100,000	$14,200,250	$25,000,000	$29,593,716	$32,538,309	$41,398,677	$34,858,664		$36,732,105
Annualized return on investment	(1.25)%	(1.68)%	(0.52)%	6.25%	2.23%	23.17%	3.92%	1.03	%(1)	3.19	%(2)
Median annual leverage	85.0%	85.0%	79.1%	75.4%	71.7%	80.9%	71.0%	74.6%		72.2%
Compensation Data
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$232,497	133,776	257,428	469,387	555,449	613,265	782,610	$666,414		699,179
Acquisition fees:
—Real estate commissions	—	—	—	—	—	—	—	—		—
—Advisory fees for property acquisition	1,827,655	361,832	669,104	1,135,313	1,038,426	1,310,389	578,633	1,349,293		1,208,499
—Debt placement fees	1,543,000	301,438	496,189	833,000	761,028	889,408	721,753	920,063		792,295
Other—organization and offering expenses	733,824	219,000	283,084	486,563	464,770	813,458	1,034,967	831,101		888,522
Amount paid to sponsor from operations:
Property management fees	$1,819,337	1,609,924	379,304	5,149,201	4,946,259	3,734,102	3,506,745	$5,248,220		3,759,280
Partnership management fees	2,276,296	302,230	1,406,539	2,417,726	2,869,820	2,250,799	2,726,712	3,162,246		3,360,170
Reimbursements	—	151,643	67,143	340,138	519,024	502,682	209,152	531,266		447,294
Leasing commissions	—	—	—	—	—	—	—	—		—
Other	—	27,060	4,099	37,609	174,396	241,432	487,048	208,066		227,704
Amount paid to sponsor from property sales and refinancing
Real estate commissions	$—	—	—	—	—	—	—	$—		—
Incentive fees	—	—	—	—	—	—	—	—		—
Other	—	—	—	—	2,476,224	2,727,354	—	1,999,800		—

(1)	Represents the equity contributed by SR Real Estate Investors, L.P. and SR Real Estate Investors II, L.P. at June 30, 2006.
(2)	Represents the annualized return on investments as of December 31, 2017. Upon final distribution in 2018, the projected annualized return on investment is 1.14%.
(3)	Represents the annualized return on investments as of December 31, 2017. Upon final distribution in 2018, the projected annualized return on investment is 3.06%.

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS

These Tables set forth summary information on the aggregate sales or disposals of real estate and real estate-related investments by Prior Real Estate Programs since January 1, 2015 that have similar investment objectives to ours. All data is as of December 31, 2017.

				Selling Price, Net of Closing Costs, and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale(1)	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs(3)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(4)
Resource Real Estate Investors, L.P.
Avalon	Los Angeles, CA	1/6/2005	2/3/2015	387,700	4,432,038	636,537	—	5,456,275	5,000,000	1,673,165	6,673,165	(1,216,890)
Sage Canyon	Albuquerque, NM	3/31/2005	7/31/2015	1,284,315	3,250,000	634,677	—	5,168,992	4,320,000	1,228,723	5,548,723	(379,731)
Resource Real Estate Opportunity REIT, Inc.
Alcove/ Flagstone	Houston, TX	12/21/2012	1/26/2015	11,073,816	—	43,935	—	11,117,751	—	8,745,763	8,745,763	2,371,988
107th Avenue	Omaha, NE	8/18/2010	1/29/2015	247,953	—	37,042	—	284,995	—	233,872	233,872	51,123
Redford/ Bristol	Houston, TX	3/27/2012	2/27/2015	31,865,051	—	(46,888)	—	31,818,163	—	21,588,810	21,588,810	10,229,353
Cityside Crossing/ Skyview	Houston, TX	12/19/2012	3/2/2015	24,048,937	—	1,475,041	—	25,523,978	—	15,282,219	15,282,219	10,241,759
Kenwick at Canterbury/ 100 Chevy Chase	Lexington, KY	3/13/2013	6/30/2015	13,051,168	—	(1,567,718)	—	11,483,450	—	10,198,418	10,198,418	1,285,032
Reserves at Mt. Moriah/ Foxwood	Memphis, TN	12/7/2012	9/18/2015	5,268,261	—	(113,927)	—	5,154,334	—	4,258,725	4,258,725	895,609
Conifer Crossing	Norcross, GA	1/28/2014	1/27/2016	6,148,255	—	—	—	6,148,255	—	3,504,287	3,504,287	2,643,968
Champion Farms	Louisville, KY	1/28/2014	1/29/2016	7,583,594	—	450,000	—	8,033,594	—	8,048,263	8,048,263	(14,669)
Ivy at Clear Creek	Houston, TX	3/28/2013	2/17/2016	10,652,225	8,407,319	1,465,557	—	20,525,101	—	15,279,103	15,279,103	5,245,998
Spring Hill	Dallas, TX	11/12/2014	6/3/2016	4,565,000	—	740,125	—	5,305,125	—	4,306,264	4,306,264	998,861
Affinity at Winter Park	Winter Park, FL	6/27/2013	6/9/2016	16,740,093	—	8,579	—	16,748,672	—	14,041,804	14,041,804	2,706,868
Fieldstone	Cincinnati, OH	1/2/2014	6/30/2016	7,511,345	—	375,000	—	7,886,345	—	4,414,098	4,414,098	3,472,247
Nesbit Palisades	Alpharetta, GA	10/25/2013	7/8/2016	23,728,771	20,298,000	4,554,129	—	48,580,900	—	34,784,564	34,784,564	13,769,336
Mosaic	Oklahoma City, OK	12/6/2012	5/12/2017	5,747,129	—	390,715	—	6,137,844	—	5,867,699	5,867,699	270,145
Chisolm	Plano, TX	5/5/2014	5/10/2017	8,593,999	11,587,000	2,596,556	—	22,777,555	11,587,000	6,450,583	18,037,583	4,739,972
Deerfield	Hermantown, MN	3/21/2012	8/16/2017	12,515,789	10,248,514	2,807,765	—	25,572,068	—	11,643,006	11,643,006	13,929,062
Stone Ridge	Columbia, SC	1/28/2014	9/27/2017	5,069,029	5,139,945	(1,281,014)	—	8,927,960	—	5,073,280	5,073,280	3,854,680

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS (cont’d)

				Selling Price, Net of Closing Costs, and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale(1)	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs(3)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(4)
Resource Real Estate Opportunity Fund, LP
Central Point/ Woodbridge	Boise, ID	11/19/2012	3/24/2015	11,845,602	—	428,893	—	12,274,495	—	7,613,229	7,613,229	4,661,266
Woods at Ridgeway/ Wyndridge	Memphis, TN	9/29/2009	3/26/2015	6,853,561	11,280,947	(2,891,297)	—	15,243,211	—	13,340,695	13,340,695	1,902,516
Lakes at Ridgeway/ Waterstone	Memphis, TN	3/16/2010	6/11/2015	1,828,242	5,462,806	(1,998,014)	—	5,293,034	3,784,723	3,914,444	7,699,167	(2,406,133)
Resource Real Estate Investors II, LP
Cuestas	Las Cruces, NM	3/31/2005	4/29/2015	3,385,833	2,500,000	1,177,781	—	7,063,614	5,680,000	2,155,708	7,835,708	(742,094)
Oak Park Village	Lenexa, KS	6/29/2005	7/2/2015	11,238,061	21,699,298	7,337,768	—	40,275,127	24,000,000	11,226,102	35,226,102	5,049,026
The Reserves	Little Rock, AR	9/22/2005	10/6/2015	12,503,836	32,746,967	9,422,179	—	54,672,982	36,000,000	19,363,324	55,363,324	(690,342)
Resource Real Estate Investors III, LP
Highland Ridge and Lodge at Overland Park	Kansas City, MO	11/30/2005	11/25/2015	33,723,475	44,164,579	1,201,220	—	79,089,274	46,480,000	12,115,902	58,595,902	20,493,373
Fox Glove	El Paso, TX	1/27/2006	2/11/2016	2,607,052	5,482,071	1,282,347	—	9,371,470	6,000,000	2,156,940	8,156,940	1,214,530
Santa Fe Place	El Paso, TX	1/27/2006	2/11/2016	3,726,073	7,382,522	1,795,958	—	12,904,553	8,080,000	2,777,713	10,857,713	2,046,840
Howell Bridge	Duluth, GA	9/20/2006	2/17/2016	11,547,759	12,900,000	1,889,620	—	26,337,379	12,900,000	9,102,094	22,002,094	4,335,285
Grove at White Oak	Houston, TX	9/28/2006	5/6/2016	11,113,290	8,584,485	2,999,159	—	22,696,934	9,000,000	3,555,208	12,555,208	10,141,726
Resource Real Estate Investors IV, LP
Regents Center	Overland Park, KS	3/30/2006	2/11/2016	23,263,953	24,050,000	6,720,263	—	54,034,216	24,050,000	15,907,323	39,957,323	14,076,893
Heritage Lake	Knoxville, TN	11/22/2006	9/30/2016	15,312,125	16,185,000	5,325,660	—	36,822,785	16,185,000	11,112,561	27,297,561	9,525,224
Westchase Wyndham	Houston, TX	12/18/2006	9/30/2016	21,287,557	24,100,000	4,191,326	—	49,578,883	24,100,000	15,975,452	40,075,452	9,503,431
Pear Tree	El Paso, TX	3/30/2007	10/27/2016	1,740,113	5,480,000	1,470,926	—	8,691,039	5,480,000	3,325,217	8,805,217	(114,178)
Wind Tree	El Paso, TX	2/28/2007	10/27/2016	2,492,860	7,140,000	2,310,510	—	11,943,370	7,140,000	3,848,529	10,988,529	954,841
Resource Real Estate Investors V, L.P.
Brightwaters and Chenal Apts	Little Rock, AR	5/10/2007	1/6/2017	17,848,822	40,000,000	11,290,120	—	69,138,942	40,000,000	17,980,517	57,980,517	11,158,425
West Wind Landing	Savannah, GA	6/28/2007	5/31/2017	8,879,591	13,938,399	2,174,258	—	24,992,248	14,880,000	7,504,882	22,384,882	2,607,366
Magnolia Villas	Savannah, GA	6/28/2007	6/16/2017	3,982,290	8,468,522	1,267,402	—	13,718,214	9,040,000	4,669,112	13,709,112	9,102
Ryan’s Crossing	El Paso, TX	9/28/2007	9/28/2017	7,180,976	8,255,000	4,545,571	—	19,981,547	8,255,000	7,837,970	16,092,970	3,888,577

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS (cont’d)

				Selling Price, Net of Closing Costs, and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale(1)	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs(3)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(4)
Resource Real Estate Investors 6, LP
Coach Lantern	Scarborough, ME	1/29/2008	12/1/2015	8,365,707	7,884,000	3,445,219	—	19,694,926	7,884,000	5,143,502	13,027,502	6,667,424
Foxcroft	Scarborough, ME	1/29/2008	12/1/2015	5,984,372	8,760,000	3,114,986	—	17,859,358	8,760,000	5,382,074	14,142,074	3,717,284
Memorial Towers	Houston, TX	11/13/2007	5/9/2016	9,804,804	7,073,535	2,054,550	—	18,932,889	7,400,000	4,502,116	11,902,116	7,030,772
Villas of Henderson Pass	San Antonio, TX	12/27/2007	9/26/2016	7,254,740	10,256,446	1,484,929	—	18,996,115	10,800,000	5,467,039	16,267,039	2,729,076
Park Hill	San Antonio, TX	2/29//2008	6/1/2017	9,166,734	9,765,301	3,194,794	—	22,126,829	10,430,000	8,588,495	19,018,495	3,108,334
Resource Real Estate Investors 7, LP
Woodland Hill	Decatur, GA	12/19/2008	3/19/2015	12,523,518	12,452,305	1,038,675	—	26,014,498	13,590,000	3,523,733	17,113,733	8,900,765
Tamarlane	Portland, ME	4/23/2008	12/1/2015	8,006,700	9,819,933	2,641,409	—	20,468,042	9,931,000	4,523,169	14,454,169	6,013,873
Woodhollow	Austin, TX	12/10/2008	9/12/2016	6,763,000	4,858,857	1,653,080	—	13,274,937	5,240,000	3,560,402	8,800,402	4,474,535
Bent Oaks	Austin, TX	12/10/2008	9/12/2016	9,167,847	5,661,939	3,018,595	—	17,848,381	6,120,000	4,596,288	10,716,288	7,132,093
Woodland Village	Columbia, SC	3/7/2012	9/30/2016	9,631,090	9,158,024	2,531,046	—	21,320,160	9,580,300	3,857,582	13,437,882	7,882,278
Cape Cod	San Antonio, TX	12/10/2008	11/21/2016	8,569,605	5,861,849	4,400,250	—	18,831,704	6,632,000	4,726,443	11,088,443	7,743,261

(1)	Includes financing secured through a first mortgage.
(2)	Represents cash from operating activities as well as funds obtained through financings.
(3)	Includes all costs related to original purchase as well as any costs incurred to maintain investment, including capital improvements. Amounts shown do not include pro rata share of original offering costs.
(4)	Represents excess (deficiency) of property operating cash receipts, including sale proceeds, over operating cash expenditures, including acquisition costs.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Resource Income Opportunity REIT, Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$127,820
FINRA filing fee	165,725
Legal	2,000,000
Blue sky expenses	400,000
Accounting	346,000
Advertising & Sales literature	770,000
Issuer and retail seminars	615,000
Printing	1,900,000
Postage and delivery	411,558
Escrow Agent fees	26,250
Transfer Agent fees	785,232
Due diligence expenses	627,789
Telephone	60,000
Other expenses relating to the offering and registration of securities*	2,613,539

Total	$10,848,913

*	Includes personnel costs of Resource IO Advisor, LLC or its affiliates for offering-related matters, including the preparation and distribution of investor reports and marketing materials.

Item 32. Sales to Special Parties

Our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers and their immediate family members, and IRAs and qualified plans of their representatives may also purchase Class I shares in our primary offering and are not subject to the $1 million minimum initial investment generally required to purchase Class I shares. See the “Plan of Distribution” section of the prospectus.

Item 33. Recent Sales of Unregistered Securities

In connection with its organization, on June 25, 2014, the Company issued 14,814.82 shares of its common stock to Resource IO Advisor, LLC (the “Advisor”) at a purchase price of $13.50 per share for an aggregate purchase price of $200,000. The Company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933. On December 30, 2014, the Company paid the sole holder of common stock at the close of business on December 30, 2014, a stock dividend of one-half of a share of Class A common stock for each outstanding share of common stock, resulting in Resource IO Advisor, LLC owning 22,222.68 shares of the Company’s Class A common stock as of such date. On February 9, 2016, the Company filed Articles of Amendment providing that every 1.0778 shares of its outstanding Class A common stock shall be changed into one issued and outstanding Class A share of common stock. On March 23, 2016, the Company paid each stockholder of Class A shares at the close of business on March 22, 2016, a stock dividend of .0778 shares of Class A common stock for each outstanding Class A share that he or she held. As a result, the Advisor owned 22,222.68 shares of the Company’s Class A common stock as of such date.

Item 34. Indemnification of Directors and Officers

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law and our charter.

Maryland law permits us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting form (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established.

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations contained in Maryland law, our charter limited directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expense in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision neither reduces the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following conditions are met: (i) the indemnified person has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the indemnified person was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders.

Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, or the SEC, and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to our directors and to our advisor and its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the person seeking indemnification provides the Company with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification, and (iv) the person seeking indemnification undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements.

The following financial statements are incorporated into this registration statement by reference:

•	The consolidated financial statements and financial statement schedules of the Company included in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 29, 2018.

•	The Statement of Revenues and Certain Operating Expenses of the Sunnyside Property contained in the Company’s Current Report on Form 8-K/A filed with the SEC on January 18, 2017.

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit	Description

1.1	Fourth Amended & Restated Dealer Manager Agreement, including Form of Selected Dealer Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed August 1, 2017)

3.1	Third Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 1, 2017)

3.4	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (File No. 333-201842) filed February 3, 2015)

4.1*	Form of Subscription Agreement, included as Appendix A to the prospectus

4.2*	Amended & Restated Distribution Reinvestment Plan, included as Appendix B to the prospectus

4.3	Escrow Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (File No. 333-201842) filed June 1, 2015)

5.1	Form of Opinion of Venable LLP re legality (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 3 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-201842) filed August 1, 2017)

8.1	Opinion of Alston & Bird, LLP re tax matters (incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 3 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-201842) filed August 1, 2017)

10.1	Second Amended & Restated Advisory Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed August 1, 2017)

10.2	Second Amended & Restated Agreement of Limited Partnership of Resource IO OP, LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed August 1, 2017)

10.3	Resource Innovation Office REIT, Inc. Amended & Restated 2015 Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed October 2, 2015)

10.4	Resource Innovation Office REIT, Inc. Amended & Restated Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed October 2, 2015)

10.5	Purchase and Sale Agreement, dated as of September 13, 2016, by and between Sunnyside Commons LLC and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 10, 2016)

10.6	Promissory Note by RRE Sunnyside Holdings, LLC in favor of MB Financial Bank, dated November 22, 2016 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 18, 2017)

10.7	Independent Directors Restricted Stock Award Certificate (incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 5 to the Company’s Registration Statement of Form S-11 (File No. 333-201842) filed February 21, 2017)

10.8	Promissory Note by the Company in favor of Resource IO Advisor, LLC, dated July 27, 2017 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed August 1, 2017)

Exhibit	Description

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to Pre-Effective Amendment No. 3 to Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 (File No. 333-201842) filed August 1, 2017)

23.1	Consent of Venable LLP and Alston & Bird LLP (included in Exhibits 5.1 and 8.1, respectively)

23.2*	Consent of Grant Thornton, LLP

23.3*	Consent of Turner, Stone & Company, LLP

24.1	Power of Attorney of Alan F. Feldman, Steven R. Saltzman, David K. Blatt, Andrew Ceitlin, Harvey G. Magarick and Eric Mallory (included on the signature page to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-201842) filed April 16, 2015 and incorporated by reference herein)

24.2	Power of Attorney of Robert C. Lieber (included on the signature page of Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-201842) filed February 21, 2017 and incorporated by reference herein)

*	Filed herewith.

Item 37. Undertakings

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e) The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 16th day of April, 2018.

Resource Income Opportunity REIT, Inc.

By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Alan F. Feldman Alan F. Feldman	Chief Executive Officer and Director (Principal Executive Officer)	April 16, 2018

/s/ Steven R. Saltzman Steven R. Saltzman	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	April 16, 2018

* David K. Blatt	Director	April 16, 2018

* Andrew Ceitlin	Director	April 16, 2018

* Robert C. Lieber	Director	April 16, 2018

* Eric Mallory	Director	April 16, 2018

* Harvey G. Magarick	Director	April 16, 2018

*By:	/s/ Alan F. Feldman
Alan F. Feldman, as attorney-in-fact